Filed Pursuant to Rule 424(b)(3)
Registration No. 333-186073

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
SUPPLEMENT NO. 4 DATED AUGUST 28, 2014
TO THE PROSPECTUS DATED FEBRUARY 26, 2014

This document supplements, and should be read in conjunction with, our prospectus dated February 26, 2014. This Supplement No. 4 supersedes and replaces all prior supplements to our prospectus. On August 8, 2014, we filed with the United States Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014. This Quarterly Report (excluding the exhibits thereto) is attached as Annex A to this Supplement No. 4. Unless otherwise defined in this Supplement No. 4, capitalized terms used have the same meanings as set forth in our prospectus. The purpose of this Supplement No. 4 is to disclose:

•	the status of our public offering;

•	updates to the suitability standards applicable to New Jersey investors;

•	our process for the admission of stockholders and revised subscription instructions for shares of our common stock;

•
our acquisitions of DeKalb Professional Center located in Lithonia, Georgia; Country Club MOB located in Stockbridge, Georgia; and Acworth Medical Complex located in Acworth, Georgia; and our potential acquisitions of Wichita KS MOB located in Wichita, Kansas; Lee's Summit MO MOB located in Lee's Summit, Missouri; Delta Valley ALF Portfolio located in Batesville and Cleveland, Mississippi; and Carolina Commons MOB located in Fort Mill, South Carolina;

•	the adoption of an asset allocation policy by one of our co-sponsors;

•	the declaration of distributions to our stockholders;

•	updates to the “Risk Factors” section of our prospectus;

•	a new “Selected Financial Data” section of our prospectus;

•	a new “Our Performance” section of our prospectus;

•	a loan agreement with Bank of America, N.A.;

•	stock purchase plans entered into by several executive officers, officers and other personnel;

•	revisions to the “Management of Our Company - Investment Committee” section of our prospectus;

•	updates to the “Compensation Table” section of our prospectus;

•	revisions to the “Conflicts of Interest - Interests in Other Real Estate Programs” section of our prospectus;

•	updates to the “Prior Performance Summary” section of our prospectus;

•	updates to our policy regarding the valuation of our properties and other assets;

•	an update to the “Distribution Reinvestment Plan” section of our prospectus;

•	updates to the “Share Repurchase Plan” section of our prospectus;

•	revisions to the “Plan of Distribution - Dealer Manager and Participating Broker-Dealer Compensation and Terms” section of our prospectus;

•	updates to the Prior Performance Tables attached as Exhibit A to our prospectus;

•	a revised form of our Subscription Agreement, as disclosed in Exhibit B to our prospectus; and

•	our updated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, as disclosed in Annex A.
Status of Our Public Offering

We commenced our initial public offering of shares of our common stock on February 26, 2014. On May 12, 2014, the conditions of our minimum offering amount were satisfied, and we admitted our initial subscribers as stockholders. On June 10, 2014, the conditions of our minimum offering in Washington were satisfied, and as of such date, we were able to admit Washington subscribers as stockholders. On August 5, 2014, the conditions of our minimum offering in Pennsylvania were satisfied, and as of such date, we were able to admit Pennsylvania subscribers as stockholders.

As of August 22, 2014, we had received and accepted subscriptions in this offering for 12,891,828 shares of our common stock, or approximately $128,549,000 excluding shares of our common stock issued pursuant to our distribution reinvestment plan, or DRIP. As of August 22, 2014, approximately $1,621,451,000 in shares of our common stock remained available for sale to the public pursuant to this offering, excluding shares available pursuant to the DRIP. We will sell shares of our common stock in this offering until the earlier of February 26, 2016, or the date on which the maximum offering amount has been sold; provided however, that our board of directors may extend this offering for an additional year or as otherwise permitted under applicable law.

Suitability Standards for New Jersey Investors

The suitability standards applicable to New Jersey investors stated in the thirteenth paragraph of the “Suitability Standards - General” section beginning on page i of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

New Jersey - An investor must have, excluding the value of the investor’s home, furnishings and automobiles, either (1) a liquid net worth of at least $350,000 or (2) a gross annual income of at least $85,000 and a liquid net worth of at least $150,000. In addition, an investor’s investment in shares of our common stock, shares of affiliated programs and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) cannot exceed 10.0% of that investor’s liquid net worth. For purposes of these suitability standards for investors in New Jersey, liquid net worth is defined as that portion of an investor’s total net worth (total assets exclusive of home, furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

Admission of Stockholders and Subscription Instructions

The “How to Subscribe” section on page iv of our prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

Investors who meet the suitability standards described herein may subscribe for shares of our common stock as follows:

•	Review this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the Subscription Agreement. A specimen copy of the Subscription Agreement is included in this prospectus as Exhibit B.

•	Deliver your check for the full purchase price of the shares of our common stock being subscribed for, along with a completed, executed Subscription Agreement, to your participating broker-dealer.

•	Make your check payable to “Griffin-American Healthcare REIT III, Inc.”

By executing the Subscription Agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the minimum income and net worth standards we have established.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription, in whole or in part. An approved custodian or trustee must process and forward to us subscriptions made through IRAs, Keogh plans, 401(k)

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plans and other tax-deferred plans. See the “Suitability Standards” and the “Plan of Distribution - Subscription Process” sections of this prospectus for additional details on how you can subscribe for shares of our common stock.

The first paragraph of the “Plan of Distribution - Subscription Process” section beginning on page 177 of our prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

To purchase shares of our common stock in this offering, you must complete and sign a subscription agreement similar to the one contained in this prospectus as Exhibit B. After you become a stockholder, you may purchase additional shares of our common stock by completing and signing an additional investment subscription agreement similar to the one contained in this prospectus as part of Exhibit B. You should pay for your shares of our common stock by delivering a check for the full purchase price of the shares of our common stock, payable to “Griffin-American Healthcare REIT III, Inc.”

Acquisitions

The following information should be read in conjunction with the “Prospectus Summary - Description of Investments” section on page 7 of our prospectus and the “Investment Objectives, Strategy and Criteria - Real Estate Acquisitions” section beginning on page 78 of our prospectus:

Acquired Properties

As of August 15, 2014, we completed three acquisitions comprising three properties, or five buildings, and approximately 75,000 square feet of gross leasable area, or GLA, for an aggregate purchase price of $12,130,000, all in Georgia, as listed below:

Acquisition (1)	Type	GLA (Sq Ft)	Occupancy	Date Acquired	Contract Purchase Price	Property Taxes (2)	Location
DeKalb Professional Center	Medical Office	19,000	81.2%	06/06/14	$2,830,000	$20,000	Lithonia, GA
Country Club MOB	Medical Office	17,000	84.1%	06/26/14	2,775,000	27,000	Stockbridge, GA
Acworth Medical Complex	Medical Office	39,000	82.7%	07/02/14	6,525,000	28,000	Acworth, GA
Total/weighted average		75,000	82.7%		$12,130,000	$75,000
__________
(1) We own 100% of our properties acquired.
(2) Represents the real estate taxes on the property for 2013.

We financed the purchases of DeKalb Professional Center, Country Club MOB and Acworth Medical Complex using funds raised through this offering. We paid our advisor and its affiliates an acquisition fee of 2.25% of the contract purchase price of each property, which was paid as follows: (i) in cash equal to 2.00% of the contract purchase price; and (ii) the remainder in shares of our common stock in an amount equal to 0.25% of the contract purchase price, at $9.00 per share, the established offering price as of the date of closing, net of selling commissions and dealer manager fees. AHI Management Services, Inc., a subsidiary of American Healthcare Investors LLC, our co-sponsor and the managing member of our advisor, will provide property management oversight services and receive a property management oversight fee of 1.5% of the gross monthly cash receipts with respect to each of DeKalb Professional Center, Country Club MOB and Acworth Medical Complex. Among other things, AHI Management Services, Inc., or AHI Management Services, has the authority to negotiate and enter into leases of our properties on our behalf (in substantial conformance with approved lending parameters and the operating plan), to incur costs and expenses, to pay property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. Other affiliates of ours may receive additional fees or other compensation as a result of our property acquisitions in accordance with the compensation provisions described in our prospectus.

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The table below describes the average occupancy rate and the average effective annual rental rate per leased square foot of our portfolio for each of the last four years ended December 31, 2013 and as of August 15, 2014, for which we owned properties:

	2010(1)	2011(1)	2012(1)	2013(1)	2014(2)
Occupancy Rate	N/A	N/A	N/A	N/A	82.7%
Average Effective Annual Rental Rate per Leased Square Foot	N/A	N/A	N/A	N/A	$13.79
__________
(1) We were initially capitalized on January 11, 2013 and therefore we consider that our date of inception. We purchased our first property on June 6, 2014.
(2) Based on leases in effect as of August 15, 2014.

As of August 15, 2014, the following two tenants accounted for 10.0% or more of the GLA of our portfolio of properties:

Tenant	Effective Annual Rental Rate per Square Foot	GLA (Sq Ft)	Lease Expiration	Renewal Options	Principal Nature of the Business
Emory Specialty Associates, LLC	$18.25	16,000	10/31/20 and 01/31/21	Two 5-year renewals	Multi-specialty clinic
Eldercare Pharmacy	$16.00	10,000	06/30/20	One renewal; terms to be negotiated	Pharmacy

The following table sets forth the lease expirations of our property portfolio for the next ten years, including the number of leases that will expire in the applicable year, the total area in square feet covered by such leases and the annual base rent and percentage of annual base rent represented by such leases as of August 15, 2014:

	Number of Expiring Leases	Total Sq. Ft. of Expiring Leases	Annual Base Rent Under Expiring Leases	% of Annual Base Rent Represented by Expiring Leases
2014	—	—	$—	—%
2015	1	4,000	80,000	7.1
2016	—	—	—	—
2017	1	3,000	48,000	4.2
2018	2	9,000	155,000	13.6
2019	1	3,000	48,000	4.2
2020	3	24,000	500,000	44.0
2021	3	11,000	175,000	15.4
2022	1	3,000	51,000	4.5
2023	1	5,000	79,000	7.0
2024	—	—	—	—
Thereafter	—	—	—	—
Total	13	62,000	$1,136,000	100%
Currently, we have no plans for any significant renovations, improvements or development with respect to any of our properties over the next few years. We believe that each of our properties is adequately covered by insurance and is suitable for its intended purpose.

Our medical office buildings face competition from nearby medical office buildings and healthcare-related facilities that provide comparable services.

Acquisition of DeKalb Professional Center

On June 6, 2014, we acquired DeKalb Professional Center, a multi-tenant medical office building located in Lithonia, Georgia for an aggregate purchase price of $2,830,000, plus closing costs, from an unaffiliated third party. DeKalb Professional Center is a single-story, approximately 19,000-square-foot, medical office building that was built in 2008 and is located one mile west of DeKalb Medical Hillandale, a 100-bed acute care hospital. As of August 2014, DeKalb Professional Center is approximately 81.2% leased to four tenants, the two largest of which are RMS Lifeline and The Emory Clinic.

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Medical services provided at DeKalb Professional Center include: heart and vascular diagnostic testing, echocardiography services and nuclear stress testing, mental health and substance abuse services, vascular care services and dental services.

The following table shows, as of August 2014, the effective annual rental rate per rentable square foot, GLA, lease expiration, renewal options and principal nature of business for the tenants occupying 10.0% or more of the GLA of DeKalb Professional Center:

Tenant	Effective Annual Rental Rate per Square Foot	GLA (Sq Ft)	Lease Expiration	Renewal Options	Principal Nature of Business
RMS Lifeline Inc.	$12.92	7,000	10/31/21	Three 5-year renewals	Vascular care
The Emory Clinic	$16.25	5,000	12/31/18	None	Heart & vascular center
Vanessa Dowdy-Sigur DDS	$15.85	3,000	01/31/22	Three 5-year renewals	Dental services

We believe that DeKalb Professional Center is suitable for its intended purpose and adequately covered by insurance, and we do not intend to make significant repairs or improvements to DeKalb Professional Center over the next few years. DeKalb Professional Center faces competition from a variety of both on and off-campus medical office buildings in Lithonia and the metropolitan Atlanta area. For federal income tax purposes, we estimate that the depreciable basis in DeKalb Professional Center will be approximately $2,519,000. For federal income tax purposes, we depreciate land improvements and buildings based upon an estimated useful life of 40 years. For 2013, DeKalb Professional Center paid real estate taxes of approximately $20,000 at a rate of 1.90%.

Acquisition of Country Club MOB

On June 26, 2014, we acquired Country Club MOB, a multi-tenant medical office building located in Stockbridge, Georgia, for an aggregate purchase price of $2,775,000, plus closing costs, from an unaffiliated third party. Country Club MOB is a two-story, approximately 17,000-square-foot, medical office building that was built in 2002 and located in a heavy medical-centric corridor surrounding the campus of Piedmont Henry Hospital. As of August 2014, Country Club MOB is approximately 84.1% leased to four tenants, the two largest of which are Miller & Gaines, P.C. and John E. Chaney. Medical services provided at Country Club MOB include: oral and maxillofacial surgery services, dental implant care, family dentistry, comprehensive family eye care, cataract and laser surgery, an optical shop and a legal practice.

The following table shows, as of August 2014, the effective annual rental rate per rentable square foot, GLA, lease expiration, renewal options and principal nature of business for the tenants occupying 10.0% or more of the GLA of Country Club MOB:

Tenant	Effective Annual Rental Rate per Square Foot	GLA (Sq Ft)	Lease Expiration	Renewal Options	Principal Nature of Business
John E. Chaney, PC	$20.05	4,000	03/31/15	N/A	Dental services
Miller & Gaines, PC	$16.74	4,000	12/31/18	N/A	Legal practice
Robert T. Goetzinger MD, PC	$16.00	3,000	11/30/17	N/A	Eye Care & Optical Shop
Oral Surgery Associates & Dental Implant Center, PC	$15.45	3,000	12/31/19	One 5-year renewal	Oral Surgery

We believe that Country Club MOB is suitable for its intended purpose and adequately covered by insurance, and we do not intend to make significant repairs or improvements to Country Club MOB over the next few years. Country Club MOB faces competition from a variety of both on and off-campus medical office buildings in Stockbridge and the metropolitan Atlanta area. For federal income tax purposes, we estimate that the depreciable basis in Country Club MOB will be approximately $2,618,000. For federal income tax purposes, we depreciate land improvements and buildings based upon an estimated useful life of 40 years. For 2013, Country Club MOB paid real estate taxes of approximately $27,000 at a rate of 1.62%.

Acquisition of Acworth Medical Complex

On July 2, 2014, we acquired Acworth Medical Complex, a multi-tenant medical office building located in Acworth, Georgia, for an aggregate purchase price of $6,525,000, plus closing costs, from unaffiliated third parties. Acworth Medical Complex is an approximately 39,000-square-foot, medical office building that was originally constructed between 1945 and

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1974 but underwent a major renovation in 2009. With the nearest hospital located 13 miles south in Marietta, Georgia, Acworth Medical Complex provides much needed medical services to the area and the community. As of August 2014, Acworth Medical Complex is approximately 82.7% leased to four tenants, the two largest of which are Emory Specialty Associates, LLC, a wholly owned subsidiary of Emory Healthcare, and Eldercare Pharmacy. Medical services provided at Acworth Medical Complex include: pharmacy consulting, nurse consulting, medical records, cardiac imaging, dispensing, cancer care, transplants, urology and pain management, internal medicine, neurology, neurosurgery, orthopedics, spine care, sports medicine, liver disease and oral surgery.

The following table shows, as of August 2014, the effective annual rental rate per rentable square foot, GLA, lease expiration, renewal options and principal nature of business for the tenants occupying 10.0% or more of the GLA of Acworth Medical Complex:

Tenant	Effective Annual Rental Rate per Square Foot	GLA (Sq Ft)	Lease Expiration	Renewal Options	Principal Nature of Business
Emory Specialty Associates, LLC	$18.25	16,000	10/31/20 and 01/31/21	Two 5-year renewals	Multi-specialty clinic
Eldercare Pharmacy	$16.00	10,000	06/30/20	One renewal; terms to be negotiated	Pharmacy
Lacey Drug Co.	$14.20	5,000	07/31/23	Two 5-year renewals	Pharmacy

We believe that Acworth Medical Complex is suitable for its intended purpose and adequately covered by insurance, and we do not intend to make significant repairs or improvements to Acworth Medical Complex over the next few years. Acworth Medical Complex faces competition from a variety of both on and off-campus medical office buildings in Cobb County and the northwestern metropolitan Atlanta area. For federal income tax purposes, we estimate that the depreciable basis in Acworth Medical Center will be approximately $6,102,000. For federal income tax purposes, we depreciate land improvements and buildings based upon an estimated useful life of 40 years. For 2013, Acworth Medical Center paid real estate taxes of approximately $28,000 at a rate of 1.20%.

Depreciation
As of August 15, 2014, for federal income tax purposes, our depreciable basis in our acquired properties was approximately $11,239,000 in total. For federal income tax purposes, we depreciate land improvements and buildings based upon an estimated useful life of 40 years.

Potential Acquisitions

We, through our subsidiaries, entered into purchase and sale agreements for the acquisition of the following properties from unaffiliated third parties:

Property Name	Type of Property	GLA (Sq Ft)	Current Occupancy	Contract Purchase Price	Date of Purchase Agreement	Location
Wichita KS MOB	Medical Office	39,000	100%	$8,800,000	07/24/14	Wichita, KS
Lee's Summit MO MOB	Medical Office	39,000	89.0%	6,750,000	08/07/14	Lee's Summit, MO
Delta Valley ALF Portfolio	Senior Housing	76,000	100%	13,345,000	08/18/14	Batesville and Cleveland, MS
Carolina Commons MOB	Medical Office	58,000	87.0%	12,000,000	08/21/14	Fort Mill, SC
Total		212,000		$40,895,000

We expect that AHI Management Services will provide property management oversight services and receive a property management oversight fee of 1.5% of the gross monthly cash receipts with respect to each of Wichita KS MOB, Lee's Summit MO MOB and Carolina Commons MOB and a property management oversight fee of 1.0% of the gross monthly cash receipts for Delta Valley ALF Portfolio.

We intend to finance the purchases of Wichita KS MOB, Lee's Summit MO MOB and Delta Valley ALF Portfolio from funds raised through this offering. We intend to finance the purchase of Carolina Commons MOB through the assumption of a loan and the remainder from funds raised through this offering. We also anticipate paying an acquisition fee of 2.25% of the purchase price of each property to our advisor and its affiliates in connection with the acquisition of such properties. We

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anticipate closing these potential acquisitions in the third quarter of 2014; however, we can give no assurance that the closings will occur within this timeframe, or at all. These potential acquisitions are subject to substantial conditions to closing. Our decision to consummate the acquisitions will generally depend upon:

•	the satisfaction of the conditions to each of the acquisitions contained in the relevant agreements;

•	no material adverse change occurring relating to each of the properties, the tenants or in the local economic conditions;

•	our receipt of sufficient net proceeds from this offering and financing proceeds to make each of these acquisitions; and

•	our receipt of satisfactory due diligence information, including appraisals, environmental reports and lease information.

Due to the considerable conditions that must be satisfied in order to acquire each of these properties, we cannot give any assurances that the closing of any of these acquisitions is probable.

In evaluating each of these properties as potential acquisitions and determining the appropriate amount of consideration to be paid for each property, we have considered a variety of factors including the overall valuation of net operating income, location, demographics, quality of tenants, length of leases, price per square foot, occupancy and the fact that the overall rental rate at each property is comparable to market rates. We believe that each of these properties is well located, well maintained and has been professionally managed. Each property will be subject to competition from similar medical office buildings within its market area, and its economic performance could be affected by changes in local economic conditions. We have not considered any other factors materially relevant to our decision to acquire these properties.

Asset Allocation Policy

The following information should be read in conjunction with the discussion contained in the “Prospectus Summary - Conflicts of Interest” section on page 10 of the prospectus and the “Conflicts of Interest - Certain Conflict Resolution Restrictions and Procedures” section on page 107 of our prospectus:

On April 10, 2014, American Healthcare Investors, acting as managing member of our advisor and Griffin-American Healthcare REIT Sub-Advisor, LLC, which has been delegated the advisory duties for Griffin-American Healthcare REIT II, Inc., or GA Healthcare REIT II, another publicly registered non-traded healthcare REIT co-sponsored by American Healthcare Investors, adopted an asset allocation policy to allocate property acquisitions among us and GA Healthcare REIT II. Pursuant to the asset allocation policy, American Healthcare Investors will allocate potential investment opportunities to us and GA Healthcare REIT II based on the consideration of the following factors for each company: (i) whether the investment fits within its investment objectives; (ii) the availability of cash and/or financing to acquire the investment; (iii) the financial impact in terms of investment size, leverage, transaction structure, anticipated cash flows, earnings and distributions; (iv) strategic advantages such as an existing relationship with a tenant, operator or hospital, or a significant geographic presence in the area of the investment; (v) geographic, asset class, or tenant concentration or diversification; and (vi) income tax effects.

After consideration and analysis of such factors, if American Healthcare Investors determines that the investment opportunity is suitable for both companies, then: (i) we will have priority for investment opportunities of $20 million or less, until such time as we reach $500 million in aggregate assets (based on contract purchase price); and (ii) GA Healthcare REIT II will have priority for (a) investment opportunities of $100 million or greater and (b) international investments, until such time as GA Healthcare REIT II reaches 30% portfolio leverage (calculated by dividing debt by contract purchase price and based on equity existing as of January 1, 2014). In the event all acquisition allocation factors have been exhausted and an investment opportunity remains equally suitable for us and GA Healthcare REIT II, the investment opportunity will be offered to the company that has had the longest period of time elapse since it was offered an investment opportunity. However, on August 5, 2014, GA Healthcare REIT II entered into an Agreement and Plan of Merger with Northstar Realty Finance Corp., or NorthStar. The consummation of the merger is subject to certain covenants and closing conditions. One of the covenants contained in the Agreement and Plan of Merger restricts the ability of GA Healthcare REIT II to make additional investments that are not approved by NorthStar. As a result, GA Healthcare REIT II does not anticipate approving new investments while the merger is pending, and American Healthcare Investors and the sub-advisor of GA Healthcare REIT II do not anticipate submitting additional material investment opportunities to GA Healthcare REIT II while the merger is pending.

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The asset allocation policy initially applied until June 30, 2014. On June 23, 2014, the asset allocation policy was renewed for another 30 days and subject to successive automatic 30-day renewals until terminated upon notice by American Healthcare Investors, our board of directors or the board of directors of GA Healthcare REIT II.

The following information should be read in conjunction with the discussion contained in the “Risk Factors - Risks Related to Conflicts of Interest” section beginning on page 31 of our prospectus:

We may compete with other programs sponsored by our co-sponsors for investment opportunities, and American Healthcare Investors has adopted an asset allocation policy pursuant to which we will not have priority with respect to certain investment opportunities. As a result, we may be unable to find suitable investments, or our advisor may not cause us to invest in favorable investment opportunities, which may reduce our returns on our investments.

Griffin Capital Corporation, or Griffin Capital, and American Healthcare Investors are currently the co-sponsors for other publicly held, non-traded REITs, including GA Healthcare REIT II, and are not precluded from sponsoring other real estate programs in the future. As a result, we may be buying properties at the same time as one or more other Griffin Capital or American Healthcare Investors programs that are managed or advised by affiliates of our advisor. Officers and employees of our advisor may face conflicts of interest in allocating investment opportunities between us and these other programs. Therefore, American Healthcare Investors, acting as managing member of both our advisor and the sub-advisor of GA Healthcare REIT II, adopted an asset allocation policy to allocate potential investment opportunities among us and GA Healthcare REIT II based on the consideration of certain factors for each company such as investment objectives, the availability of cash and/or financing to acquire the investment; financial impact; strategic advantages; concentration and/or diversification; and income tax effects. After consideration and analysis of such factors, if American Healthcare Investors determines that the investment opportunity is suitable for both companies, then: (i) we will have priority for investment opportunities of $20 million or less, until such time as we reach $500 million in aggregate assets (based on contract purchase price); and (ii) GA Healthcare REIT II will have priority for (a) investment opportunities of $100 million or greater and (b) international investments, until such time as GA Healthcare REIT II reaches 30% portfolio leverage (calculated by dividing debt by contract purchase price and based on equity existing as of January 1, 2014). In the event all acquisition allocation factors have been exhausted and an investment opportunity remains equally suitable for us and GA Healthcare REIT II, the investment opportunity will be offered to the company that has had the longest period of time elapse since it was offered an investment opportunity. The asset allocation policy initially applied until June 30, 2014, but was renewed on June 23, 2014 for another 30 days and is subject to successive automatic 30-day renewals until terminated upon notice by American Healthcare Investors, our board of directors or the board of directors of GA Healthcare REIT II. Because of this asset allocation policy, qualified investment opportunities may be rendered unavailable for acquisition by us, and therefore, we may be unable to find suitable investments as a result of this asset allocation policy, which could cause the returns on your investments to suffer.

In addition, our advisor may select properties for us that provide lower returns to us than properties that its affiliates select to be purchased by another Griffin Capital or American Healthcare Investors program. We are subject to the risk that as a result of the conflicts of interest between us, our advisor or programs managed by their affiliates, our advisor may not cause us to invest in favorable investment opportunities that our advisor locates when it would be in our best interest to make such investments. As a result, we may invest in less favorable investments, which may reduce our returns on our investments and ability to pay distributions.

Declaration of Distributions

The following information should be read in conjunction with the discussion contained in the “Prospectus Summary - Distribution Policy” section on page 18 of our prospectus and the “Description of Capital Stock - Distribution Policy” section beginning on page 158 of our prospectus:

On April 10, 2014, our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period from the date we received and accepted subscriptions aggregating at least the minimum offering of $2,000,000 in shares of our common stock pursuant to this offering, which occurred on May 14, 2014, or the Commencement Date, through June 30, 2014. This authorization is a result of our advisor advising us that it intends to waive a combination of certain acquisition fees and/or asset management fees, or collectively, the Advisory Fees, that may otherwise be due to our advisor under our Advisory Agreement dated February 26, 2014, in order to provide us with additional funds to pay distributions to our stockholders. Our advisor agreed to waive the Advisory Fees only until such time as the amount of such waived Advisory Fees is equal to the amount of distributions payable to our stockholders for the period beginning on the Commencement Date and ending on the date we acquired our first property or real estate-related investment, which occurred on

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June 6, 2014. Our advisor will not receive any additional securities, shares of our stock, or any other form of consideration or any repayment as a result of the waiver of such Advisory Fees.

On June 23, 2014, our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on July 1, 2014 and ending on September 30, 2014.

All distributions were or will be calculated based on 365 days in the calendar year and were or will be equal to $0.001643836 per share of our common stock. These distributions were or will be aggregated and paid in cash or shares of our common stock pursuant to the DRIP monthly in arrears. The distributions declared for each record date in the May 2014, June 2014, July 2014, August 2014 and September 2014 periods were or will be paid in June 2014, July 2014, August 2014, September 2014 and October 2014, respectively. The distributions declared for each record date were or will be paid only from legally available funds.

Risk Factors

The following information should be read in conjunction with the discussion contained in the “Risk Factors - Investment Risks” section beginning on page 21 of our prospectus:

We have experienced losses in the past, and we may experience additional losses in the future.

Historically, we have experienced net losses (calculated in accordance with GAAP) and we may not be profitable or realize growth in the value of our investments. Many of our losses can be attributed to start-up costs, general and administrative expenses, depreciation and amortization, as well as acquisition expenses incurred in connection with purchasing properties or making other investments. For a further discussion of our operational history and the factors affecting our losses, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

The “Risk Factors - Investment Risks - There is no public market for the shares of our common stock. Therefore, it will be difficult for you to sell your shares of our common stock and, if you are able to sell your shares of our common stock, you will likely sell them at a substantial discount” section on page 21 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

There is no public market for the shares of our common stock. Therefore, it will be difficult for you to sell your shares of our common stock and, if you are able to sell your shares of our common stock, you will likely sell them at a substantial discount.

There currently is no public market for shares of our common stock. We do not expect a public market for our stock to develop prior to the listing of the shares of our common stock on a national securities exchange, which we do not expect to occur in the near future and which may not occur at all. Additionally, our charter contains restrictions on the ownership and transfer of shares of our stock, and these restrictions may inhibit your ability to sell your shares of our common stock. Our charter provides that no person may own more than 9.9% in value of our issued and outstanding shares of capital stock or more than 9.9% in value or in number of shares, whichever is more restrictive, of the issued and outstanding shares of our common stock. Any purported transfer of the shares of our common stock that would result in a violation of either of these limits will result in such shares being transferred to a trust for the benefit of a charitable beneficiary or such transfer being declared null and void. We have adopted a share repurchase plan, but it is limited in terms of the amount of shares of our common stock which may be repurchased annually and is subject to our board of directors’ discretion. Our board of directors may also amend, suspend, or terminate our share repurchase plan upon 30 days’ written notice. Therefore, it will be difficult for you to sell your shares of our common stock promptly or at all. If you are able to sell your shares of our common stock, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that, at the time we make our investments, the amount of funds available for investment may be reduced by up to 12.0% of the gross offering proceeds, which will be used to pay selling commissions, a dealer manager fee and other organizational and offering expenses. We also will be required to use gross offering proceeds to pay acquisition fees, acquisition expenses and asset management fees. Unless our aggregate investments increase in value to compensate for these fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares of our common stock, whether pursuant to our share repurchase plan or otherwise, without incurring a substantial loss. We cannot assure you that your shares of our common stock will ever appreciate in value to equal the price you paid for your shares of our common stock. Therefore, you should consider the purchase of shares of our common stock as illiquid and a long-term investment, and you must be prepared to hold your shares of our common stock for an indefinite length of time.

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The “Risk Factors - Investment Risks - We may not have sufficient cash available from operations to pay distributions, and therefore, we may pay distributions from the net proceeds of this offering, from borrowings in anticipation of future cash flows or from other sources. Any such distributions may reduce the amount of capital we ultimately invest in assets, may negatively impact the value of your investment and may cause subsequent investors to experience dilution" section on page 23 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:
We may not have sufficient cash available from operations to pay distributions, and therefore, we may pay distributions from the net proceeds of this offering, from borrowings in anticipation of future cash flows or from other sources. Any such distributions may reduce the amount of capital we ultimately invest in assets, may negatively impact the value of your investment and may cause subsequent investors to experience dilution.
Distributions payable to our stockholders may include a return of capital, rather than a return on capital, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (i) cause us to be unable to pay our debts as they become due in the usual course of business; or (ii) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences. The actual amount and timing of distributions will be determined by our board of directors in its sole discretion and typically will depend on the amount of funds available for distribution, which will depend on items such as our financial condition, current and projected capital expenditure requirements, tax considerations and annual distribution requirements needed to qualify as a REIT. As a result, our distribution rate and payment frequency vary from time to time.
We have used net proceeds from this offering and our advisor has waived certain fees payable to them as discussed below, and in the future, may use the net proceeds from this offering, borrowed funds, or other sources, to pay cash distributions to our stockholders in order to qualify as a REIT, which may reduce the amount of proceeds available for investment and operations, cause us to incur additional interest expense as a result of borrowed funds or cause subsequent investors to experience dilution. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our current and accumulated earnings and profits, the excess amount will be deemed a return of capital.
On April 10, 2014, our board of directors authorized a daily distribution to be paid to our stockholders of record as of the close of business on each day of the period from the date we receive and accept subscriptions aggregating at least the minimum offering, or the Commencement Date, through June 30, 2014, as a result of our advisor advising us that it intended to waive a combination of certain acquisition fees and/or asset management fees, or collectively, the Advisory Fees, that may otherwise be due to our advisor pursuant to the Advisory Agreement, in order to provide us with additional funds to pay distributions to our stockholders. Our advisor had agreed to waive the Advisory Fees only until such time as the amount of such waived Advisory Fees was equal to the amount of distributions payable to our stockholders for the period commencing on the Commencement Date and ending on the date we acquired our first property or real estate-related investment.
Having raised the minimum offering in May 2014, the distributions declared for each record date in the May 2014 and June 2014 periods were paid in June 2014 and July 2014, respectively, from legally available funds. We acquired our first property on June 6, 2014, and as such, our advisor will waive Advisory Fees equal to the amount of distributions payable from May 14, 2014 through June 5, 2014. Our advisor did not receive any additional securities, shares of our stock, or any other form of consideration or any repayment as a result of the waiver of such Advisory Fees.
On June 23, 2014, our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on July 1, 2014 and ending on September 30, 2014. The distributions declared for each record date in the July 2014, August 2014 and September 2014 periods will be paid in August 2014, September 2014 and October 2014, respectively, only from legally available funds.
The distributions are calculated based on 365 days in the calendar year and are equal to $0.001643836 per share of our common stock. The distributions are aggregated and paid in cash or shares of our common stock pursuant to the DRIP monthly in arrears.

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We did not pay any distributions for the period from January 11, 2013 (Date of Inception) through December 31, 2013. The distributions paid for the six months ended June 30, 2014, along with the amount of distributions reinvested pursuant to the DRIP and the sources of our distributions as compared to cash flows from operations were as follows:

	Six Months Ended
	June 30, 2014
Distributions paid in cash	$13,000
Distributions reinvested	11,000
	$24,000
Sources of distributions:
Cash flows from operations	$—	—%
Waiver of fees by our advisor	2,000	8.3
Offering proceeds	22,000	91.7
	$24,000	100%
Under GAAP, acquisition related expenses are expensed, and therefore, subtracted from cash flows from operations. However, these expenses may be paid from offering proceeds or debt.
Our distributions of amounts in excess of our current and accumulated earnings and profits have resulted in a return of capital to our stockholders, and all or any portion of a distribution to our stockholders may be paid from offering proceeds. The payment of distributions from our offering proceeds could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.
As of June 30, 2014, we did not have any amount payable to our advisor or its affiliates that would be paid from cash flows from operations in the future.
As of June 30, 2014, no amounts due to our advisor or its affiliates had been deferred, waived or forgiven other than the $2,000 in asset management fees waived by our advisor as discussed above. Other than the waiver of Advisory Fees by our advisor to provide us with additional funds to pay initial distributions to our stockholders through June 5, 2014, our advisor and its affiliates, including our co-sponsors, will have no obligation to defer or forgive fees owed by us to our advisor or its affiliates or to advance any funds to us. In the future, if our advisor or its affiliates do not defer, waive or forgive amounts due to them, this would negatively affect our cash flows from operations, which could result in us paying distributions, or a portion thereof, using borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.
We did not pay distributions for the period from January 11, 2013 (Date of Inception) through December 31, 2013. The distributions paid for the six months ended June 30, 2014, along with the amount of distributions reinvested pursuant to the DRIP and the sources of our distributions as compared to funds from operations, or FFO, were as follows:

	Six Months Ended
	June 30, 2014
Distributions paid in cash	$13,000
Distributions reinvested	11,000
	$24,000
Sources of distributions:
FFO	$—	—%
Waiver of fees by our advisor	2,000	8.3
Offering proceeds	22,000	91.7
	$24,000	100%
The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations or cause us to incur interest expense as a result of borrowed funds. For a further discussion of FFO, which includes a reconciliation of our GAAP net income (loss) to FFO, see the "Our Performance — Funds from Operations and Modified Funds from Operations" section of this supplement.

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The following information should be read in conjunction with the discussion contained in the “Risk Factors - Risk Related to Investments in Real Estate" section beginning on page 37 of our prospectus:

A significant portion of our annual base rent may be concentrated in a small number of tenants. Therefore, non-renewals, terminations or lease defaults by any of these significant tenants could reduce our net income and limit our ability to make distributions to our stockholders.

As of August 15, 2014, rental payments by Emory Specialty Associates, LLC and RMS Lifeline, Inc. accounted for approximately 43.8% of our annual base rent. The success of our investments materially depends upon the financial stability of the tenants leasing the properties we own. Therefore, a non-renewal after the expiration of a lease term, termination, default or other failure to meet rental obligations by a significant tenant, such as Emory Specialty Associates, LLC and RMS Lifeline, Inc., would significantly lower our net income. These events could cause us to reduce the amount of distributions to our stockholders.

Selected Financial Data

The following information is hereby inserted in the prospectus immediately following the section of our prospectus captioned “Estimated Use of Proceeds” beginning on page 55 of our prospectus:
The following selected financial data as of December 31, 2013 and for the period from January 11, 2013 (Date of Inception) through December 31, 2013 is derived from our audited consolidated financial statements. The selected financial data as of June 30, 2014 and for the six months ended June 30, 2014 is derived from our unaudited consolidated financial statements.
The following selected financial data should be read with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto in our prospectus and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, attached hereto as Annex A. Our historical results are not necessarily indicative of results for any future period. We had limited results of operations for the period from January 11, 2013 (Date of Inception) through December 31, 2013 and for the six months ended June 30, 2014, and therefore our results of operations are not comparable.
The following tables present summarized consolidated financial information, including balance sheet data, statement of operations data, and statement of cash flows data, derived from our consolidated financial statements:

	June 30,	December 31,
Selected Financial Data	2014	2013
BALANCE SHEET DATA:
Total assets	$40,995,000	$202,000
Stockholders’ equity	$39,643,000	$200,000

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	Six Months Ended June 30, 2014	Period from January 11, 2013 (Date of Inception) through December 31, 2013

STATEMENT OF OPERATIONS DATA:
Total revenues	$24,000	$—
Net loss	$(586,000)	$—
Net loss attributable to controlling interest	$(586,000)	$—
Net loss per common share attributable to controlling interest — basic and diluted(1)	$(0.99)	$—
STATEMENT OF CASH FLOWS DATA:		—
Net cash used in operating activities	$(464,000)	$—
Net cash used in investing activities	$(5,702,000)	$—
Net cash provided by financing activities	$38,325,000	$202,000
OTHER DATA:
Distributions declared	$171,000	$—
Distributions declared per share	$0.08	$—
Funds from operations(2)	$(573,000)	$—
Modified funds from operations(2)	$(251,000)	$—
Net operating income(3)	$19,000	$—
______________

(1)
Net income (loss) per common share is based upon the weighted average number of shares of our common stock outstanding. Distributions by us of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholders’ basis in the shares of our common stock to the extent thereof (a return of capital for tax purposes) and, thereafter, as taxable gain. These distributions in excess of earnings and profits will have the effect of deferring taxation of the distributions until the sale of our stockholders’ common stock.

(2)
For additional information on FFO and Modified Funds From Operations, or MFFO, refer to the “Our Performance — Funds From Operations and Modified Funds From Operations” section of this supplement which includes a reconciliation of our GAAP net income (loss) to FFO and MFFO for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through December 31, 2013.

(3)
For additional information on net operating income, refer to the “Our Performance — Net Operating Income” section of this supplement, which includes a reconciliation of our GAAP net income (loss) to net operating income for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through December 31, 2013.

Our Performance

The following information is hereby inserted in the prospectus immediately following the section of our prospectus captioned “Estimated Use of Proceeds” beginning on page 55 of our prospectus and the “Selected Financial Data” section above:

Funds from Operations and Modified Funds from Operations
Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

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The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, which is the case if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist, and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset an impairment charge would be recognized. Testing for impairment charges is a continuous process and is analyzed on a quarterly basis. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that we intend to have a relatively limited term of our operations, it could be difficult to recover any impairment charges through the eventual sale of the property.
Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income (loss).
However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, as items that are expensed as operating expenses under GAAP. We believe these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, we believe that publicly registered, non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed in this prospectus, we will use the proceeds raised in this offering to acquire properties, and we intend to begin the process of achieving a liquidity event (i.e., listing of our shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of our assets, or another similar transaction) within five years after the completion of our offering stage, which is generally comparable to other publicly registered, non-listed REITs. Thus, we do not intend to continuously purchase assets and intend to have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered, non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired and that we consider more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering stage has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non-listed REIT industry. Further, we believe MFFO is useful

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in comparing the sustainability of our operating performance after our offering stage and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering stage has been completed and properties have been acquired, as it excludes acquisition fees and expenses that have a negative effect on our operating performance during the periods in which properties are acquired.
We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to closer to an expected to be received cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. We are responsible for managing interest rate, hedge and foreign exchange risk, and we do not rely on another party to manage such risk. Inasmuch as interest rate hedges will not be a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are based on market fluctuations and may not be directly related or attributable to our operations.
Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses (which includes gains and losses on contingent consideration), amortization of below market leases, change in deferred rent receivables and the adjustments of such items related to redeemable noncontrolling interests. The other adjustments included in the IPA’s Practice Guideline are not applicable to us for the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through December 31, 2013. Acquisition fees and expenses are paid in cash by us, and we have not set aside or put into escrow any specific amount of proceeds from this offering to be used to fund acquisition fees and expenses. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. However, we do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent re-deployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Such fees and expenses will not be reimbursed by our advisor or its affiliates and third parties, and therefore if there are no further proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties, or from ancillary cash flows. Certain acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, if we are not able to raise significant proceeds from this offering, this could result in us paying acquisition fees or reimbursing acquisition expenses due to our advisor and its affiliates, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties, or ancillary cash flows. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of this offering.
Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
We use MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-listed REITs which intend to have limited lives with short and defined acquisition periods and targeted exit

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strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to publicly registered, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of this offering and other financing sources and not from operations. By excluding expensed acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO has limitations as a performance measure in offerings such as ours where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO.
Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

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The following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to FFO and MFFO for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through December 31, 2013:

	Six Months Ended	Period from January 11, 2013 (Date of Inception) through
	June 30, 2014	December 31, 2013
Net loss	$(586,000)	$—
Add:
Depreciation and amortization — consolidated properties	13,000	—
Less:
Net income attributable to redeemable noncontrolling interest	—	—
Depreciation and amortization related to noncontrolling interests	—	—
FFO	$(573,000)	$—

Acquisition related expenses(1)	$324,000	$—
Amortization of below market leases(2)	(1,000)	—
Change in deferred rent receivables(3)	(1,000)	—
Adjustments for redeemable noncontrolling interests(4)	—	—
MFFO	$(251,000)	$—
Weighted average common shares outstanding — basic and diluted	590,701	22,222
Net loss per common share — basic and diluted	$(0.99)	$—
FFO per common share — basic and diluted	$(0.97)	$—
MFFO per common share — basic and diluted	$(0.42)	$—
_________

(1)
In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(2)
Under GAAP, below market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of below market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3)
Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

(4)	Includes all adjustments to eliminate the redeemable noncontrolling interest's share of the adjustments described in Notes (1) - (3) to convert our FFO to MFFO.

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Net Operating Income
As of June 30, 2014, we had completed two acquisitions comprising two buildings. The properties were 82.6% leased as of June 30, 2014. As of December 31, 2013, we had not completed any acquisitions.
The aggregate net operating income for the properties for the six months ended June 30, 2014 was $19,000, as compared to $0 for the period from January 11, 2013 (Date of Inception) through December 31, 2013.
Net operating income is a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization, interest expense and interest income. Acquisition fees and expenses are paid in cash by us, and we do not set aside or put into escrow any specific amount of proceeds from this offering to be used to fund acquisition fees and expenses. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. However, we do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent re-deployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Such fees and expenses are not reimbursed by our advisor or its affiliates and third parties, and therefore if there are no further proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties, or from ancillary cash flows. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, if we are not able to raise significant proceeds from this offering, this could result in us paying acquisition fees or reimbursing acquisition expenses due to our advisor and its affiliates, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties, or ancillary cash flows. As a result, the amount of proceeds available for investment, operations and non-operating expenses would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of this offering.
Net operating income is not equivalent to our net income (loss) or income (loss) from continuing operations as determined under GAAP and may not be a useful measure in measuring operational income or cash flows. Furthermore, net operating income is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. Net operating income should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. Investors are also cautioned that net operating income should only be used to assess our operational performance in periods in which we have not incurred or accrued any acquisition related expenses.
We believe that net operating income is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.
To facilitate understanding of this financial measure, the following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to net operating income for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through December 31, 2013:

	Six Months Ended	Period from January 11, 2013 (Date of Inception) through
	June 30, 2014	December 31, 2013
Net loss	$(586,000)	$—
General and administrative	268,000	—
Acquisition related expenses	324,000	—
Depreciation and amortization	13,000	—
Interest income	—	—
Net operating income	$19,000	$—

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	Six Months Ended June 30, 2014	Period from January 11, 2013 (Date of Inception) through December 31, 2013

Rental estate revenue	$24,000	$—
Less:
Rental expenses	$5,000	—
Net operating income	$19,000	$—
Net operating income does not reflect $592,000 of general and administrative and acquisition related expenses, or 99.2% of total operating expenses, incurred for the six months ended June 30, 2014. We did not have net operating income for the period from January 11, 2013 (Date of Inception) through December 31, 2013.
Information Regarding Our Distributions
On April 10, 2014, our board of directors authorized a daily distribution to be paid to our stockholders of record as of the close of business on each day of the period from the date we receive and accept subscriptions aggregating at least the minimum offering, or the Commencement Date, through June 30, 2014, as a result of our advisor advising us that it intended to waive a combination of certain acquisition fees and/or asset management fees, or collectively, the Advisory Fees, that may otherwise be due to our advisor pursuant to the Advisory Agreement, in order to provide us with additional funds to pay distributions to our stockholders. Our advisor had agreed to waive the Advisory Fees only until such time as the amount of such waived Advisory Fees was equal to the amount of distributions payable to our stockholders for the period commencing on the Commencement Date and ending on the date we acquired our first property or real estate-related investment.
Having raised the minimum offering in May 2014, the distributions declared for each record date in the May 2014 and June 2014 periods were paid in June 2014 and July 2014, respectively, from legally available funds. We acquired our first property on June 6, 2014, and as such, our advisor will waive Advisory Fees equal to the amount of distributions payable from May 14, 2014 through June 5, 2014. Our advisor did not receive any additional securities, shares of our stock, or any other form of consideration or any repayment as a result of the waiver of such Advisory Fees.
On June 23, 2014, our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on July 1, 2014 and ending on September 30, 2014. The distributions declared for each record date in the July 2014, August 2014 and September 2014 periods will be paid in August 2014, September 2014 and October 2014, respectively, only from legally available funds.
The distributions are calculated based on 365 days in the calendar year and are equal to $0.001643836 per share of our common stock. The distributions are aggregated and paid in cash or shares of our common stock pursuant to the DRIP monthly in arrears.
The amount of the distributions to our stockholders is determined quarterly by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our qualification as a REIT under the Code. We have not established any limit on the amount of offering proceeds that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (i) cause us to be unable to pay our debts as they become due in the usual course of business; (ii) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences; or (iii) jeopardize our ability to maintain our qualification as a REIT.

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We did not pay any distributions for the period from January 11, 2013 (Date of Inception) through December 31, 2013. The distributions paid for the six months ended June 30, 2014, along with the amount of distributions reinvested pursuant to the DRIP and the sources of our distributions as compared to cash flows from operations were as follows:

	Six Months Ended
	June 30, 2014
Distributions paid in cash	$13,000
Distributions reinvested	11,000
	$24,000
Sources of distributions:
Cash flows from operations	$—	—%
Waiver of fees by our advisor	2,000	8.3
Offering proceeds	22,000	91.7
	$24,000	100%
Under GAAP, acquisition related expenses are expensed, and therefore, subtracted from cash flows from operations. However, these expenses may be paid from offering proceeds or debt.
Our distributions of amounts in excess of our current and accumulated earnings and profits have resulted in a return of capital to our stockholders, and all or any portion of a distribution to our stockholders may be paid from offering proceeds. The payment of distributions from our offering proceeds could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.
As of June 30, 2014, no amounts due to our advisor or its affiliates had been deferred, waived or forgiven other than the $2,000 in asset management fees waived by our advisor as discussed above. Other than the waiver of Advisory Fees by our advisor to provide us with additional funds to pay initial distributions to our stockholders through June 5, 2014, our advisor and its affiliates, including our co-sponsors, will have no obligation to defer or forgive fees owed by us to our advisor or its affiliates or to advance any funds to us. In the future, if our advisor or its affiliates do not defer, waive or forgive amounts due to them, this would negatively affect our cash flows from operations, which could result in us paying distributions, or a portion thereof, using borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur interest expense as a result of borrowed funds.
We did not pay distributions for the period from January 11, 2013 (Date of Inception) through December 31, 2013. The distributions paid for the six months ended June 30, 2014, along with the amount of distributions reinvested pursuant to the DRIP and the sources of our distributions as compared to FFO were as follows:

	Six Months Ended
	June 30, 2014
Distributions paid in cash	$13,000
Distributions reinvested	11,000
	$24,000
Sources of distributions:
FFO	$—	—%
Waiver of fees by our advisor	2,000	8.3
Offering proceeds	22,000	91.7
	$24,000	100%
The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations or cause us to incur interest expense as a result of borrowed funds. For a further discussion of FFO, which includes a reconciliation of our GAAP net income (loss) to FFO, see the "Our Performance — Funds from Operations and Modified Funds from Operations" section of this supplement.

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Loan Agreement with Bank of America, N.A.

The following information should be read in conjunction with the disclosure contained in the “Investment Objectives, Strategy and Criteria — Our Strategies and Policies With Respect to Borrowing” section beginning on page 70 of our prospectus:

On August 18, 2014, we, through Griffin-American Healthcare REIT III Holdings, LP, our operating partnership, and certain of our subsidiaries, or the subsidiary guarantors, entered into a credit agreement, or the Credit Agreement, with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; Griffin-American Healthcare REIT III, Inc., as General Partner; Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arranger and joint bookrunner; KeyBank National Association, as syndication agent; KeyBanc Capital Markets, as joint lead arranger and joint bookrunner; and the lender named therein, to obtain a revolving line of credit with an aggregate maximum principal amount of $60,000,000, or the Line of Credit. On August 18, 2014, we also entered into separate revolving notes, or the Revolving Notes, with each of Bank of America, N.A. and KeyBank National Association, whereby we promised to pay the principal amount of each revolving loan and accrued interest to the respective lender or its registered assigns, in accordance with the terms and conditions of the Credit Agreement. The proceeds of loans made under the Line of Credit may be used for working capital, capital expenditures and other general corporate purposes (including, without limitation, property acquisitions and repayment of debt). Our operating partnership may obtain up to $20,000,000 in the form of standby letters of credit and up to the greater of $25,000,000 or 10.0% of the maximum principal amount in the form of swingline loans. The Line of Credit matures on August 18, 2017, and may be extended for two one-year periods during the terms of the Credit Agreement subject to satisfaction of certain conditions, including payment of an extension fee.

The maximum principal amount of the Credit Agreement may be increased by up to $290,000,000, for a total principal amount of $350,000,000, subject to (a) the terms of the Credit Agreement and (b) such additional financing being offered and provided by existing lenders or new lenders under the Credit Agreement.

At the option of our operating partnership, loans under the Credit Agreement bear interest at per annum rates equal to (a) (i) the Eurodollar Rate plus (ii) a margin ranging from 1.95% to 2.45% based on our operating partnership’s consolidated leverage ratio, or (b) (i) the greater of: (x) the prime rate publicly announced by Bank of America, (y) the Federal Funds Rate (as defined in the Credit Agreement) plus 0.50% and (z) the one-month Eurodollar Rate (as defined in the Credit Agreement) plus 1.00%, plus (ii) a margin ranging from 0.75% to 1.25% based on our operating partnership’s consolidated leverage ratio. Accrued interest under the Credit Agreement is payable monthly.

We are required to pay a fee on the unused portion of the lenders’ commitments under the Credit Agreement at a per annum rate equal to 0.20% if the average daily used amount is greater than 50.0% of the commitments and 0.25% if the average daily used amount is less than or equal to 50.0% of the commitments.

The Credit Agreement contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including limitations on the incurrence of debt by our operating partnership and its subsidiaries and limitations on secured recourse indebtedness. The Credit Agreement imposes the following financial covenants, which are specifically defined in the Credit Agreement: (a) a maximum consolidated leverage ratio; (b) a maximum consolidated secured leverage ratio; (c) a minimum consolidated tangible net worth covenant; (d) a minimum consolidated fixed charge coverage ratio; (e) a minimum unencumbered indebtedness yield; (f) a maximum consolidated unencumbered leverage ratio; (g) a minimum consolidated unencumbered interest coverage ratio; (h) a maximum secured recourse indebtedness; and (i) a limitation on consolidated unsecured indebtedness. As of August 28, 2014, we were in compliance with all such covenants and requirements.

The Credit Agreement requires us to add additional subsidiaries as guarantors in the event the value of the assets owned by the subsidiary guarantors falls below a certain threshold as set forth in the Credit Agreement. In the event of default, Bank of America, N.A. has the right to terminate its obligations under the Credit Agreement, including the funding of future loans, and to accelerate the payment on any unpaid principal amount of all outstanding loans and interest thereon. Additionally, in connection with the Credit Agreement, we also entered into a Pledge Agreement on August 18, 2014, pursuant to which we pledged the capital stock of our subsidiaries which own the real property to be included in the Unencumbered Property Pool, as such term is defined in the Credit Agreement. The pledged collateral will be released upon achieving a consolidated total asset value of at least $750,000,000.

Our aggregate borrowing capacity under the Line of Credit was $60,000,000 as of August 28, 2014. There were no borrowings outstanding and $60,000,000 remained available under the Line of Credit as of August 28, 2014.

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Stock Purchase Plans

The following subsection is hereby inserted in the prospectus immediately following the section of our prospectus captioned “Management of Our Company - Directors and Executive Officers” beginning on page 82 of our prospectus.

Stock Purchase Plans

On March 5, 2014, Jeffrey T. Hanson, our Chairman of the Board of Directors and Chief Executive Officer and a principal of American Healthcare Investors, Danny Prosky, our President and Chief Operating Officer and a principal of American Healthcare Investors, and Mathieu B. Streiff, our Executive Vice President, General Counsel and the third principal of American Healthcare Investors, each executed executive stock purchase plans, or the Executive Stock Purchase Plans.

Pursuant to the Executive Stock Purchase Plans, Messrs. Hanson, Prosky and Streiff have each irrevocably agreed to invest 100% of their net after-tax base salary and cash bonus compensation earned as employees of American Healthcare Investors directly into our company by purchasing shares of our common stock. These purchases commenced upon the initial release from escrow of the minimum offering amount. The Executive Stock Purchase Plans terminate on December 31, 2014 or earlier upon the occurrence of certain events, including an early termination of our initial public offering.

Additionally, Messrs. Hanson, Prosky and Streiff have collectively invested a total of $750,000 directly into our company by purchasing shares of our common stock pursuant to our initial public offering. This initial investment is in addition to the ongoing stock purchases they will make through the Executive Stock Purchase Plans described above.

On March 5, 2014, certain of our officers and key division heads of American Healthcare Investors also entered into stock purchase plans, or Stock Purchase Plans, whereby each individual invests a portion of their net after-tax base salary as employees of American Healthcare Investors directly into our company by purchasing shares of our common stock. Shannon K S Johnson, our Chief Financial Officer and the Senior Vice President, Accounting and Finance of American Healthcare Investors; Stefan K.L. Oh, our Senior Vice President of Acquisitions and the Senior Vice President, Acquisitions of American Healthcare Investors; Cora Lo, our Secretary and the Senior Vice President, Securities Counsel of American Healthcare Investors; Chris Rooney, our Vice President, Asset Management and the Senior Vice President, Asset Management of American Healthcare Investors; along with Damon Elder, Senior Vice President, Marketing and Communications of American Healthcare Investors each entered into Stock Purchase Plans in which they irrevocably agreed to invest 15.0%, 15.0%, 10.0%, 15.0% and 10.0%, respectively, of their net after-tax base salary as employees of American Healthcare Investors directly into our company by purchasing shares of our common stock. These purchases commenced upon the initial release from escrow of the minimum offering amount. The Stock Purchase Plans terminate on December 31, 2014 or earlier upon the occurrence of certain events, including an early termination of our initial public offering.

The shares of our common stock will be purchased at a price of $9.00 per share, reflecting the purchase price of the shares offered to the public in our initial public offering reduced by selling commissions and the dealer manager fee in connection with such transactions.

Investment Committee

The “Management of Our Company - Investment Committee” section on page 92 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

Our advisor has established an investment committee to review all advisory recommendations relating to the purchase or sale of investments made by our advisor to our board of directors. A majority of all members of the investment committee must approve the recommendations of the advisor before such recommendations are provided to our board of directors for approval. The investment committee is comprised of five persons, two of which are designated by Griffin Capital and three of which are designated by American Healthcare Investors. Griffin Capital has initially designated Messrs. Shields and Escalante as members of the investment committee, and American Healthcare Investors has initially designated Messrs. Hanson, Prosky and Streiff as members of the investment committee. Members of the investment committee are not separately compensated for their service as members of the investment committee, nor are members of the investment committee reimbursed for their expenses associated with the investment committee.

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Compensation Paid to Our Advisor and Its Affiliates

The following information should be read in conjunction with the discussion contained in the “Compensation Table” section beginning on page 96 of our prospectus:

Compensation Paid to Our Advisor and Its Affiliates

Compensation paid to our advisor and its affiliates is as follows:

Type of Compensation	Amounts Incurred for the Six Months Ended June 30, 2014
Offering Stage:
Other Organizational and Offering Expenses	$911,000
Acquisition and Development Stage:
Acquisition Fee	$126,000
Development Fee	$—
Reimbursement of Acquisition Expenses	$3,000
Operational Stage:
Asset Management Fee	$—
Property Management Fee	$—
Lease Fees	$—
Construction Management Fee	$—
Operating Expenses	$180,000
Compensation for Additional Services	$—
Disposition/Liquidation Stage:
Disposition Fees	$—
Subordinated Distribution of Net Sales Proceeds	$—
Subordinated Distribution Upon Listing	$—
As of June 30, 2014, compensation incurred but not yet paid to our advisor or its affiliates was $201,000, representing normal accruals for second quarter 2014 activities. As of December 31, 2013, we had not incurred any expenses or paid any compensation to our advisor or its affiliates.

Interests in Other Real Estate Programs

The second paragraph of the “Conflicts of Interest - Interests in Other Real Estate Programs” section on page 105 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

Griffin Capital, American Healthcare Investors and their affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects of the type that we will seek to acquire. However during our offering, the entities affiliated with Griffin Capital or American Healthcare Investors are prohibited from serving as a dealer manager, advisor, sponsor or sub-advisor for another entity that contains as a material component medical or healthcare real estate.

Prior Performance Summary
The “Prospectus Summary — Prior Investment Programs” section on page 17 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

The information presented in this section represents the historical experience of certain real estate programs sponsored by American Healthcare Investors and Griffin Capital, our co-sponsors, and their affiliates, through December 31, 2013. You should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

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The information in this section and in the Prior Performance Tables attached to this supplement as Exhibit A provides relevant summary information regarding programs sponsored by American Healthcare Investors and Griffin Capital. Some programs remaining in operation may acquire additional properties in the future. In addition to this offering, since January 7, 2012, American Healthcare Investors and Griffin Capital have also co-sponsored one other real estate program, GA Healthcare REIT II. GA Healthcare REIT II is the only other real estate program sponsored by American Healthcare Investors. As of December 31, 2013, Griffin Capital and/or its affiliates have sponsored two public real estate programs, GA Healthcare REIT II and GC REIT, along with 21 other private offerings of real estate programs since 2004. On July 31, 2014, the initial public offering of Griffin Capital Essential Asset REIT II, Inc., a newly registered public real estate program also sponsored by Griffin Capital, was declared effective by the SEC. Of the public real estate programs sponsored, only one program, GA Healthcare REIT II, had completed its offerings as of December 31, 2013. As of December 31, 2013, GA Healthcare REIT II had not effectuated a liquidity event. Programs that list substantially the same investment objectives as we do in this prospectus are considered to have investment objectives similar to ours, regardless of the particular emphasis that a program places on each objective.

The information in this summary represents the historical experience of the American Healthcare Investors and Griffin Capital co-sponsored program and Griffin Capital-sponsored programs. As applicable, the Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) operating results of prior programs (Table III); (4) results of completed programs (Table IV); and (5) sale or disposals of properties (Table V).

The purpose of this prior performance information is to enable you to evaluate accurately American Healthcare Investors’ and Griffin Capital’s experience with like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

Program Co-Sponsored by American Healthcare Investors and Griffin Capital

Griffin-American Healthcare REIT II, Inc.

GA Healthcare REIT II, a publicly registered, non-traded real estate investment trust formed in January 2009, has investment objectives similar to ours, including the acquisition and operation of a diversified portfolio of real estate properties focusing primarily on medical office buildings and healthcare-related facilities; the provision of stable cash flow available for distribution to stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of properties. GA Healthcare REIT II may also originate and acquire secured loans and other real estate-related investments. On August 24, 2009, GA Healthcare REIT II commenced its initial public offering of up to $3,285,000,000 of shares of common stock. On February 14, 2013, GA Healthcare REIT II terminated its initial offering. GA Healthcare REIT II had received and accepted subscriptions in its initial offering for 123,179,064 shares of common stock, or approximately $1,233,333,000, excluding shares of common stock issued pursuant to its distribution reinvestment plan. On February 14, 2013, GA Healthcare REIT II commenced a follow-on public offering of up to $1,650,000,000 of shares of its common stock. On October 30, 2013, GA Healthcare REIT II terminated its follow-on offering and had received and accepted subscriptions in its follow-on offering for 157,622,743 shares of common stock, or $1,604,996,000, excluding shares of common stock issued pursuant to its distribution reinvestment plan. The funds from both the initial offering and the follow-on offering were raised from approximately 65,406 investors.

As of December 31, 2013, GA Healthcare REIT II had completed 72 acquisitions, 53 of which were acquisitions of medical office buildings and 19 of which were acquisitions of healthcare-related facilities. The aggregate purchase price of these properties was $2,785,711,000 and was comprised of 279 buildings and 10,565,000 square feet of GLA. GA Healthcare REIT II has not disposed of any properties through December 31, 2013.

Mr. Hanson, our Chief Executive Officer and Chairman of our Board of Directors, has served as Chief Executive Officer and Chairman of the Board of Directors of GA Healthcare REIT II since January 2009. He served as the Chief Executive Officer of Grubb & Ellis Healthcare REIT Advisor, LLC, the former advisor of GA Healthcare REIT II, from January 2009 to November 2011 and as the Chief Executive Officer and President of Grubb & Ellis Equity Advisors, LLC from June 2009 to November 2011. He also served as the Executive Vice President, Investment Programs, of Grubb & Ellis Company, the former sponsor of GA Healthcare REIT II, from December 2007 to November 2011 and served as Chief Investment Officer of several investment management subsidiaries within Grubb & Ellis’ organization from July 2006 to November 2011. Mr. Prosky, our President and Chief Operating Officer, has served as President and Chief Operating Officer of GA Healthcare REIT II since January 2009. He served as the President and Chief Operating Officer of Grubb & Ellis Healthcare REIT Advisor, LLC from

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January 2009 to November 2011. He also served as the Executive Vice President, Healthcare Real Estate of Grubb & Ellis Equity Advisors, LLC from September 2009 to November 2011, having served as Executive Vice President, Healthcare Real Estate and Managing Director, Healthcare Properties of several investment management subsidiaries within the Grubb & Ellis organization from March 2006 to November 2011.

In November 2011, the independent directors of GA Healthcare REIT II determined that it was in the best interests of that company and its stockholders to transition advisory and dealer manager services from affiliates of Grubb & Ellis Company to affiliates of American Healthcare Investors and Griffin Capital, our co-sponsors. At that time, Mr. Hanson and Mr. Prosky resigned from their positions with Grubb & Ellis Company and its subsidiaries, and GA Healthcare REIT II terminated its agreements with Grubb & Ellis Company and its subsidiaries and executed new agreements with our co-sponsors and their affiliates. After a 60-day transition period required pursuant to the terminated agreements, the transition of the advisory and dealer manager services to affiliates of our co-sponsors was completed in January 2012. On February 20, 2012, Grubb & Ellis Company and its subsidiaries, including Grubb & Ellis Healthcare REIT Advisor, LLC and Grubb & Ellis Equity Advisors, LLC, filed for Chapter 11 bankruptcy protection. To further ensure the separation from Grubb & Ellis Company, in September 2012, GA Healthcare REIT II entered into an agreement whereby it satisfied all fees owing under the terminated advisory agreement and purchased any right Grubb & Ellis Company may have had to a subordinated distribution upon liquidation. The transition from the sponsorship of Grubb & Ellis Company to the co-sponsorship by American Healthcare Investors and Griffin Capital did not result in any significant disruptions to the business operations or the public offering of GA Healthcare REIT II, and therefore neither the transition of the advisory and dealer manager services to affiliates of our co-sponsors, nor the bankruptcy of Grubb & Ellis Company and its subsidiaries had a material negative effect on GA Healthcare REIT II.

The table below represents the number of acquisitions by location made by GA Healthcare REIT II as of December 31, 2013:

Location	Number
Alabama	1
Arizona	1
California	4
Colorado	6
Florida	3
Georgia	6
Idaho	1
Illinois	3
Indiana	2
International	1
Louisiana	3
Massachusetts	2
Mississippi	1
Minnesota	1
Multi-State	10
North Carolina	3
New York	1
Ohio	2
Oklahoma	2
Pennsylvania	2
South Carolina	1
Tennessee	3
Texas	10
Utah	1
Virginia	1
Washington	1
Total	72

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The table below represents the method of financing used by GA Healthcare REIT II for acquisitions as of December 31, 2013:

Method of Financing	Number
All Debt	—
All Cash	53
Combination of Cash and Debt	19
Total	72
Programs Sponsored by Griffin Capital

Griffin Capital Essential Asset REIT, Inc.

Griffin Capital Essential Asset REIT, Inc. (“GC REIT”), a publicly registered, non-traded real estate investment trust formed in August 2008, has certain investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to its stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of its properties. One difference in investment objectives between us and GC REIT is the focus on a particular type or asset class of commercial property. In particular: our focus is on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities and to a lesser extent, secured loans and other real estate-related investments. GC REIT focuses on acquiring a portfolio of single tenant properties diversified by corporate credit, physical geography, product type and lease duration. GC REIT focuses primarily on properties essential to the business operations of the tenant; located in primary, secondary and certain select tertiary markets; leased to tenants with stable and/or improving credit quality; and subject to long-term leases with defined rental rate increases or with short-term leases with high-probability renewal and potential for increasing rent. GC REIT has not disposed of any properties through December 31, 2013. On November 6, 2009, GC REIT commenced its initial public offering of up to a maximum of 82.5 million shares of common stock, consisting of 75 million shares for sale to the public and 7.5 million shares for sale pursuant to its distribution reinvestment plan. Prior to the commencement of its initial public offering, GC REIT engaged in a private offering to accredited investors only and raised approximately $2.4 million through the issuance of 0.3 million shares. On April 25, 2013, GC REIT terminated its initial public offering, having issued approximately 19.2 million total shares of its common stock, including shares issued pursuant to its distribution reinvestment plan, for gross proceeds of approximately $191.5 million in its public offering, of which 0.6 million shares, or $5.6 million, were issued pursuant to its distribution reinvestment plan. On April 26, 2013, GC REIT commenced a follow-on public offering of shares. Through December 31, 2013, GC REIT had issued approximately 49.7 million shares of its common stock to approximately 12,796 investors, including 1.3 million shares issued pursuant to its distribution reinvestment plan, for gross proceeds of approximately $504.5 million in connection with its public offerings. Through December 31, 2013, GC REIT redeemed 97,000 shares of common stock for approximately $0.9 million at a weighted average price per share of $9.78.
Using a combination of approximately 56.4% debt, 21.2% issuance of preferred units of limited partnership interest of Griffin Capital Essential Asset REIT Operating Partnership, LP, 18.4% offering proceeds, and 4.0% issuance of limited partnership units in Griffin Capital Essential Asset REIT Operating Partnership, LP, as of December 31, 2013, GC REIT had acquired 42 existing properties in 18 states for an aggregate purchase price of approximately $1.177 billion. The 42 properties encompass approximately 8.9 million rentable square feet.
Private Programs — Overview
The prior privately-offered programs sponsored by Griffin Capital include eight single tenant real estate tenant-in-common offerings, eight multi-tenant real estate tenant-in-common offerings, a Delaware Statutory Trust offering consisting of nine assets, one hotel asset tenant-in-common offering (sold in October 2012, as disclosed in Table V of the Prior Performance Tables attached to this supplement as Exhibit A), a Delaware Statutory Trust offering consisting of an apartment community (sold in September 2011, as disclosed in Table V of the Prior Performance Tables attached to this supplement as Exhibit A), a Delaware Statutory Trust offering consisting of a single tenant office building and a Delaware Statutory Trust offering consisting of a single tenant manufacturing facility. Investors in the tenant-in-common offerings acquired an undivided interest in the property that was the subject of such offering. Beginning in 2004, these 21 privately-offered programs, which programs acquired 100% existing real estate assets, raised approximately $309.5 million of gross offering proceeds from approximately 637 investors, as of December 31, 2013. With a combination of offering proceeds and debt, these 21 privately-offered programs invested approximately $864.5 million (including acquisition costs and funded reserves) in 29 properties. An affiliate of Griffin Capital was an investor in all but one of these private programs, with ownership interests between 1.0% and 24.65%.
See Table II of the Prior Performance Tables attached to this supplement as Exhibit A for more detailed information about the compensation paid to Griffin Capital for certain of these programs.

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Based on the aggregate amount of acquisition costs, the property type of the assets in these 21 programs can be categorized as indicated in the chart below.

As a percentage of acquisition costs, the diversification of these 21 programs by geographic area is as follows:
As a percentage of acquisition costs, the allocation of financing proceeds for these 21 programs is 64% debt proceeds and 36% offering proceeds.
See Table III of the Prior Performance Tables included in Exhibit A for more detailed information as to the operating results of such programs whose offerings closed during the previous five years.
Below is a summary of the 11 private programs previously sponsored by Griffin Capital categorized as single tenant net lease programs, as well as discussion on other private programs that were impacted by material adverse economic and business related developments, and other investments of affiliates of Griffin Capital.

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Programs offered during the previous five years:
Single Tenant Business Essential Program
Two single tenant Delaware Statutory Trusts are considered to have similar investment objectives to GC REIT. The privately-offered program in Nashville, Tennessee raised approximately $16.0 million of gross offering proceeds from 38 investors. With a combination of offering proceeds and debt, this privately offered program having similar investment objectives invested approximately $39.7 million (including acquisition costs and funded reserves) in the property. The privately-offered program in Jefferson, Missouri raised approximately $10.5 million of gross offering proceeds from 45 investors. With a combination of offering proceeds and debt, this privately-offered program having similar investment objectives as GC REIT invested approximately $31.9 million (including acquisition costs and funded reserves) in the property.
Griffin Capital (Nashville) Investors, DST
Griffin Capital (Nashville) Investors, DST, or HealthSpring, is a privately-offered Delaware Statutory Trust offering. HealthSpring completed its offering on September 6, 2013 and raised approximately $16.0 million of gross offering proceeds from 38 investors. With a combination of offering proceeds and debt, which represented 40% and 60% of acquisition costs, respectively, HealthSpring has invested approximately $39.7 million (including acquisition costs) in the following asset:

Tenant:	HealthSpring, Inc.
Location:	530 & 500 Great Circle Road, Nashville, Tennessee 37228
Square Footage:	170,515 square feet
Land Area:	21.07 acres
Asset Class:	Office
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net
The HealthSpring Operational Headquarters is a 21.07-acre office complex site consisting of a one-story, two building office campus with a total of 170,515 square feet of net rentable space between the two buildings and 996 surface parking spaces, located in Nashville, Tennessee. The operating partnership of GC REIT has an option to acquire the beneficial ownership interest from the 38 beneficial owners after the investment has been held for one year.
Griffin Capital (Highway 94) Investors, DST
Griffin Capital (Highway 94) Investors, DST, or Highway 94, is a privately-offered Delaware Statutory Trust offering. Highway 94 completed its offering on November 22, 2013 and raised approximately $10.5 million of gross offering proceeds from 45 investors. With a combination of offering proceeds and debt, which represented 33% and 67% of acquisition costs, respectively, Highway 94 has invested approximately $31.85 million (including acquisition costs) in the following asset:

Tenant:	ABB Power T&D Company, Inc. (ABB)
Location:	500 West Highway 94, Jefferson City, Missouri 65101
Square Footage:	660,000 square feet
Land Area:	97.24 acres
Asset Class:	Industrial, with attached office
No. of Stories:	Single-Story
Lease Type:	Bond-Type Triple-Net
The property is a 660,000 square foot single level manufacturing facility, including a two-story attached office area of approximately 64,000 square feet. The property is 100% leased to and occupied by ABB Power T&D Company, Inc. and serves as a manufacturing facility for the past 30 years. ABB is a leading manufacturer of electrical distribution transformers for commercial and residential applications for both pad-mounted and underground installation. The operating partnership of GC REIT has an option to acquire the beneficial ownership interest from the 45 beneficial owners after the investment has been held for one year.

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Programs offered greater than five years ago:
Will Partners Investors, LLC
Will Partners Investors, LLC, or Will Partners, was a privately-offered real estate tenant-in-common offering. Will Partners completed its offering in January 2005 and raised approximately $6.34 million of gross offering proceeds from a total of four investors. With a combination of offering proceeds and debt, which represented 26% and 74% of the acquisition costs, respectively, Will Partners invested approximately $24.0 million (including acquisition costs) in the following asset:

Tenant:	World Kitchen, LLC
Location:	5800 Industrial Drive, Monee, Illinois 60449
Square Footage:	700,200 square feet
Land Area:	34.3 acres
Asset Class:	Industrial; Warehouse Distribution Facility
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net
The property is a 700,200 square foot, Class A industrial building, located in Monee (suburban Chicago), Illinois. The property is 100% leased to World Kitchen, LLC, a manufacturer of bakeware, dinnerware, kitchen and household tools, range top cookware and cutlery products sold under brands including CorningWare, Pyrex, Corelle, Revere, EKCO, Baker’s Secret, Magnalite, Chicago Cutlery, and Olfa. In June 2013, World Kitchen, LLC vacated the Will Partners property. On January 24, 2014, a termination agreement was reached in which World Kitchen, LLC would pay a termination fee of $7.125 million and approximately $0.5 million for specific renovations and be relieved of any further obligation under the lease. The termination fee will be financed over a 5.5 year period, with equal quarterly installments, including interest payments at 5.5%. The property manager is actively involved in finding an appropriate replacement tenant.
An entity affiliated with Griffin Capital and three unaffiliated third party investors contributed their respective equity interests in this property to GC REIT on June 4, 2010.
Griffin Capital (Carlsbad Pointe) Investors, LLC
Griffin Capital (Carlsbad Pointe) Investors, LLC, or Carlsbad, was a privately-offered real estate tenant-in-common offering. Carlsbad completed its offering in February 2006 and raised approximately $15.5 million of gross offering proceeds from a total of 30 investors. With a combination of offering proceeds and debt, which represented 30% and 70% of the acquisition costs, respectively, Carlsbad invested approximately $52.5 million (including acquisition costs) in the following asset:

Tenant:	Life Technologies Corporation (formerly Invitrogen Corporation) (LTI)
Location:	5781 Van Allen Way, Carlsbad, California 92008
Square Footage:	328,655 square feet
Land Area:	27.91 acres
Asset Class:	Office (Bio-Medical Facility)
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net
The property is located in the northern San Diego County market of Carlsbad, California, in Carlsbad Research Center. The property is leased to Life Technologies Corporation (formerly Invitrogen Corporation), a profitable biotech company, and serves as its worldwide headquarters, main research, development and manufacturing facility, and is the core of the tenant’s long-term corporate campus plan. On February 3, 2014, LTI was acquired by and became a wholly-owned subsidiary of Thermo Fisher Scientific. Thermo Fisher Scientific (NYSE: TMO) is focused on providing precision laboratory equipment. Life Technologies is now referred to as Life Sciences Solutions Group and remains obligated under the lease.
Griffin Capital and several unaffiliated third party investors contributed all or a portion of their interests in this property to GC REIT on May 13, 2011.

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Griffin Capital (Shellmound) Investors, LLC
Griffin Capital (Shellmound) Investors, LLC, or Shellmound, is a privately-offered real estate tenant-in-common offering. Shellmound completed its offering in June 2006 and raised approximately $7.4 million of gross offering proceeds from a total of 19 investors. With a combination of offering proceeds and debt, which represented 41% and 59% of the acquisition costs, respectively, Shellmound has invested approximately $17.9 million (including acquisition costs) in the following asset:

Tenant:	Ex’pression College for Digital Arts
Location:	6601-6603 Shellmound Street, Emeryville, California 94608
Square Footage:	63,273 square feet
Land Area:	2.20 acres
Asset Class:	Office (Flex)
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net
The property is 100% leased to and occupied by Ex’pression College for Digital Arts pursuant to a 10-year, 10 month triple-net lease expiring in November 2016. Ex’pression is a profitable and accredited media arts college. The property serves as its main campus.
Griffin Capital (Puente Hills) Investors, LLC
Griffin Capital (Puente Hills) Investors, LLC, or Puente Hills, was a privately-offered real estate tenant-in-common offering. Puente Hills completed its offering in November 2006 and raised approximately $9.15 million of gross offering proceeds from a total of 29 investors. With a combination of offering proceeds and debt, which represented 37% and 63% of the acquisition costs, respectively, Puente Hills invested approximately $24.75 million (including acquisition costs) in the following asset:

Tenant:	Currently Vacant
Location:	17320 Gale Avenue, Puente Hills, California 91748
Square Footage:	76,109 square feet
Land Area:	3.41 acres
Asset Class:	Retail (Car Dealership)
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net
The property is located in City of Industry (suburban Los Angeles), California. The property was previously leased to Superior Auto of Puente Hills, LLC, or Superior Auto, pursuant to a long-term triple-net lease. Superior Auto was part of the Superior Automotive Group, LLC, or Superior Automotive.
Please see “Material Adverse Business Developments - Single Tenant Assets” below for a discussion of recent developments which had adverse effects on this program.

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Griffin Capital (ARG Restaurants) Investors, DST
Griffin Capital (ARG Restaurants) Investors, DST, or ARG Restaurants, was a privately-offered real estate Delaware Statutory Trust offering. ARG Restaurants completed its offering in September 2007 and raised approximately $12.9 million of gross offering proceeds from a total of 60 investors. With a combination of offering proceeds and debt, which represented 32% and 68% of the acquisition costs, respectively, ARG Restaurants invested approximately $39.9 million (including acquisition costs) in the following assets:

Tenant:	American Restaurant Group, Inc. operating as Black Angus Steakhouse Restaurants
Location:	1625 Watt Avenue, Sacramento, California 95864 (sold)
1011 Blossom Hill Road, San Jose, California 95123
1000 Graves Avenue, El Cajon, California 92021
707 E Street, Chula Vista, California 91910
1616 Sisk Road, Modesto, California 95350 (sold)
3610 Park Sierra Boulevard, Riverside, California 92505 (sold)
7111 Beach Boulevard, Buena Park, California 90621
23221 Lake Center Drive, El Toro, California 92630 (sold)
Square Footage:	88,686 square feet in total
Asset Class:	Retail (Free Standing Restaurants)
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net
The nine properties were leased to American Restaurant Group, Inc., or ARG, Inc., which operates under the Black Angus Steakhouse brand name, pursuant to a long-term triple-net lease.
Please see “Material Adverse Business Developments - Single Tenant Assets” below for a discussion of recent developments which had adverse effects on this program.
Griffin Capital (Redwood) Investors, LLC
Griffin Capital (Redwood) Investors, LLC, or Redwood, is a privately-offered real estate tenant-in-common offering. Redwood completed its offering in March 2007 and raised approximately $11.38 million of gross offering proceeds from a total of 28 investors. With a combination of offering proceeds and debt, which represented 42% and 58% of the acquisition costs, respectively, Redwood has invested approximately $26.88 million (including acquisition costs) in the following asset:

Tenant:	DPR Construction, Inc.
Location:	1450 Veterans Boulevard, Redwood City, California 94063
Square Footage:	53,000 square feet
Land Area:	1.81 acres
Asset Class:	Office
No. of Stories:	Three-Story
Lease Type:	Absolute Triple-Net
The property is a 53,000 square foot, Class A office building, located in Redwood City, California. The property is 100% leased to and occupied by DPR Construction, Inc. and serves as its headquarters facility, pursuant to a long-term, triple-net lease. DPR Construction, Inc. is a privately-held national commercial contractor and construction manager which specializes in technically-challenging and environmentally-complex developments. DPR Construction, Inc. has consistently ranked among the top 50 general contractors in the country and is in the top 5% of general contractors based upon its four core markets: advanced technology, biopharmaceutical, corporate office and healthcare.

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Griffin Capital (Independence) Investors, LLC
Griffin Capital (Independence) Investors, LLC, or Independence, is a privately-offered real estate tenant-in-common offering. Independence completed its offering in June 2007 and raised approximately $13.4 million of gross offering proceeds from a total of 23 investors. With a combination of offering proceeds and debt, which represented 34% and 66% of the acquisition costs, respectively, Independence has invested approximately $39.8 million (including acquisition costs) in the following asset:

Tenant:	L.D. Kichler Company
Location:	7711 East Pleasant Valley Road, Independence, Ohio 44131
Square Footage:	630,000 square feet
Land Area:	38.83 acres
Asset Class:	Industrial (Office/Warehouse-Distribution Facility)
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net
The property is an office/warehouse-distribution center 100% leased pursuant to a long-term triple-net lease to L.D. Kichler Company, or Kichler. Located in Independence, Ohio just 15 minutes south of Cleveland’s central business district, the property serves as Kichler’s headquarters and Midwest distribution center. Founded in 1938 in Cleveland, Ohio, and privately-held, Kichler is one of the world’s leading designers and distributors of decorative lighting fixtures.
Griffin Capital (Bolingbrook) Investors, LLC
Griffin Capital (Bolingbrook) Investors, LLC, or Bolingbrook, is a privately-offered real estate tenant-in-common offering. Bolingbrook completed its offering in October 2007 and raised approximately $11.05 million of gross offering proceeds from a total of 30 investors. With a combination of offering proceeds and debt, which represented 31% and 69% of the acquisition costs, respectively, Bolingbrook has invested approximately $35.26 million (including acquisition costs) in the following assets:

Tenant:	Quantum Foods, LLC
Location:	750 South Schmidt Road & 525 Crossroads Pkwy, Bolingbrook, Illinois 60440
Square Footage:	265,870 square feet in total
Land Area:	One 10.0 acre site and one 4.30 acre site
Asset Class:	Industrial/Office; Freezer/Cooler Warehouse Distribution Facility
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net
The Quantum Foods properties are two single-story, freezer-cooler production and distribution properties consisting of 265,870 square feet leased in their entirety pursuant to a long-term triple-net lease to Quantum Foods, LLC, or Quantum. At the time the investment was made, the properties housed Quantum’s headquarters and main production operations.
Please see “Material Adverse Business Developments” below for a discussion of recent developments which had adverse effects on this program.

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Griffin Capital (Westmont) Investors, LLC
Griffin Capital (Westmont) Investors, LLC, or Westmont, is a privately-offered real estate tenant-in-common offering. Westmont completed its offering in February 2008 and raised approximately $17.1 million of gross offering proceeds from a total of 26 investors. With a combination of offering proceeds and debt, which represented 38% and 62% of the acquisition costs, respectively, Westmont has invested approximately $44.8 million (including acquisition costs) in the following asset:

Tenant:	SIRVA, Inc.
Location:	700 Oakmont Lane, Westmont, Illinois 60559
Square Footage:	269,715 square feet
Land Area:	17.93 acres
Asset Class:	Office
No. of Stories:	Multi-Story
Lease Type:	Triple-Net
The property is a 269,715 square foot, Class A office building located in Westmont, Illinois. The property is leased in its entirety pursuant to a triple-net lease to North American Van Lines, a subsidiary of SIRVA, Inc., or SIRVA. SIRVA is a large international moving and relocation services company, with operations in more than 40 countries. In addition to SIRVA’s core relocation services business, other business services include transferee counseling, home purchase programs, mortgage originations, expense management and the provision of destination “settling in” services. SIRVA markets these services under several, well-recognized brand names including SIRVA, North American Van Lines, Allied Worldwide, Global Van Lines and Pickfords.
Please see “Material Adverse Business Developments - Single Tenant Assets” below for a discussion of recent developments which had adverse effects on this program.
Material Adverse Business Developments - Single Tenant Assets
Due to the challenging real estate market, credit market, and general economic conditions in recent years, the Griffin Capital-sponsored programs described below have experienced material adverse business developments. The economic crisis, which began with the collapse of residential subprime credit markets and continued through an overall crisis in, and freeze of, the credit markets toward the end of 2008, followed by unemployment and economic declines unprecedented in the last 70 years, the downgrade of the U.S. government’s credit rating, and turmoil in the European markets, has had severely negative effects across substantially all commercial real estate. As the industry has been affected, certain Griffin Capital-sponsored investment programs that substantially completed their primary equity offerings at or prior to the end of 2007 have been adversely affected by the disruptions to the economy generally and the real estate market in particular. These economic conditions have adversely affected the financial condition of many of these programs’ tenants and lease guarantors, resulting in tenant defaults or bankruptcies. Further, lowered asset values, as a result of declining occupancies, reduced rental rates, and greater tenant concessions and leasing costs, have reduced investor returns in these investment programs because these factors not only reduce current returns to investors but also negatively impact the ability of these investment programs to refinance or sell their assets and to realize gains thereon.
In response to these economic stresses, these Griffin Capital-sponsored investment programs have altered their overall strategies to focus on capital conservation, debt extensions and restructurings, reduction of operating expenses, management of lease renewals and re-tenanting, declining occupancies and rental rates, and increases in tenant concessions and leasing costs. Identified and described below are trends regarding the consequences of the current economic environment affecting certain characteristics of these other investment programs. These trends provide additional information as to the consequences of the current economic conditions on real estate investment programs of the type sponsored by Griffin Capital.
Tenant Vacancies, Litigation, and Financing
Griffin Capital (Puente Hills) Investors, LLC
The private offering related to the Superior Auto dealership located in Puente Hills, California was affected by the strained economic circumstances during both the latter half of 2007 and in 2008 and the additional stress this placed on the automotive industry and the financial industry. Superior Automotive, the parent of Superior Auto, was beset with a severe liquidity crisis. In late February 2009, Superior Automotive’s principal lender elected to cease its funding of Superior Auto’s operations, and

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Superior Automotive was forced to shut down all of its remaining dealerships, including the Puente Hills location, leaving the property vacant. Griffin Capital identified and negotiated with a prospective replacement tenant. During the period of this negotiation, the prospective tenant secured a franchise agreement with a national automobile manufacturer and dealer for the rights to a franchise. The property was sold to the replacement tenant pursuant to a court order on May 7, 2010 for $4.5 million, resulting in a loss, based on total capitalization value at closing, of approximately $20.3 million. This is not necessarily the loss realized by individual investors as each investor’s tax basis may differ from the sponsor’s allocated capitalized value. Griffin Capital worked very closely with the purchaser, the receiver and the lender to accomplish the sale and maximize value accordingly.
On June 26, 2009, the lender filed suit in Los Angeles County Superior Court against the carve-out guarantors, which included a principal of Griffin Capital, alleging that the transfer provisions of the mortgage were violated, specifically that the owner’s failure to pay the property taxes related to the property constituted waste under the guaranty and could create a lien on the property. In the suit, the lender sought reimbursement from the carve-out guarantors for the property taxes, any penalties, applicable interest and legal fees. Griffin Capital believed the suit to be frivolous and without merit, but retained counsel in the event it was necessary to defend against the action. The lender agreed to settle the suit and release the carve-out guarantors/investors. The settlement agreement was signed by most of the investors in September 2010. The lender dismissed the action with prejudice on September 21, 2010 as to all investors other than those that the lender deemed to be “non-executing defendants” because they either did not execute the settlement agreement or failed to execute the settlement agreement in a manner that was acceptable to the lender. The lender may re-file the action if any of these non-executing defendants brings an action against the lender in the future in connection with the suit. The settlement agreement called for a one-time settlement fee, which was partially funded with the remaining cash available in the program, with the balance funded by Griffin Capital. The Superior Auto lease was personally guaranteed by the president and majority owner of Superior Automotive.  Subsequent to settlement of the suit against the carve-out guarantors, the lender conducted settlement discussions with the lease guarantor, but they were unsuccessful in reaching an agreement and subsequently filed suit against the lease guarantor ("Kahn") and obtained a judgment against him personally, along with a judgment lien on any recovery he may receive from Nissan Motor Acceptance Corporation (“NMAC”).  Notably, the decision against the lease guarantor in the NMAC action was reversed by the California Court of Appeals, overturning the Superior Court’s judgment against him and Superior Auto Group (“SAG”) on their cross-complaint against NMAC (NMAC had obtained a jury verdict of approximately $40MM on NMAC’s breach of contract claims against the guarantor). At the close of evidence, the trial court granted a non-suit on SAG’s tort claims against NMAC (most of which were based on fraud) and those claims were not presented to the jury.
Kahn/SAG appealed the nonsuit, but not the $40M breach of contract verdict. While the appeal was pending and, indeed, after briefing had started, the California Court of Appeal issued its decision in Riverisland Cold Storage, Inc. v. Fresno-Madera Production Credit Assn., overturning a 78-year old California precedent that oral promises directly contradicting an integrated written agreement were inadmissible to establish fraud. Further briefing was permitted and the Court of Appeal, applying Riverisland, held (in an unpublished opinion) that the Superior Court erred in excluding evidence that NMAC made oral promises, asserted to be fraudulent, that it would continue to finance SAG dealerships through 2009 regardless of untimely inventory payments. The judgment in favor of NMAC on the cross-complaint and this portion of the case was remanded for retrial, which has not yet been scheduled.
In October 2011, a subsidiary and principal of Griffin Capital (collectively “Respondent”) received a class action arbitration demand from one of the investors in the property. The claim was based largely on inadequate initial disclosure that the guaranty of the lease had been collaterally assigned to the lender as security for the loan (a notion later refuted by the claimant’s own professed ‘expert’). An amended claim was required from the claimant as the original pleading contained insufficient detail for Respondent to respond. The claimant specifically alleged inadequate disclosure, fraud, breach of fiduciary duty and securities law violations. Respondent filed a response to the claim which (a) objected to certification of a class due to potential size (the class appeared to consist of one investor); and (b) objected to all claims generally on the basis of statute of limitations grounds, as the investor executed a certification at the initial closing that it had been given the opportunity to review the loan documents (which would have readily revealed the collateral assignment of the lease guaranty). The arbitrator granted the claimant limited discovery (which was completed) and permitted the claimant to take a deposition of one of Respondent’s principals. Initial settlement discussions were conducted at this point, but were unproductive. An amended claim was then filed by the claimant which argued the statute of limitations should be tolled until the date upon which the investor was certain that damages had been suffered (i.e., until January 2012, when Superior’s $200,000,000 claim against the manufacturer had been decided in the manufacturer’s favor), along with a renewed reply from Respondent requesting dismissal on statute of limitations grounds. The claimant then requested further leave to amend the claim, which the arbitrator granted. Following an additional round of pleadings, the arbitrator issued an Interim Statement of Decision in favor of Respondent, denying all claims on statute of limitations grounds and ruling in part that the information delivered to the claimant at the time he purchased the investment was sufficient to put the claimant on inquiry notice about the risks of the investment. The claimant indicated his intent to further amend the claim and move for a reconsideration of the decision. The claimant has since filed a

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Motion for Reconsideration and Motion for Leave to Amend its Claim, alleging, among other things, that a fourth amended statement of claim needed to be filed to allege what the claimant deemed to be new claims that the property was overvalued at the time of the original purchase and that insufficient diligence was performed on the part of the Respondent on the financial statements of the guarantor and lessee in connection with the offering. On August 10, 2012, Respondent filed a motion in opposition of the claimant’s motions, arguing in relevant part that a reconsideration was not warranted because the claimant’s arguments were not new or newly discovered. The claimant filed an omnibus reply motion in support of its motions and, following a hearing on August 28, 2012, the arbitrator indicated the intent to take under advisement the issue of whether a class arbitration could occur under provisions of the arbitration clause. On November 30, 2012, the arbitrator issued a Partial Final Award on Clause Construction which denied the claimant the right to proceed on the basis of a class action based on construction of the arbitration clause used between the parties. Consistent with AAA Supplementary Class Rules, proceedings were stayed for a thirty day period to allow the parties to seek judicial review of the decision concerning class status. The claimant’s motion for reconsideration and respondent’s petition for attorneys’ fees are still pending. Upon the unfavorable ruling on the class action issue, the claimant’s attorney threatened to file in state court and seek a stay of the arbitration proceedings while the state court claim was pending. On February 14, 2013, the claimant’s counsel forwarded a copy of a complaint filed in Los Angeles Superior Court naming Griffin Capital and one of Griffin Capital's principles, by the claimant and numerous other investors, in their personal capacity (as opposed to the parties that would have been bound by the original agreement to arbitrate). Many of the investors dissolved the entities which were originally parties to the agreement to arbitrate, and participation in the arbitration would leave them personally exposed to an adverse judgment for fees.
On February 28, 2013, the arbitrator entered an order conditionally granting leave to amend the complaint, and vacated her prior orders pertaining to the claims being barred by the statute of limitations. The basis of the ruling is that the legal theories now asserted “bear little resemblance” to those previously plead, and because the arbitrator’s rulings are non-appealable, the new claims need to be “fully developed” before “being addressed and ruled upon.”  The arbitrator largely abandoned the standard for diligence (i.e., why weren’t these claims asserted earlier) that she said she would require to be shown and merely conditioned the grant of leave to amend on reimbursement of a small portion of arbitrator compensation and attorneys’ fees, in the aggregate sum of $29,219.50. The claimant objected to payment of the fee award in the arbitration. Respondent argued that the arbitration action should not be allowed to continue until the claimant paid the fee award due Respondent. The arbitrator extended the claimant’s deadline for payment and reduced the fees, which were subsequently paid by the claimant.
Respondent’s defense counsel has accepted service in the state court action and intends to vigorously protest (a) the pursuit of that action as an attempt at circumventing the mandatory arbitration clause; and (b) the filing of the state court claims, which it views as barred in whole or in part by the statute of limitations and an attempt to avoid arbitration as the proper forum for the dispute. A response (consisting of demurrers and objections to standing due to the claimant’s attempt to assign a tort claim between investors) was filed on behalf of each defendant in the state court claim.
A codefendant was also served in the case and has filed a response in the action asserting 34 affirmative defenses to the plaintiff’s claims.
On June 13, 2013, the judge in state court stayed the lawsuit (including the pending discovery in that action and the claims filed against the appraiser) on his own motion, directed the claimant back to the arbitrator, and said he would reconsider the action once the arbitrator had ruled on the claim. While that is not a definitive disposition of the state court claims, it does confine the claim to the claimant, as the arbitrator has already ruled that the claim cannot proceed as a class action. The case is currently in the discovery phase and depositions are being taken pursuant to an agreed upon discovery schedule, but defense counsel does not expect a definitive resolution until December 2014 at the earliest.
Griffin Capital (ARG) Investors, DST
On January 15, 2009, ARG, Inc., the tenant on the properties acquired by ARG Restaurants, filed for Chapter 11 bankruptcy protection in Delaware. ARG, Inc. successfully rejected 13 out of 82 locations, which restaurants had already been shut down.
ARG filed a motion in bankruptcy court seeking to reject the master lease on six of the nine locations in this Delaware Statutory Trust. Griffin Capital filed an objection to this motion, but subsequently determined that such objection would cause ARG, Inc. to reject the entire master lease. ARG, Inc. rejected four of the leases, affirmed three of the leases and restructured two of the leases in a negotiated compromise that reduced the rent and term of the two locations in question (ARG, Inc. had filed a motion allowing it to reject the two leases to the extent it failed to reach terms with Griffin Capital). ARG, Inc.’s bankruptcy filing created a non-monetary event of default under the loan with the current lender on the property. A loan default

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provided the lender with the right to sweep all of the excess cash flow above and beyond the mortgage payment. Given the rejection of the four leases, as of April 1, 2009, there was insufficient cash flow necessary to support the monthly debt service.
In order to cover the remaining debt service and/or pay down the loan to reduce the debt, Griffin Capital sold the four properties that ARG, Inc. closed. Griffin Capital engaged a retail brokerage firm to market the four properties. The four vacant properties were successfully sold by December 31, 2012 (Modesto property for $1.45 million in April 2011, El Toro property for $1.74 million in August 2011, Riverside property for $1.1 million in April 2012 and Sacramento property for $0.8 million in July 2012), at an aggregate loss of approximately $11.5 million, based on allocated total capitalization. This is not necessarily the loss realized by individual investors as each investor’s tax basis may differ from the sponsor’s allocated capitalized value.
Griffin Capital was concerned that the two properties under the restructured leases would continue to experience negative sales growth resulting in a lease termination at the end of the shortened lease term. As such, Griffin Capital initiated communications with the lender regarding restructuring the loan. In an effort to maintain an ongoing ownership of the properties, Griffin Capital submitted a proposal intending to bifurcate the loan into a performing loan and a non-performing loan, and converted the ownership structure to a Delaware limited partnership. The loan restructuring was agreed to between the borrower and the lender, and the restructuring closed June 25, 2010. In 2012, the general partner was able to extend the term of the restructured leases for an additional five years to May 31, 2018. The general partner and lender entered into a loan modification in April 2014 allowing the general partner to sell the remaining five locations with a discount of some of the accrued interest on the note. One of the remaining assets was sold in June 2014, and two additional assets are expected to be sold in the third quarter of 2014. The general partner is actively marketing the remaining assets and is focused on selling these remaining assets in 2014.
Griffin Capital (Westmont) Investors, LLC
On February 5, 2008, SIRVA, the tenant on the Westmont property, filed for bankruptcy protection. In conjunction with the filing, the landlord and tenant executed a lease amendment that called for SIRVA to affirm its lease in exchange for the landlord reimbursing SIRVA for a substantial portion of its letter of credit fees. The bankruptcy plan was successfully confirmed on May 7, 2008. SIRVA was required to maintain an evergreen letter of credit in the amount of $4 million, which decreased by $500,000 each year in conjunction with the contractual rent increase. Further, SIRVA agreed to maintain the letter of credit in the minimum amount of $2.0 million for the balance of its lease term. Until recently, SIRVA was paying a letter of credit facility fee in the amount of 6.5% of the stated amount of the letter of credit. The landlord agreed to reimburse SIRVA for all but 1% of the actual cost to maintain the letter of credit (the “normal” letter of credit fee), not to exceed 5.5%. As a result of a refinancing, SIRVA’s letter of credit fee was thereafter reduced to 3.5%. As a part of the lease amendment, Griffin Capital was able to secure a right to terminate SIRVA’s lease upon 12 months’ advance notice, which allowed the landlord to continually seek a replacement tenant, which process Griffin Capital commenced in the first quarter of 2009. SIRVA had an option to terminate the lease effective November 30, 2012, for a termination fee. On November 28, 2012, SIRVA exercised the option, paid a $1.3 million termination fee, and vacated the property on November 30, 2013. The lender has since been using escrowed funds to make debt service at the property, which is and has been actively marketed. On February 13, 2014, a principal of the sponsor received a FINRA arbitration demand from an existing investor, which also named Griffin Capital Securities, Inc. (“GCSI”) and the investor’s now-defunct broker dealer and certain individuals who were formerly employed by said defunct broker dealer. The sponsor intends to vigorously protest the inclusion of GCSI in the claim, which relates to a private offering in which GCSI was not involved. The claim alleges various issues relating to the sale of the investment, including negligence, suitability, misrepresentation and omission of material facts; fraud, violation of California securities laws; breach of fiduciary duty; failure to supervise a registered representative; and breach of contract, among other allegations. Counsel for GCSI and the principal has filed a response and intends to vigorously oppose the substance of the complaint; the forum for the claim; its premature filing; and the inclusion of GCSI and the principal.
Griffin Capital (Bolingbrook) Investors, LLC
On February 18, 2014, Quantum Foods (“Quantum”), the tenant occupying the two buildings of the Bolingbrook property, filed for relief in bankruptcy court under Chapter 11. Quantum actively pursued a “stalking horse” acquirer. After an initial delay during which the tenant was unable to complete its agreement with the first stalking horse purchaser, on March 14, 2014 the court approved an alternate stalking horse bidder, which sale was scheduled to close on or about April 30, 2014. After several postponements, the alternate stalking horse bidder withdrew, and has since filed a lawsuit seeking the return of its $5.4 million deposit. By mid-May Quantum ceased to be a going concern, had halted production and laid off most of its employees. Its principal creditor, Crystal Financial (“Crystal”) turned its focus to collecting open receivables and selling through inventory in an orderly way, and also sought to monetize all of the equipment at the property, much of it liened. Various agents including Griffin Capital were seeking a “turnkey” buyer or buyers for the equipment, which would resume operations in the property as a purchaser or tenant. Post-petition rent has been paid by Quantum through May 2014. Griffin Capital negotiated a three-

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month extension of the date by which either of the leases will be affirmed or rejected in exchange for a partial rent and real estate tax installment payment in each of the three months commencing June 2014. Griffin Capital has included certain mechanic’s lien claim amounts along with pre-petition rent in the proposed cure amount for the leases. After successfully structuring an agreement with a turnkey buyer for the property, a competing bid was made to the bankruptcy court for Quantum’s trade equipment and trade fixtures (with no intent on the part of the new purchaser to operate from the property as a going concern).  At a hearing on June 19, 2014, the turnkey buyer increased its bid for the assets and ultimately prevailed as the preferred purchaser.  Griffin Capital and the turnkey buyer entered into a license agreement that permitted the turnkey buyer to operate from the property while a sale is consummated, and in which, the buyer disclaimed any interest in certain disputed leasehold improvements. The turnkey buyer closed its purchase of the trade equipment and trade fixtures on June 20, 2014, and as expected, the original tenant has or will be filing a lease rejection motion for the two leases at the property shortly thereafter. As of June 2014, a purchase and sale agreement for the real estate was being negotiated with the turnkey buyer.
Distributions
Distributions to investors in the Griffin Capital (Puente Hills) Investors, LLC program ceased on January 1, 2009, from the point of time the tenant defaulted on its lease as a result of the events discussed above, resulting in a decrease in distributions of $0.8 million through the end of 2013. It was expected that recovery under the guaranty would be limited because a substantial portion of the guarantor’s net worth was subject to claims from various creditors associated with dealerships indirectly owned by the guarantor. Griffin Capital believed, given the financial condition of the guarantor, that a recovery under the personal guaranty was not likely to generate any proceeds that would benefit the investors. However, the settlement agreement discussed above provides that to the extent the lender experiences a complete recovery of its losses under the lease guaranty, excess proceeds will be distributed to the tenant-in-common investors.
Distributions to investors in the Griffin Capital (ARG) Investors, DST program ceased on March 1, 2009, upon the bankruptcy filing of ARG, Inc. in February 2009, which resulted in decreased distributions of approximately $4.0 million through the end of 2013.
The original pro forma distribution to investors in the Griffin Capital (Westmont) Investors, LLC program has been adjusted as a result of the extra and unforeseen cost to the investors resulting from the tenant’s bankruptcy. The adjusted distribution amount, at a rate of 7.25%, was paid through February 2012, at which time the distribution rate was dropped to 3.75% effective March 1, 2012. The distribution rate was further reduced to zero in January 2013. Both reductions in the distribution rate resulted from the anticipated notification of early termination of the lease by the tenant, and resulted in a reduction in distributions of approximately $3.7 million through the end of 2013.
Distributions to investors in the Griffin Capital (Bolingbrook) Investors, LLC program ceased on February 14, 2014, due to the tenant’s inability to pay rent when due.
Other Private Programs and Griffin Capital Investments
Griffin Capital has sponsored ten other privately-offered programs. These offerings include one hotel, eight multi-tenant asset real estate tenant-in-common offerings and one Delaware Statutory Trust consisting of an apartment community. These ten privately-offered programs have raised approximately $178.8 million of gross offering proceeds from 318 investors. With a combination of debt and offering proceeds, these privately-offered programs have invested approximately $421.3 million (including acquisition costs) in 12 properties. The properties are located in California, Georgia, Illinois, Minnesota, Michigan and Washington.
The investments of the above-mentioned programs have all occurred during the previous eight years.
In the five years prior to Griffin Capital's first private offering, Griffin Capital focused on acquiring, developing and re-developing single tenant net lease assets for its own account. The assets acquired were leased to tenants of varying credit quality, in a broad section of geographical locations, with lease durations of 15 years. The acquisitions focused mainly on industrial (warehouse and manufacturing) and office properties and consisted of nine properties with approximately 3.1 million square feet and entailed an aggregate investment of over $130 million (including acquisition costs). The six investments discussed below were made by Griffin Capital, or its affiliates, since the inception of Griffin Capital. These six investments have similar investment characteristics and demonstrate the breadth and depth of Griffin Capital’s ability to source, structure, negotiate, finance and close new opportunities.

•
A warehouse/distribution facility located in University Park, Illinois consisting of 186,560 square feet, leased in its entirety to Anvil International, or Anvil. A subsidiary of Muller Water Products, Anvil is a manufacturer and marketer of a broad range of water infrastructure and flow control products for use in water distribution networks

37

and treatment facilities. Anvil operates 12 manufacturing facilities in the United States and Canada and five regional distribution facilities. Anvil employs approximately 2,000 employees. The lease on the property has expired, and the property owner and guarantors are currently in a forbearance period with the lender.

•
A warehouse/distribution facility located in Wadesboro, North Carolina consisting of 327,785 square feet, leased in its entirety to Broder Brothers Company, or Broder Brothers. Founded in 1919 and headquartered in Trevose, Pennsylvania, Broder Brothers is a distributor of imprintable sportswear and accessories in the United States and the exclusive or near-exclusive distributor for several well established brands such as Adidas Golf, Columbia Sportswear and Champion. Broder Brothers operates the largest distribution network in its industry, which consists of 16 facilities strategically located throughout the United States, including Wadesboro, North Carolina. Broder Brothers employs approximately 2,000 employees worldwide. Broder Brothers had previously vacated this property, although they continued to pay rent and had a lease term of approximately four years remaining at the time the loan matured. Griffin Capital made several attempts to negotiate a lease and/or a lease buyout/sale of the property to a third party with the lender’s approval, but the lender felt it could best maximize the value of the asset by foreclosing and continuing to market the property. The foreclosure sale was completed in October 2009.

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A manufacturing facility located in Emporia, Kansas consisting of 320,764 square feet, leased in its entirety to Hopkins Manufacturing Corporation, or Hopkins. Headquartered in Emporia, Kansas, Hopkins is a manufacturer and marketer of specialized towing products and functional accessories for the automotive and recreational vehicle aftermarkets, as well as industrial products for automobile manufacturers, dealers, repair shops and safety inspection facilities. Hopkins employs approximately 650 people over 500,000 square feet of production, warehousing, shipping and receiving space in the United States and Mexico. This property was contributed to GC REIT on August 27, 2010.

•
A warehouse/distribution facility located in Clinton, South Carolina consisting of 566,500 square feet, leased in its entirety to Renfro Corporation, or Renfro, under a triple-net lease. Founded in 1921 and headquartered in Mount Airy, North Carolina, Renfro is the largest manufacturer of socks in the United States. Renfro has an exclusive license for Fruit of the Loom, Ralph Lauren and Dr. Scholl’s and is one of only three suppliers to Nike. Renfro employs approximately 4,500 employees worldwide. This property was transferred to GC REIT on June 18, 2009.

•
A four-property industrial manufacturing portfolio located in Georgia, Tennessee and Virginia consisting of 1,480,703 square feet with all four properties leased to ABB Power T&D Company, Inc. Headquartered in Zurich, Switzerland, with its North American operations headquartered in Norwalk, Connecticut, ABB is a global leader in power and automation technologies. The company serves customers in more than 30 industries including the automotive, building, chemical, electrical, marine, metal, mineral, paper, power and water industries. ABB employs approximately 120,000 employees in 100 countries.

•
An office/laboratory property located in Plainfield, Illinois consisting of 176,000 square feet, leased in its entirety to Chicago Bridge & Iron Company, or Chicago Bridge & Iron, under a triple-net lease. Chicago Bridge & Iron is a publicly-traded corporation and is one of the world’s largest engineering, procurement and construction companies, with approximately 18,000 employees worldwide. This property was transferred to GC REIT on June 18, 2009.

Material Adverse Business Developments — Other Private Programs and Griffin Capital Investments
Certain of the 10 privately-offered programs have experienced tenant vacancies due to bankruptcies, mergers or lease expirations or other similar adverse developments, which has caused certain investments to perform below expectations. Since these programs are each tenant-in-common offerings made primarily to investors exchanging properties in a tax-deferred manner pursuant to Section 1031 of the Internal Revenue Code, it is impractical for these investors to make additional capital contributions to fund tenant improvements or other required capital expenditures. Therefore, Griffin Capital is compelled to take a very conservative approach to preserving capital to address the leasing needs at each of these properties and, accordingly, has suspended or reduced distributions for most of these programs.
Given the economic conditions that resulted from the economic recession’s severity and length and its impact on these properties, Griffin Capital has defaulted on loans at some properties in order to commence workout negotiations. In many of these properties, vacancies and/or operational results have resulted in the need for adjustment in the original economics of the loans in order to build adequate cash reserves to re-lease and/or stabilize the properties. While this approach is not unusual with securitized loans, there is an inherent risk that workout negotiations will be unsuccessful. The default could result in a foreclosure, imposition of default interest rates, acceleration or similar results. Therefore, Griffin Capital elected this strategy where it perceived a foreclosure would inevitably occur unless steps were taken to develop a long-term strategy for re-leasing

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and/or to reduce the debt load to a manageable level until a recovery occurs. Negotiations with lenders are ongoing at several properties. In connection with the lenders’ actions in this regard, Griffin Capital has received customary default notices.
The following notable events have occurred in five of the multi-tenant property programs (as disclosed in Table V of the Prior Performance Tables attached to this supplement as Exhibit A, where the effect on the respective program is quantified): (i) the lender on the 1200 Ashwood property, through the exercise of a power of sale, has taken title after Griffin Capital was unable to locate a new source of third party equity on the timetable desired by the lender; (ii) on October 18, 2010, the lender for the Washington Pointe property served the program’s investors with a foreclosure action. Since that time, Griffin Capital and the lender have reached mutually-agreeable terms for a modification of the loan. The modification bifurcates the loan into a performing loan and a non-performing loan. A balloon payment of the entire debt will be due on September 1, 2016, and this property is currently being marketed for sale. Griffin Capital reduced, and eventually ceased, distributions for this property on November 15, 2009; (iii) on February 3, 2011, the lender for the Hookston Square property served the program’s investors with a foreclosure action. The lender sent formal notice that it intended to conduct a trustee’s sale of the property on June 23, 2011, but temporarily postponed the same while workout discussions were pending. Griffin Capital sought third party equity capital and was able to present an offer for a discounted note payoff from a third party capital provider in an amount close to the valuation assessment of the lender, and which Griffin Capital believed reflected actual market value; however, the lender elected to foreclose on the property through the exercise of a power of sale on October 14, 2011; (iv) the mortgage secured by the U.S. Bank Building was in default since October 2009. Griffin Capital continued to operate the property pursuant to a forbearance agreement with the lender that expired on May 31, 2011. A Notice of Default, a Notice of Acceleration and a Demand for Payment were received in June 2011. The lender filed a foreclosure suit and the filing indicated that the lender would seek to have a receiver appointed on June 28, 2011. At Griffin Capital's request, this receivership hearing was postponed. It was dismissed in December 2011. Griffin Capital was served with a notice of default and a notice of hearing to appoint a receiver on April 25, 2012 and May 3, 2012, respectively. The hearing was held on June 10, 2012 and the receiver was appointed (appointment of a receiver being standard procedure for Minnesota foreclosures). The receiver took control of the management of the property on June 20, 2012 and the lender foreclosed on the property on October 15, 2012. Minnesota provides for a six month redemption period following foreclosure, which expired April 15, 2013, during which time title continued in the name of the borrower, but in possession of the receiver. No redemption occurred. Title automatically transferred to the lender at the expiration of the redemption period and a motion to terminate the receivership was filed on April 18, 2013. On May 3, 2013, an order was issued approving such termination pending a final accounting. The final accounting was filed with the court on August 13, 2013; and (v) The loan for the Ashwood-Southfield properties matured on December 31, 2011 but was not paid off.  The combined value of the assets for the Ashwood-Southfield properties was substantially less than the loan balance.  Throughout 2011 and 2012, Griffin Capital sought third party equity capital and was able to present an offer for a discounted note payoff from a third party capital provider in an amount close to the valuation assessment of the lender, and which Griffin Capital believed to reflect actual market value.  However, in June 2012, the lender commenced with foreclosure actions against the Georgia property. The lender also filed a deficiency confirmation proceeding in Georgia against the borrowers and guarantors as a precaution against any interference with the Michigan foreclosure. This action was stayed until completion of the Michigan foreclosure. The lender sold the Southfield, Michigan property under a power of sale procedure on January 22, 2013 and requested that each of the borrowers waive the six month redemption period provided under Michigan law. The redemption waiver agreement was fully executed by the investors and the lender with an effective date of July 17, 2013. As a result, the Southfield, Michigan property has been transferred and lender’s counsel in Georgia has dismissed the deficiency confirmation proceeding related to the Georgia property. In addition, Griffin Capital reduced, and eventually ceased, distributions for its multi-tenant multi-property program with properties located in Sacramento, California on December 15, 2011.
Valuation Policy

The second paragraph of the “Tax-Exempt Entities and ERISA Considerations - Annual or More Frequent Valuation” section beginning on page 150 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

Unless and until the shares of our common stock are listed for trading on a national securities exchange, we do not expect that a public market for the shares of our common stock will develop. To assist fiduciaries of Benefit Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in shares of our common stock, we intend to provide reports of our quarterly and annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until eighteen months after the completion of this offering, we intend to use the offering price of shares of our common stock in this offering as the per share net asset value; provided however, that if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the net asset value per share of our common stock will be equal to the offering price of shares of our common stock in this offering less the amount of

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net sale proceeds per share distributed to our stockholders as a result of the sale of such property. Beginning eighteen months after this offering of shares of our common stock, the value of the properties and our other assets will be determined in the manner described in the “Description of Capital Stock - Valuation Policy” section of the prospectus.

The third paragraph of the “Description of Capital Stock - Valuation Policy” section beginning on page 160 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

No later than 18 months after the last sale of shares of our common stock in this offering, we will disclose an estimated per share value that is not based solely on the offering price of our shares. This estimate will be determined by our board of directors, or a committee thereof, which in either case will include a majority of our independent directors, after consultation with our advisor or any successor advisors or our officers and employees, subject to the restrictions and limitations set forth in this valuation policy. Unless FINRA or SEC rules and regulations governing valuations require otherwise, we intend to publish our board of directors’ estimate of the reasonable value of our shares within 18 months after the termination of this offering, at a time to be determined by our board of directors.

Our board of directors or a committee thereof will determine an estimated value per share based upon the fair value of our assets less liabilities under market conditions existing at the time of the valuation using appraisals of our assets and operations and other factors deemed relevant. The estimated value will not necessarily be equivalent to our net asset value, and is not intended to be related to any values at which individual assets may be carried on financial statements under applicable accounting standards. The methodologies for determining the estimated values under the valuation policy may take into account numerous factors including, without limitation, the following:

•	net amounts that might be realized in a sale of our assets in an orderly liquidation;

•	net amounts that might be realized in a bulk portfolio sale of our assets;

•	separate valuations of our assets (including any impairments);

•	our going concern value;

•	private real estate market conditions;

•	public real estate market conditions;

•	our business plan and characteristics and factors specific to our portfolio or securities;

•	the prices at which our securities were sold in other offerings, such as a distribution reinvestment plan offering;

•	the prices paid for our securities in other transactions, including secondary market trades; and

•	the relative prices paid for comparable companies listed on a national securities exchange.

Except as provided below, we will obtain independent third-party appraisals for real estate and real estate-related investments and will value our other assets in a manner we deem most suitable under the circumstances, which will include an independent appraisal or valuation. Our independent directors will be responsible for the oversight process including approval of engagement of one or more third-party valuation experts to assist in the valuation of assets, liabilities and unconsolidated investments. The appraiser will be a member of the Appraisal Institute with an MAI designation, or such other professional value designation appropriate for the type or geographic locations of the assets being valued. After the initial appraisal, independent third party appraisals for real estate and real estate-related investments will be obtained at least every two years and made available to participating broker-dealers conducting due diligence on our products. We will disclose the effective date of the estimated valuation and a summary of the methodology by which the estimated value was developed. The reasonable estimate of the value of our shares will be subject to numerous limitations. Such valuations will be estimates only and may be based upon a number of estimates, assumptions, judgments and opinions that may not be, or may later prove not to be, accurate or complete, which could make the estimated valuations incorrect. The estimated value per share should not necessarily be viewed as an accurate reflection of net proceeds that would result from an immediate sale of our assets. We will provide this information to stockholders in our annual report.

This valuation policy may be amended by our board of directors at any time and, although the policy expresses the present intent of our board of directors, there is no limitation on the ability of our board of directors to cause us to vary from this policy to the extent it deems appropriate, with or without an express amendment of the policy.

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Distribution Reinvestment Plan

The following information should be read in conjunction with the discussion contained in the “Distribution Reinvestment Plan” section on page 162 of our prospectus:

Stockholders can choose to have all or a portion of their distributions reinvested through the DRIP. Stockholders may also change the percentage of distributions that will be reinvested at any time by notifying the DRIP administrator, which currently is us.

Share Repurchase Plan

The following information should be read in conjunction with the discussion contained in the “Share Repurchase Plan” section beginning on page 163 of our prospectus:

For the period from January 11, 2013 (Date of Inception) through December 31, 2013 and the six months ended June 30, 2014, we did not receive any requests pursuant to our share repurchase plan and did not repurchase any of our securities.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

The fifth paragraph of the “Plan of Distribution - Dealer Manager and Participating Broker-Dealer Compensation and Terms” section beginning on page 174 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

Based on the experience of our co-sponsors and their affiliates, we anticipate that our advisor or its affiliates will receive up to 1.0% of the aggregate gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering to reimburse it for our cumulative other organizational and offering expenses such as legal, accounting, printing and other accountable offering expenses, including direct expenses of its employees and employees of its affiliates (other than our dealer manager and its employees and dual-employees) while engaged in registering and marketing shares of our common stock, which shall include development of sales literature and presentations, planning and participating in due diligence meetings and generally coordinating the marketing process for us. Pursuant to the terms of our advisory agreement, we have agreed to reimburse our advisor or its affiliates up to 2.0% of the gross offering proceeds for shares of our common stock sold pursuant to our primary offering. Our advisor and its affiliates will be responsible for the payment of our cumulative other organizational and offering expenses to the extent they exceed 2.0% of the aggregate gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering without recourse against or reimbursement by us. The total organizational and offering expenses we are responsible for are capped at 12.0% of the gross proceeds of our primary offering and the total of all organizational and offering expenses are capped at 15.0% of the gross offering proceeds of this offering. No organizational and offering expenses will be reimbursed with respect to shares of our common stock sold pursuant to the DRIP.

Prior Performance Information and Tables

The information attached hereto as Exhibit A supersedes and replaces the section of our prospectus captioned “Exhibit A:  Prior Performance Tables” beginning on page A-1 of our prospectus.

Form of Subscription Agreement

The information attached hereto as Exhibit B supersedes and replaces the section of our prospectus captioned “Exhibit B: Form of Subscription Agreement” beginning on page B-1 of our prospectus.

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EXHIBIT A

PRIOR PERFORMANCE TABLES

PRIOR PERFORMANCE OF OUR CO-SPONSORS AND ITS AFFILIATES

The following Prior Performance Tables provide historical unaudited financial information relating to one active public real estate program co-sponsored by American Healthcare Investors and Griffin Capital and 12 active private real estate investment programs, nine completed private real estate investment programs and one active public real estate program sponsored by Griffin Capital (referred to as Prior Real Estate Programs) through December 31, 2013. The public real estate program co-sponsored by American Healthcare Investors and Griffin Capital since January 7, 2012, Griffin-American Healthcare REIT II, Inc., or GA Healthcare REIT II, a publicly registered, non-traded real estate investment trust, has investment objectives similar to ours, including the acquisition and operation of a diversified portfolio of real estate properties focusing primarily on medical office buildings and healthcare-related facilities; the provision of stable cash flow available for distribution to stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of properties. Similar to our program, GA Healthcare REIT II may also originate and acquire secured loans and other real estate-related investments. As of December 31, 2013, Griffin Capital and its affiliates sponsored one public real estate program, Griffin Capital Essential Asset REIT, Inc., or GC REIT, which has investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of properties. One difference in investment objectives between us and GC REIT is the focus on a particular type or asset class of commercial property. In particular, our focus is on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities, and to a lesser extent, secured loans and other real estate-related investments. GC REIT focuses on single tenant net lease properties diversified by corporate credit, physical geography, product type and lease duration. On July 31, 2014, the initial public offering of Griffin Capital Essential Asset REIT II, Inc., or GC REIT II, a newly registered public real estate program sponsored by Griffin Capital, was declared effective by the SEC. GC REIT II also has investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of properties; however, GC REIT II focuses on single tenant net lease properties diversified by corporate credit, physical geography, product type and lease duration. Furthermore, while we intend to invest in a diversified portfolio of properties, the 21 private programs were structured to acquire a single asset or a designated set of properties.
Our advisor is responsible for the acquisition, operation, maintenance and resale of our real estate properties. American Healthcare Investors and Griffin Capital, affiliates of our advisor, are our co-sponsors, and one or both of our co-sponsors serves as the sponsor of the Prior Real Estate Programs and related companies. The Prior Real Estate Programs presented provide an overview of prior American Healthcare Investors and Griffin Capital managed real estate programs and the performance of these programs. However, the general condition of the economy, as well as other factors, can affect the real estate market and operations and impact the financial performance significantly.
The following tables are included herein:
Program Co-Sponsored by American Healthcare Investors and Griffin Capital
Table I – Experience in Raising and Investing Funds – Table I summarizes the experience of our co-sponsors and the former sponsor of a program co-sponsored by our co-sponsors in raising and investing funds in Prior Real Estate Programs, the offering of which closed in the most recent three years. The information in Table I is unaudited and includes one program that closed in the required period.
Table II – Compensation to Sponsor – Table II summarizes the compensation paid to our co-sponsors and affiliates for the Prior Real Estate Programs, the offering of which closed in the most recent three years, and total compensation paid by all other Prior Real Estate Programs to our co-sponsors and affiliates in the most recent three years. The information in Table II is unaudited.
Table III – Operating Results of Prior Real Estate Programs – Table III summarizes the operating results of Prior Real Estate Programs co-sponsored by our co-sponsors, the offering of which closed in the most recent five years. The information in Table III is unaudited.

Past performance is not necessarily indicative of future results

Programs Sponsored by Griffin Capital
Table I – Experience in Raising and Investing Funds – Table I summarizes the experience of Griffin Capital and affiliates in raising and investing funds in Prior Real Estate Programs, the offerings of which closed in the most recent three years. The information in Table I is unaudited and includes one program that closed in the required period.
Table II – Compensation to Sponsor – Table II summarizes the compensation paid to Griffin Capital and affiliates for the Prior Real Estate Programs, the offerings of which closed in the most recent three years, and total compensation paid by all other Prior Real Estate Programs to Griffin Capital and affiliates in the most recent three years. The information in Table II is unaudited.
Table III – Operating Results of Prior Real Estate Programs – Table III summarizes the operating results for the Prior Real Estate Programs, the offerings of which closed in the most recent five years. The information in Table III is unaudited.
Table IV – Results of Completed Prior Real Estate Programs – Table IV summarizes the results for the Prior Real Estate Programs that have completed operations in the most recent five years. The information in Table IV is unaudited.
Table V – Sales or Disposals of Properties – Table V includes all sales or disposals of properties by Prior Real Estate Programs in the most recent three years. The information in Table V is unaudited.
Our stockholders will not own any interest in any Prior Real Estate Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs. Due to the risks involved in the ownership of and investment in real estate, there is no guarantee of any level of return on an investment in us and investors may lose some or all of their investment.
These tables are presented on a tax basis rather than on a generally accepted accounting principles in the United States of America, or GAAP, basis. Tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year. Income may be understated in the tables as compared to GAAP, as GAAP accounting would require certain amortization or leveling of rental revenue, the amount of which is undetermined at this time. Expenses may be understated by monthly operating expenses, which are typically paid in arrears.

Past performance is not necessarily indicative of future results

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
DECEMBER 31, 2013

Table I presents the experience of American Healthcare Investors, Griffin Capital and the former sponsor of
Griffin-American Healthcare REIT II, Inc. in raising and investing funds in Prior Real Estate Programs, the offerings of which closed in the three years prior to December 31, 2013. As of December 31, 2013, there was one public program that closed in the three years prior to December 31, 2013.

Griffin-American Healthcare
REIT II, Inc. (1)
Dollar Amount Offered (2)	$4,607,200,000
Dollar Amount Raised (2)	$2,838,329,000
Length of Offering (in months)	50
Months to Invest 90% of Amount Available for Investment	52
(Measured from Beginning of Offering)
__________
(1) Includes amounts in the initial and follow-on offerings.
(2) Such amounts exclude amounts offered or raised under the distribution reinvestment plan.

Past performance is not necessarily indicative of future results

TABLE II
COMPENSATION TO CO-SPONSORS (UNAUDITED)
DECEMBER 31, 2013

Table II presents the compensation paid to American Healthcare Investors, Griffin Capital and the former sponsor of the Prior Real Estate Program co-sponsored by American Healthcare Investors and Griffin Capital in connection with (1) Prior Real Estate Programs with offerings that closed in the three years ended December 31, 2013, and (2) all other Prior Real Estate Programs in the three years ended December 31, 2013. There was one offering that closed in the three years ended December 31, 2013. As of December 31, 2013, there was one public program which paid compensation to American Healthcare Investors and Griffin Capital as co-sponsors, which also paid compensation to the program’s former sponsor prior to the transition to American Healthcare Investors and Griffin Capital as co-sponsors on January 7, 2012. Information in the table below reflects compensation paid to American Healthcare Investors, Griffin Capital and the former sponsor of such program since inception of such program. Property management fees, asset management fees, acquisition fees, disposition fees, refinancing fees and leasing commissions are presented for consolidated properties at 100% of the amount incurred by the property on a GAAP basis. Consolidated property information has not been adjusted for the respective entities for affiliated ownership percentages. Additionally, unconsolidated property information is not included in the tabular presentation.

	Griffin-American Healthcare
	REIT II, Inc.
Date Offering Commenced	08/24/2009
Dollar Amount Raised (1)	$2,838,329,000	(2)
Amounts Paid to Sponsor from Proceeds of Offering (1)
Selling Commissions	$190,938,000
Marketing Support, Due Diligence Allowance and Dealer Manager Fees	84,679,000
Organization & Offering Expenses	13,463,000
Totals	$289,080,000
Amounts Paid to Sponsor at Acquisition and Investment in Real Estate
Acquisition Fees	$73,704,000
Construction Management Fees	357,000
Totals	$74,061,000
Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor	$111,315,000	(3)
Amounts Paid to Sponsor from Operations - Year 2011:
Property Management Fees	$843,000
Asset Management Fees	2,929,000
Leasing Commissions	395,000
Totals	$4,167,000
Amounts Paid to Sponsor from Operations - Year 2012:
Property Management Fees	2,158,000
Asset Management Fees	6,727,000
Leasing Commissions	1,389,000
Totals	$10,274,000
Amounts Paid to Sponsor from Operations - Year 2013:
Property Management Fees	4,418,000
Asset Management Fees	13,751,000
Leasing Commissions	3,231,000
Totals	$21,400,000
Amounts Paid to Sponsor from Property Sales and Refinancings:
Disposition Fees	$—
Incentive Fees	—
Totals	$—
______________
(1) Includes amounts raised in the initial and follow-on offerings.
(2) Excludes amounts raised under the distribution reinvestment plan.
(3) Amount represents the cash generated from operations for the three years ended December 31, 2013, plus payments to the co-sponsors from operations for the three years ended December 31, 2013.

Past performance is not necessarily indicative of future results

TABLE III
OPERATING RESULTS OF PRIOR PROGRAM BY YEAR (UNAUDITED)
GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
DECEMBER 31, 2013

The following sets forth the unaudited operating results of Griffin-American Healthcare REIT II, Inc., a Prior Real Estate Program that was sponsored by its former sponsor, Grubb & Ellis Company, from inception to January 6, 2012 and by our co-sponsors beginning January 7, 2012. Griffin-American Healthcare REIT II, Inc. is the only Prior Real Estate Program that has been co-sponsored by our co-sponsors. All amounts are as of and for the year ended December 31 for the year indicated, unless otherwise indicated.

	December 31,
	2013	2012	2011	2010	2009
BALANCE SHEET DATA:
Total assets	$2,928,726,000	$1,454,629,000	$499,152,000	$203,996,000	$13,809,000
Mortgage loans payable, net	$329,476,000	$291,052,000	$80,466,000	$58,331,000	$—
Lines of credit	$68,000,000	$200,000,000	$—	$11,800,000	$—
Stockholders’ equity	$2,383,025,000	$860,307,000	$397,357,000	$125,240,000	$13,283,000

	Years Ended December 31,				Period from January 7, 2009 (Date of Inception) through December 31,
	2013	2012	2011	2010	2009	Total
STATEMENT OF OPERATIONS DATA:
Total revenues	$204,403,000	$100,728,000	$40,457,000	$8,682,000	$—	$354,270,000
Net loss	$9,065,000	$(63,244,000)	$(5,774,000)	$(7,423,000)	$(282,000)	$(67,658,000)
Net loss attributable to controlling interest	$9,051,000	$(63,247,000)	$(5,776,000)	$(7,424,000)	$(281,000)	$(67,677,000)
STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating activities	$42,748,000	$23,462,000	$9,264,000	$(2,881,000)	$(40,000)	$72,553,000
Net cash used in investing activities	$(1,437,605,000)	$(730,304,000)	$(223,689,000)	$(186,342,000)	$—	$(2,577,940,000)
Net cash provided by financing activities	$1,337,919,000	$756,843,000	$253,089,000	$181,468,000	$13,813,000	$2,543,132,000
OTHER DATA:
Distributions paid	$125,547,000	$45,594,000	$18,192,000	$4,072,000	$—	$193,405,000

Distribution Data Per $1,000 Invested
Cash Distributions to Investors (1)
Sources (on GAAP basis)
- Operating activities	$21.10	$31.03	$30.07	$—	$—
- Investing & financing activities	$—	$—	$—	$—	$—
- Other (return of capital)	$40.86	$29.28	$28.98	$54.50	$—
__________________
(1) Cash distributions per $1,000 invested exclude distributions to noncontrolling interests.

Past performance is not necessarily indicative of future results

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

Table I provides a summary of the experience of one of our co-sponsors, Griffin Capital, and its affiliates in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2013. As of December 31, 2013, there were two private programs that closed within the required time frame, as well as an initial offering and follow-on offering of one public program, and an initial offering of another public program. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

	Nashville
	Dollar Amount	Percentage
Dollar Amount Offered	$16,000,000
Dollar Amount Raised (1)	$16,000,000	100%
Length of Offering (in months)	5
Months to Invest 90% of Amount Available for Investment	5
___________

(1)
Of the $16.0 million raised, 4.94% was invested by Kevin A. Shields, Chairman and Chief Executive Officer of Griffin Capital. In addition, GC REIT invested $1.44 million for a 10% interest in the Delaware Statutory Trust.

Past performance is not necessarily indicative of future results

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

	Highway 94
	Dollar Amount	Percentage
Dollar Amount Offered	$10,500,000
Dollar Amount Raised	$10,500,000	100%
Length of Offering (in months)	11
Months to Invest 90% of Amount Available for Investment	11

Past performance is not necessarily indicative of future results

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

	GC REIT(1)
	Dollar Amount	Percentage
Dollar Amount Offered	$1,100,000,000
Dollar Amount Raised	$188,272,000
Dollar Amount Raised Pursuant to the Distribution Reinvestment Program (DRP)	$5,609,000
Total Amount Raised	$193,881,000	17.6%
Length of Offering (in months)	41
Months to Invest 90% of Amount Available for Investment	41
__________
(1) Includes initial offering only.

Past performance is not necessarily indicative of future results

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

The table below sets forth the compensation paid to one of our co-sponsors, Griffin Capital, and its affiliates for Prior Real Estate Programs for which the offerings have closed in the most recent three years ended December 31, 2013 and total compensation paid by all other Prior Real Estate Programs to our sponsor and its affiliates in the most recent three years ended December 31, 2013. As of December 31, 2013, there was one public program, GC REIT, and up to 12 private programs which paid compensation to Griffin Capital and its affiliates during the required three year period presented.

	Nashville		Highway 94		GC REIT		Other Programs
Date Offering Commenced	04/12/2013		08/29/2012		11/06/2009	(1)	Various	(2)
Dollar Amount Raised	$16,000,000		$10,500,000		$494,166,000	(3)	$—
Amount Paid to Sponsor from Proceeds of Offering:
Selling Commissions	$1,120,000	(4)	$735,000	(4)	$33,077,000	(4)	$—
Due Diligence Expense	$480,000	(5)	$315,000	(5)	$—		$—
Dealer Manager Fee	$—		$—		$14,565,000	(6)	$—
Organizational and Offering Expenses	$280,000	(7)	$210,000	(7)	$5,972,000	(7)	$—
Acquisition Fees:
Acquisition Fees	$910,000	(8)	$—		$29,413,000	(8)	$—
Acquisition Expenses	$182,000	(9)	$—		$5,193,000	(9)	$—
Other	$—		$—		$8,012,000	(9)	$—
Dollar Amount Generated from Operations Before Deducting Payments to Sponsor	$—		$—		$—		$—
Amount Paid to Sponsor from Operations:
Property Management Fees	$51,000	(10)	$—		$3,142,000	(11)	$—
Partnership Management Fees	$—		$—		$—		$—
Asset Management Fees	$66,000	(12)	$—		$8,063,000	(13)	$3,098,000	(14)
Reimbursements	$—		$—		$—		$—
Leasing Commissions	$—		$—		$—		$—
Other	$—		$—		$—		$—
Dollar Amount of Property Sales and Refinancing Before Deducting Payments to Sponsor:
Cash	$—		$—		$—		$—
Notes	$—		$—		$—		$—
Amount Paid to Sponsor from Property Sales and Refinancing:
Incentive Fees	$—		$—		$—		$—
Real Estate Commission	$—		$—		$—		$—
Disposition Fee	$—		$—		$—		$4,994,000	(15)
Other	$103,000		$1,339,645	(16)	$—		$—
_____________

Past performance is not necessarily indicative of future results

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED) – (Continued)
NOTES TO TABLE II
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

(1)	GC REIT's public offering became effective with the SEC on November 6, 2009. See footnote (3) for the discussion of the private offering prior to the SEC effective date.

(2)
Total compensation paid by all other Prior Real Estate Programs to Griffin Capital and its affiliates for the three most recent years through December 31, 2013 consists of several private real estate programs with multiple closing dates. The number of programs is further discussed in footnote 14 below.

(3)
There was $491.8 million in equity raised in the GC REIT public offering through December 31, 2013. In addition, concurrent with registering the public offering, GC REIT offered shares in a Regulation D private offering pursuant to a private placement memorandum, which offering began in February 2009. Approximately $2.4 million of common stock was sold in the Regulation D private placement. In addition to equity raised in the offerings, there was $5.6 million of DRP shares issued for GC REIT.

(4)	Selling commissions of 7.0% are earned on each subscription, which amount was reallowed to the third party participating broker-dealers.

(5)	Griffin Capital paid up to 3.0% of each subscription to participating broker-dealers to reimburse for certain due diligence and marketing costs.

(6)
Dealer manager fees of 3.0% are earned on each subscription of GC REIT, which amount is paid to Griffin Capital Securities, Inc., the dealer manager, a wholly-owned subsidiary of Griffin Capital. The dealer manager may reallow a portion of this fee to third party participating broker-dealers to reimburse for marketing efforts.

(7)	Organizational and offering expenses include marketing-related costs, technology costs, training and education meetings, broker-dealer seminars and bona fide due diligence expenses.

(8)
Acquisition fees are earned by Griffin Capital and Griffin Capital Essential Asset Advisor, LLC, a wholly-owned subsidiary of Griffin Capital, on each acquired or contributed property. GC REIT pays an acquisition fee of 2.5% of the acquisition purchase price or contribution value.

(9)
Actual acquisition expenses incurred by Griffin Capital are reimbursable up to 0.50% of the acquisition purchase price. Other acquisition costs are those incurred by GC REIT directly, including appraisal fees, filing fees, title and escrow fees and other third party charges.

(10)	Property management fees are earned by Griffin Capital at 3.0% of gross collected rental revenue.

(11)	Property management fees are earned by Griffin Capital Essential Asset Property Management, LLC at 3.0% of gross collected rental revenue.

(12)	Asset management fees are earned by Griffin Capital at 2.0% of Base Rent, Tenant Amortization and Additional Rent.

(13)	Asset management fees are earned by Griffin Capital Essential Asset Advisor, LLC for GC REIT at 0.75% of the average acquisition/contribution value of the properties acquired.

(14)
Asset management fees were earned from the Private Real Estate Programs. In 2011, Griffin Capital earned $1.2 million from 16 Private Real Estate Programs; in 2012, Griffin Capital earned $0.9 million from 15 Private Real Estate Programs; and in 2013, Griffin Capital earned $1.0 million from 12 Private Real Estate Programs.

(15)	Griffin Capital was paid a disposition fee for the Will Partners Investors, LLC, Griffin Capital (Carlsbad) Investors, LLC and Griffin Capital (Hotel Palomar) Investors, LLC disposition transactions.

(16)	Griffin Capital was paid $1.3 million in fees for the syndication of Griffin Capital (Highway 94) Investors, DST.

Past performance is not necessarily indicative of future results

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

The following sets forth the unaudited operating results of Prior Real Estate Programs sponsored by Griffin Capital, one of our co-sponsors, the offerings of which have closed in the most recent five years ended December 31, 2013. The following also sets forth the unaudited operating results of GC REIT, a Public Real Estate Program that is sponsored by Griffin Capital. All amounts are as of and for the year ended December 31 for the year indicated.

	GC REIT
	2013	2012	2011	2010	2009
BALANCE SHEET DATA:
Total assets	$1,225,397,000	$334,796,000	$175,945,000	$110,141,000	$55,295,000
Mortgage loans payable, net	$169,848,000	$65,782,000	$60,033,000	$26,129,000	$34,042,000
Lines of credit	$44,500,000	$129,030,000	$35,396,000	$42,872,000	$—
Preferred units subject to redemption	$250,000,000	$—	$—	$—	$—
Stockholders' equity	$374,837,000	$95,769,000	$41,071,000	$13,510,000	$591,000
Noncontrolling Interests	$19,736,000	$17,512,000	$21,787,000	$18,578,000	$17,679,000

STATEMENT OF OPERATIONS DATA:
Total revenues	$68,915,000	$25,490,000	$15,009,000	$7,268,000	$2,733,000
Net (loss) income	$(24,469,000)	$(5,674,000)	$(4,621,000)	$(3,809,000)	$(2,236,000)
Net (loss) attributable to common stockholders	$(24,664,000)	$(4,195,000)	$(2,535,000)	$(990,000)	$(247,000)
Net (loss) income attributable to noncontrolling interest (1)	$(3,092,000)	$(1,739,000)	$(2,275,000)	$(2,819,000)	$(1,989,000)

STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating activities	$2,600,000	$5,058,000	$(1,184,000)	$(825,000)	$58,000
Net cash used in investing activities	$(847,322,000)	$(154,066,000)	$(14,651,000)	$(38,755,000)	$—
Net cash provided by financing activities	$849,457,000	$149,252,000	$19,628,000	$40,828,000	$128,000

OTHER DATA: (2)
Distributions paid to common shareholders	$7,731,000	$3,165,000	$1,535,000	$405,000	$71,000
Distributions paid to noncontrolling interests	$3,042,000	$2,694,000	$2,258,000	$1,710,000	$616,000
Distributions paid to preferred unit holders	$1,354,000	$—	$—	$—	$—
Issuance of shares for distribution reinvestment plan	$8,902,000	$2,732,000	$909,000	$162,000	$9,000
Total Distributions	$21,029,000	$8,591,000	$4,702,000	$2,277,000	$696,000

Distribution Data Per $1,000 Invested
Cash Distributions to Investors (2)
Sources (on GAAP basis)
- Operating activities	$0.48	$25.53	$—	$—	$—
- Investing & financing activities	$—	$—	$—	$—	$—
- Other (return of capital)	$3.39	$17.83	$60.33	$47.87	$30.52
_____________
(1) Noncontrolling interests consist of limited partners of the operating partnership in which limited partner units were issued in exchange for the limited partners' interest in certain real estate assets.
(2) Cash distributions per $1,000 invested includes cash distributions and shares issued pursuant to the distribution reinvestment plan to common stockholders, those made to limited partners of the operating partnership and those made to the preferred unit investor.

Past performance is not necessarily indicative of future results

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

Nashville(1)
2013
Gross Revenue	$2,699,953
Profit (loss) on Sale of Property	$—
Less:
Operating Expenses	890,043
Interest Expense	660,180
Depreciation	—
Net Income (Loss) - Tax Basis	$1,149,731
Taxable Income
from operations	$1,149,731
from gain (loss) on sale	—
Cash Generated (2)
from operations	1,149,731
from sales	—
from refinancing	—
Cash Generated from operations, sales and refinancing	1,149,731
Less: Cash Distributions to Investors
from operating cash flow	653,987
from sales and refinancing	—
from other	—
Cash Generated (deficiency) after Cash Distributions	495,744
Less: Special Items (not including sales and refinancing)	—
Cash Generated (deficiency) after Cash Distributions and Special Items	$495,744
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
from operations	$71.86
from recapture	—
Capital Gain (Loss)	—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$40.87
return of capital	—
Source (on cash basis)
sales	—
refinancing	—
operations	$40.87
other	—
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table	100%
_____________

(1)	The program commenced on April 12, 2013 and closed on September 6, 2013. Therefore, there are no results of operations prior to the period presented.

(2)
Griffin Capital has not disposed of this property as a result of completing a program since acquisition as this property continues to be held within the original holding period. Further, Griffin Capital has not generated cash from the refinancing of debt associated with the investment.

Past performance is not necessarily indicative of future results

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

	Highway 94 (1)
	2013	2012
Gross Revenue	$2,310,000	$770,000
Profit (loss) on Sale of Property	—	—
Less:
Operating Expenses	116,701	6,250
Interest Expense	782,034	204,064
Depreciation	—	—
Net Income (Loss) - Tax Basis	$1,411,265	$559,686
Taxable Income
from operations	—	$559,686
from gain (loss) on sale	—	—
Cash Generated (2)
from operations	1,411,265	559,686
from sales	—	—
from refinancing	—	—
Cash Generated from operations, sales and refinancing	1,411,265	559,686
Less: Cash Distributions to Investors
from operating cash flow	702,599	328,194
from sales and refinancing	—	—
from other	—	—
Cash Generated (deficiency) after Cash Distributions	708,666	231,492
Less: Special Items (not including sales and refinancing)	—	—
Cash Generated (deficiency) after Cash Distributions and Special Items	$708,666	$231,492
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
from operations	$134.41	$53.30
from recapture	—	—
Capital Gain (Loss)	—	—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$66.91	$31.26
return of capital	—	—
Source (on cash basis)
sales	—	—
refinancing	—	—
operations	$66.91	$31.26
other	—	—
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table	100%	100%
_____________

(1)	The program commenced on August 29, 2012 and closed in November 2013. Therefore, there are only two years of operations included in the table.

(2)
Griffin Capital has not disposed of this property as a result of completing a program since acquisition as this property continues to be held within the original holding period. Further, Griffin Capital has not generated cash from the refinancing of debt associated with the investment.

Past performance is not necessarily indicative of future results

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) – (Continued)
GENERAL NOTES TO TABLE III
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

(1)
Books and records of the Private Real Estate Programs are maintained on a cash basis which approximates the reportable tax information for each tenant-in-common investor. Specifically, (1) tax accounting does not take into consideration certain income and expense accruals at the end of each calendar year; (2) rental income is recognized for tax purposes when received rather than on a straight-line basis as required by generally accepted accounting principles; and (3) depreciation is not computed for these programs as each investor's exchange basis is different. These differences typically create timing differences between years but total income over the life of the investment will not be significantly different between the two bases of accounting. The books and records for GC REIT are maintained on an accrual basis and in accordance with generally accepted accounting principles.

(2)	Operating expenses for the Private Real Estate Programs, including real estate taxes and property insurance, are the responsibility of the tenant pursuant to the lease agreement.

(3)
Depreciation is not calculated for Private Real Estate Programs as the individual investor's tax carrying basis may differ from the investor's allocated share of the program's real estate as a result of their exchange into the program.

(4)
Distributions are made from cash flow generated from operations, which may also be funded from time to time with funds in a liquidity/working capital reserve that may have been established at close and/or funded over time with excess cash that exceeds investor distributions in prior periods. Distributions for GC REIT are generally made from cash flow generated from property operations or proceeds raised in a public offering.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

This table sets forth summary information on the results of Prior Real Estate Programs that completed operations in the most recent five years ended December 31, 2013.

Program Name	Will Partners
Dollar amount raised	$6,347,263
Number of properties purchased	1
Date of closing of offering	01/07/2005
Date of first sale of property	06/04/2010	(1)
Date of final sale of property	06/04/2010	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$31.75
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$14.73
- return of capital	$—
Source (on cash basis)
- sales (2)	$1,185.86
- refinancing	$—
- operations	$14.73
- other	$—
Receivable on net purchase money financing	$—
_____________________________
(1) The Will Partners property was contributed to GC REIT on June 4, 2010.
(2) The distribution represents the equity interests contributed to GC REIT by certain Will Partners investors.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

Program Name	Carlsbad
Dollar amount raised	$15,500,000
Number of properties purchased	1
Date of closing of offering	02/10/2006
Date of first sale of property	05/13/2011	(1)
Date of final sale of property	05/13/2011	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$36.89
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$36.89
- return of capital	$—
Source (on cash basis)
- sales (2)	$502.52
- refinancing	$—
- operations	$36.89
- other	$5.18
Receivable on net purchase money financing	$—
_____________________________
(1) The Carlsbad property was purchased by GC REIT on May 13, 2011.
(2) The distribution represents the equity interests contributed to GC REIT by certain Carlsbad investors.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

Program Name	Puente Hills
Dollar amount raised	$9,150,000
Number of properties purchased	1
Date of closing of offering	09/08/2006
Date of first sale of property	05/07/2010	(1)
Date of final sale of property	05/07/2010	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(4.84)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$14.49
- return of capital	$—
Source (on cash basis)
- sales	$—
- refinancing	$—
- operations	$(4.84)
- other	$19.34
Receivable on net purchase money financing	$—
_____________________________

(1)
The property was sold on May 7, 2010 for $4.5 million. At the time of the sale, the debt on the property was $15.6 million. The proceeds from the sale were used to pay down the debt and the remaining balance was forgiven.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

Program Name	1200 Ashwood
Dollar amount raised	$13,110,000
Number of properties purchased	1
Date of closing of offering	06/01/2004
Date of first sale of property	07/06/2011	(1)
Date of final sale of property	07/06/2011	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(51.29)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales (1)	$—
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________
(1) The lender elected to foreclose on the property through the exercise of a power of sale on July 6, 2011.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

Program Name	Hookston Square
Dollar amount raised	$17,000,000
Number of properties purchased	1
Date of closing of offering	08/19/2005
Date of first sale of property	10/14/2011	(1)
Date of final sale of property	10/14/2011	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(46.55)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales (1)	$—
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________
(1) The lender elected to foreclose on the property through the exercise of a power of sale on October 14, 2011.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

Program Name	Waterford
Dollar amount raised	$6,917,963
Number of properties purchased	1
Date of closing of offering	—	(1)
Date of first sale of property	09/16/2011
Date of final sale of property	09/16/2011
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$74.69
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales (1)	$1,000.00
- refinancing	$—
- operations	$74.69
- other	$—
Receivable on net purchase money financing	$—
_____________________________
(1) The property was sold on September 16, 2011 prior to fully syndicating the program.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

Program Name	Ashwood-Southfield
Dollar amount raised	$21,275,000
Number of properties purchased	1
Date of closing of offering	08/19/2005
Date of first sale of property	06/05/2012	(1)
Date of final sale of property	01/22/2013	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(6.36)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$—
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________
(1) The Ashwood-Southfield investment program consists of two properties located in Georgia (900 Ashwood) and Michigan (Southfield). On June 5, 2012, the lender foreclosed on the 900 Ashwood property. The Southfield property was foreclosed by the lender on January 22, 2013.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

Program Name	St. Paul
Dollar amount raised	$19,965,000
Number of properties purchased	1
Date of closing of offering	08/19/2005
Date of first sale of property	10/15/2012	(1)
Date of final sale of property	10/15/2012	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(95.70)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales (1)	$—
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________
(1) The lender elected to foreclose on the property through the exercise of a power of sale on October 15, 2012.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

Program Name	Hotel Palomar
Dollar amount raised	$18,250,000
Number of properties purchased	1
Date of closing of offering	08/16/2007
Date of first sale of property	10/25/2012	(1)
Date of final sale of property	10/25/2012	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$217.83
- from recapture	$—
Capital gain (loss)	$518.55
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$1,518.55
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________
(1) The property was sold on October 25, 2012.

Past performance is not necessarily indicative of future results

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

The following table sets forth sales or other disposals of properties by Prior Real Estate Programs in the most recent three years ended December 31, 2013.

			Selling Price, Net of Closing Costs and GAAP Adjustments
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale (fair value)	Equity issued(4)	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP(5)	Total
Hookston Square (1)	09/29/2005	10/14/2011	$—	$30,037,624	$—	$—	$—	$30,037,624
Carlsbad	02/10/2006	05/13/2011	$13,785,561	$34,837,746	$7,788,990	$—	$(412,297)	$56,000,000
Waterford	06/09/2010	09/16/2011	$13,420,540	$24,329,460	$—	$—	$—	$37,750,000
Ashwood-Southfield (2)	12/20/2004	(2)	$—	$35,408,062	$—	$—	$—	$35,408,062
St. Paul (3)	04/25/2006	10/15/2012	$—	$39,083,563	$—	$—	$—	$39,083,563
Hotel Palomar	10/09/2007	10/25/2012	$30,825,452	$27,174,548	$—	$—	$—	$58,000,000

	Cost of Properties Including Closing and Soft Costs
Property	Original mortgage financing	Total acquisition cost, capital improvement, closing and soft costs	Equity issued in excess of acquisition and closing costs	Total	Excess (deficiency) of property operating cash receipts over cash expenditures
Hookston Square (1)	$30,500,000	$6,854,000	$11,442,000	$48,796,000	$5,140,337
Carlsbad	$37,000,000	$4,995,000	$10,505,000	$52,500,000	$8,246,193
Waterford	$25,000,000	$3,086,000	$10,020,000	$38,106,000	$1,627,049
Ashwood-Southfield (2)	$38,600,000	$9,113,000	$15,714,000	$63,427,000	$9,371,661
St. Paul (3)	$40,000,000	$3,793,000	$14,384,000	$58,177,000	$3,847,340
Hotel Palomar	$27,225,000	$2,119,000	$11,982,000	$41,326,000	$3,122,128
_____________________________
(1) The lender elected to foreclose on the property through the exercise of a power of sale on October 14, 2011. Thus, the amount reflected in the table is the amount of the debt as of the foreclosure sale date, which amount was forgiven by the lender.

(2) The Ashwood-Southfield investment program consists of two properties located in Georgia (900 Ashwood) and Michigan (Southfield). On June 5, 2012, the lender foreclosed on the 900 Ashwood property. The Southfield property was foreclosed by the lender on January 22, 2013.

(3) A receivership was put in place at the property on June 19, 2012. On that date, all control of the property was relinquished and the benefits and burdens of ownership were effectively transferred. The lender conducted a mortgage foreclosure sale on October 15, 2012. However, as the benefits and burden of ownership were transferred the date of the receivership, the mortgage balance represents the balance as of June 19, 2012.

(4) Represents the limited partnership units issued by the operating partnership of GC REIT for the contributed equity interest of the investors.

(5) The program assumed the in-place mortgage as of the acquisition date. The adjustment represents a debt premium to reflect the debt at fair market value.

Past performance is not necessarily indicative of future results

EXHIBIT B

GRIFFIN-AMERICAN HEALTHCARE REIT III

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

Any person(s) desiring to subscribe for shares of common stock (the "shares") in Griffin-American Healthcare REIT III, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN GRIFFIN-AMERICAN HEALTHCARE REIT III, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS. IF AN INVESTOR'S SUBSCRIPTION IS ACCEPTED, THE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR.

(1) INVESTMENT

A check for the full purchase price of the shares subscribed for should be made payable to the order of "Griffin-American Healthcare REIT III, Inc.'' Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled "Suitability Standards.'' (Certain states have imposed special suitability standards as set forth in the Prospectus.)

The minimum required initial investment is $2,500; provided however, that the minimum required initial investment for purchases made by an individual retirement account, or IRA, is $1,500. If additional investments in the Company are made, you will need to complete an Additional Subscription Agreement Form with the exact name in which the original purchase was made. The investor(s) acknowledge(s) that the broker-dealer named on the Subscription Agreement/Signature Page may receive a commission on any such additional investments in the Company.

(2) NON-CUSTODIAL OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETE AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO "GRIFFIN-AMERICAN HEALTHCARE REIT III, INC." TO:

Regular Mail:
Griffin-American Healthcare REIT III
C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Overnight Mail:
Griffin-American Healthcare REIT III
C/O DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105

(3) CUSTODIAL OWNERSHIP

FOR CUSTODIAL OWNERSHIP ACCOUNTS, SUBSCRIPTION AGREEMENT/SIGNATURE PAGE MUST BE COMPLETED, EXECUTED AND SENT TO THE CUSTODIAN.

Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership if the plan has a custodian.

Enter the exact name of the custodian or trustee, mailing address and business phone. If this is an additional purchase by a qualified plan or non-qualified custodial account, please use the same exact plan name as the previous investment.

(3)a The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), the custodian account number and name of custodian or other administrator.

(4) INVESTOR INFORMATION REQUIRED

(4)a For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter "FBO" followed by the name of the investor.

(4)b Enter the home address, city, state, zip code, home telephone, business telephone and email address of the investor. Note: Section 3 should contain the custodian's mailing address.

(4)c Enter an alternate mailing address if different than the home address in item 4(b).

(4)d Enter the date of birth of the investor **(required)** and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor **(required)** and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable.

(4)e Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

(4)f Check the box if either the investor or joint investor is an employee of Griffin-American Healthcare REIT III, Inc., American Healthcare Investors LLC, or their affiliates, or an affiliate or Board Member of the Company.

PAGE 1 OF 4

0814

GRIFFIN-AMERICAN HEALTHCARE REIT III

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

(5) DISTRIBUTION OPTIONS	Check the appropriate box to have the distributions mailed to the address of record, the address that is located in Section 4. Check the appropriate box to participate in the Distribution Reinvestment Plan (the "DRIP"). If you are reinvesting pursuant to the DRIP, you may elect to reinvest all or a portion of your cash distributions by indicating in Section 5 the percentage desired in cash and the percentage desired to be reinvested pursuant to the DRIP (percentages must add up to 100%). If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automated Clearing House ("ACH"), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank. AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account listed in Section 5 of the Subscription Agreement/Signature Page. I (we) further authorize the Company to debit my (our) account noted in Section 5 of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such erroneously deposited amount, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company.
(6) SIGNATURES	The Subscription Agreement/Signature Page must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. The Subscription Agreement/Signature Page must be signed and guaranteed by the custodian(s) ifinvesting through an IRA, Keogh or qualified plan, if applicable.
(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)	This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor ("RIA"). If there is more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 7. Please complete all broker-dealer information contained in Section 7 including suitability certification (state of sale). The Subscription Agreement/Signature Page, which has been delivered with the Prospectus, together with a check, if applicable, for the full purchase price, should be delivered or mailed to your broker-dealer. Check the box to indicate whether this subscription was solicited or recommended by a RIA or broker-dealer whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may n ot charge the regular selling commission. No selling commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

NOTICE TO STOCKHOLDERS

The shares of common stock of the Company are subject to restrictions on transfer. In addition, the Company has the authority to issue shares of stock of more than two classes. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company's common stock and (2) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences to subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

ACCEPTABLE FORMS OF PAYMENT

1. Wire transfers
2. Pre-printed personal checks
3. Cashier's checks over $10,000
4. Business checks when applied to company/corporate account
5. Trust checks for trust accounts
6. Custodial checks for IRA accounts
7. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement.

Pay to the order of "Griffin-American Healthcare REIT III, Inc."

WE CANNOT ACCEPT: Money orders, cashier's checks for $10,000 or less, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Investor Services Department at 888-926-2688.

PLEASE NOTE: Because of our anti-money laundering policies, if the investor's name used in this Subscription Agreement/Signature Page does not match the Payor printed on the check, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payor on the check.

Regular Mail: Griffin-American Healthcare REIT III, Inc., C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Overnight Mail: Griffin-American Healthcare REIT III, Inc., C/O DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105

PAGE 2 OF 4

0814

GRIFFIN-AMERICAN HEALTHCARE REIT III

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, **PLEASE CALL INVESTOR SERVICES AT 888-926-2688**

(1) INVESTMENT

☐ Initial Investment ☐ Additional Investment (Subscription Agreement or Additional Subscription Agreement Form must be completed)

Please make investment check payable to:
"Griffin-American Healthcare REIT III, Inc."

Minimum initial investment = $2,500
Minimum initial IRA investment = $1,500

☐ Funds Enclosed
☐ Funds Wired
☐ Funds to Follow

TOTAL INVESTED $ ___ ___ ___ ___ ___ ___ ___ ___

(2) NON-CUSTODIAL OWNERSHIP

☐ **Individual** — Investor must sign & initial
☐ **Joint Tenants with Right of Survivorship** — All parties must sign & initial
☐ **Tenants in Common** — All parties must sign & initial
☐ **Community Property** — All parties must sign & initial
☐ **Pension or Profit Sharing Plan** — Trustee or custodian signature required
☐ **Trust** — Trustee or Grantor signature(s) required ______ DATE ESTABLISHED (required)
 ☐ Currently Revocable
 ☐ Irrevocable
☐ **Company or Corporation** — Authorized officer must sign or initial
 ☐ S-Corp
 ☐ C-Corp
☐ **Uniform Gift to Minors Act or the Uniform Transfers to Minors Act** — Custodian must sign or initial
☐ **Partnership or LLC** — Authorized Agent must sign or initial
☐ **Qualified non-custodial administrator**
☐ **Other:** ______ SPECIFY

NAME OF TRUST OR BUSINESS ENTITY ______

(3) CUSTODIAL OWNERSHIP

Send ALL paperwork directly to the custodian

☐ IRA ______ (TYPE) ☐ Qualified Pension or Profit Sharing Plan ☐ Non-Qualified Custodial Account ☐ Other: ______ SPECIFY

NAME OF CUSTODIAN OR TRUSTEE ______

MAILING ADDRESS ______

CITY ______ STATE ______ ZIP CODE ______

BUSINESS PHONE ___ – ___ – ____

SECTION (3)a
CUSTODIAN TAX ID # __ – _______ CUSTODIAN ACCOUNT # ______

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR ______

(4) INVESTOR INFORMATION REQUIRED

SECTION (4)a
NAME OF INVESTOR OR TRUSTEE **(REQUIRED)** ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

NAME OF JOINT INVESTOR ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

SECTION (4)b
STREET ADDRESS **(REQUIRED) NO P.O. BOX** ______

CITY ______ STATE ______ ZIP CODE ______

HOME PHONE **(REQUIRED)** ___ – ___ – ____ BUSINESS PHONE ___ – ___ – ____ EXTENSION ______

E-MAIL ADDRESS (Recommended) ______

☐ I (we) acknowledge and agree that I (we) will not receive paper copies of any documents that the Company can send to me electronically. ______ **(SIGNATURE REQUIRED)**

SECTION (4)c
ALTERNATE MAILING ADDRESS OR P.O. BOX ______

CITY ______ STATE ______ ZIP CODE ______

SECTION (4)d
INVESTOR DATE OF BIRTH **(MM/DD/YYYY)** __ – __ – ____ JOINT INVESTOR DATE OF BIRTH **(MM/DD/YYYY)** __ – __ – ____ INVESTOR TAX ID# __ – ___ ____

REQUIRED

INVESTOR SSN ___ – __ – ____ JOINT INVESTOR SSN ___ – __ – ____

SECTION (4)e Please indicate Citizenship Status **(REQUIRED):** If a box is not checked, U.S. Citizenship will be applied by default.

☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien*

*If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

SECTION (4)f: Please indicate if:
☐ **Employee, Affiliate or Board Member of Griffin-American Healthcare REIT III, Inc.**

PAGE 3 OF 4

0814

## (5) DISTRIBUTION OPTIONS (REQUIRED): If a box is not checked below, distributions will be paid in cash and sent to the address of record.

☐ Mail to Street Address (4b)

☐ Mail to Alternate Address (4c)

☐ **Distribution Reinvestment Plan**
Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution
______ % DRIP ______ % Cash (must equal 100%)

☐ **Distributions Directed to:**

☐ **Via Electronic Deposit (ACH)**
Complete information below. See ACH Language in Section 5 of the instructions.
☐ (must enclose voided check)
☐ **Savings** (verification from bank must be provided)

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

DISTRIBUTION MAILING ADDRESS

CITY | STATE | ZIP CODE

BANK ABA# **(FOR ACH ONLY)** | ACCOUNT#

MUST ENCLOSE A VOIDED CHECK IF IT IS A CHECKING ACCOUNT

**All distributions for custodial accounts will be sent to the custodian.**

## (6) SIGNATURES

Under penalty of perjury, by signing this Signature Page, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4.

**Each investor must separately sign and initial each representation made in the Subscription Agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.**

INITIALS INITIALS (A) I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement / Signature Page, of the final Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described.

INITIALS INITIALS (B) I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) have a net worth, as described in (i), of at least $70,000 and a minimum of $70,000 annual gross income, or if I am a (we are) resident(s) of California, Iowa or New Jersey, that I meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

INITIALS INITIALS (C) I (we) represent that i am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

INITIALS INITIALS (D) I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

**Residents of Alabama, California, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, New Jersey, New Mexico, North Dakota, Oregon and Tennessee**

INITIALS INITIALS (E) If I am a (we are) resident(s) of **Alabama** or **Oregon**, the investment in the Company and in affiliated programs does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **California** or **North Dakota**, the investment in the Company does not exceed 10.0% of my (our) net worth. If I am a (we are) resident(s) of **Iowa,** the investment in the Company does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Kansas**, I (we) acknowledge the recommendation by the Office of the Kansas Securities Commissioner that I (we) should limit my (our) aggregate investment in the Company and other non-traded real estate investment trusts to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Kansas, liquid net worth is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) **Kentucky** or **Tennessee**, the investment in the Company does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Maine**, I (we) acknowledge the recommendation by the Maine Office of Securities that I (we) should limit my (our) aggregate investment in the Company and similar direct participation program investments to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Maine, liquid net worth is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Massachusetts**, the investment in the Company and other illiquid direct participation programs does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Michigan**, I (we) acknowledge the recommendation by the Michigan Securities Division that I (we) should limit my (our) aggregate investment in the Company to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Michigan, liquid net worth is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year. If I am a (we are) resident(s) of **New Jersey**, I (we) represent that I (we) either: (i) have a liquid net worth (excluding home, home furnishings and automobiles) of at least $350,000 or (ii) have a liquid net worth of at least $150,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum gross annual income of at least $85,000. In addition, the investment in the Company, affiliated programs and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10.0% of my (our) liquid net worth. For purposes of this limitation for investors in New Jersey, liquid net worth is defined as that portion of my (our) total net worth (total assets exclusive of home, furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **New Mexico**, the aggregate investment in the Company, its affiliates and other non-traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth.

**NOTICE TO OHIO INVESTORS: IN ADDITION TO MEETING THE GENERAL SUITABILITY STANDARDS DESCRIBED IN SECTION 6(B) ABOVE, AN INVESTOR'S AGGREGATE INVESTMENT IN SHARES OF THE COMPANY'S COMMON STOCK, ITS AFFILIATES AND OTHER NON-TRADED REAL ESTATE INVESTMENT TRUSTS CANNOT EXCEED 10.0% OF THAT INVESTOR'S LIQUID NET WORTH. FOR PURPOSES OF THIS LIMITATION, LIQUID NET WORTH IS DEFINED AS THAT PORTION OF AN INVESTOR'S TOTAL NET WORTH (TOTAL ASSETS EXCLUSIVE OF PRIMARY RESIDENCE, HOME FURNISHINGS AND AUTOMOBILES MINUS TOTAL LIABILITIES) THAT CONSISTS OF CASH, CASH EQUIVALENTS AND READILY MARKETABLE SECURITIES.**

**BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.**

X
SIGNATURE OF INVESTOR | DATE **(REQUIRED)**

X
SIGNATURE OF JOINT INVESTOR **(if applicable)**

X
AUTHORIZED SIGNATURE **(Custodian or Trustee)**

**MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNTS**
(GRIFFIN-AMERICAN HEALTHCARE REIT III, INC. AND ITS AFFILIATES DO NOT ACT AS IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIANS)

## (7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

**TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR IRA**

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the investor as set forth in the section of the Prospectus entitled "Suitability Standards" and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment.

BROKER-DEALER OR RIA FIRM NAME **(REQUIRED)**

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

BUSINESS PHONE# **(REQUIRED)** ___ – ___ – ___ | FAX # ___ – ___ – ___

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(REQUIRED)** | REPRESENTATIVE#

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX | BRANCH ID#

CITY | STATE | ZIP CODE

BUSINESS PHONE# **(REQUIRED)** ___ – ___ – ___ | FAX# ___ – ___ – ___ | E-MAIL ADDRESS

☐ CHECK FOR REDUCED PURCHASE PRICE PER SHARE AND WAIVER OF COMMISSION. (BROKER-DEALER APPROVAL **REQUIRED**)

**REGISTERED INVESTMENT ADVISOR (RIA) - NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.**

☐ **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.

**I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. (Not applicable for RIAs.)**

STATE
☐☐
**(REQUIRED)**

X X
SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)** | DATE

X
SIGNATURE OF BROKER-DEALER OR RIA **(IF REQUIRED BY BROKER-DEALER)** | DATE

PAGE 4 OF 4

Mail To: **Regular Mail**
Griffin-American Healthcare REIT III
C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

**Overnight Mail**
Griffin-American Healthcare REIT III
C/O DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105

0814

GRIFFIN-AMERICAN
HEALTHCARE REIT III

# WIRING INSTRUCTIONS

Effective Date: August 28, 2014

(use of outdated instructions may result in returned funds.)

---

Thank you for choosing to invest in Griffin-American Healthcare REIT III, Inc. For your convenience, listed below are the instructions for wiring funds for an investment in Griffin-American Healthcare REIT III, Inc.

When wiring funds, please notify DST Systems, Inc. and provide the following information:

- Anticipated date of wire
- Amount of wire
- Investor's name
- Registered representative's name, phone number, and broker-dealer name
- Name of the institution sending the wire

Please note our office must be in receipt of the Subscription Agreement/Signature Page prior to the funds. If we receive the funds without a Subscription Agreement/Signature Page, we will be obligated to return the funds should we not receive the Subscription Agreement/Signature Page within 24 hours.

Please follow the wiring instructions exactly as written without omitting any portion:

| | |
|---|---|
| **Bank:** | UMB Bank |
| **Address:** | 1010 Grand, 4th Floor, Mail Stop: 1020409, Kansas City, MO 64106 |
| **Account#:** | 9871976270 |
| **ABA#:** | 101000695 |
| **Account Name:** | Griffin-American Healthcare REIT III, Inc. |

**Should you have any questions, please do not hesitate to contact us at 888.926.2688.**

We look forward to serving your investment needs.

---

PAGE 1 OF 1

0814

Questions regarding your account should be directed to:

**888.926.2688**

GRIFFIN-AMERICAN HEALTHCARE REIT III

OPTIONAL

DIRECT DEPOSIT AUTHORIZATION

THE COMPANY PROVIDES THIS SERVICE AT NO CHARGE

RETURN WITH A VOIDED CHECK (REQUIRED)

Mail To: Griffin-American Healthcare REIT III, Inc.
C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Fax To: 855.886.9862 (Toll Free)

NOTE: Direct deposit is not available for investments made through IRAs or qualified accounts.

NAME OF REGISTERED OWNER

REGISTERED OWNER'S SSN – – OR REGISTERED OWNER'S TAX ID# –

CHECK ONE

☐ New Authorization ☐ Change of Information

BANK NAME

ACCOUNT NAME **(MUST BE THE SAME AS REGISTERED OWNER)**

ACCOUNT NUMBER **(REQUIRED)**

Attach voided check here

CHECK ONE

☐ Checking Account ☐ Savings Account

ABA ROUTING NUMBER **(REQUIRED)**

Any Bank
Any Street, Anytown
Tel: (001) 555-5555
LAYOUT MAY VARY
MEMO
⑆123456789⑆0001⑈000123456789⑈
ABA Routing #
Check #
Account #

BANK MAILING ADDRESS

CITY STATE ZIP CODE

BANK TELEPHONE NUMBER – –

PLEASE NOTE: Griffin-American Healthcare REIT III, Inc. must be in receipt of this form 30 days prior to the distribution payment date. This authorization will supersede any previous distribution instructions.

Griffin-American Healthcare REIT III, Inc. is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until Griffin-American Healthcare REIT III, Inc. has notified me (us) that this deposit service has been terminated. In the event that Griffin-American Healthcare REIT III, Inc. deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

X

SIGNATURE DATE

X

SIGNATURE OF JOINT INVESTOR DATE

E-MAIL ADDRESS **(required to receive notification of direct deposit)**

PAGE 1 OF 1

0814

Questions regarding your account should be directed to:

888.926.2688

GRIFFIN-AMERICAN HEALTHCARE REIT III

OPTIONAL

TRANSFER ON DEATH (T.O.D.) FORM

TRANSFER ON DEATH INFORMATION

- A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner's beneficiary(ies) upon death; provided that Griffin-American Healthcare REIT III, Inc. receives proof of death and other documentation it deems necessary or appropriate.
- Until the death of the account owner(s), the T.O.D. beneficiary(ies) has (have) no present interest in, or authority over, the T.O.D. account.
- A T.O.D. designation will be accepted only where shares are owned by a natural person and registered in that individual's name or by two or more natural persons as joint tenants with rights of survivorship.
- Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.
- A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners die. The surviving owners may revoke or change the T.O.D. designation at any time.
- Minors may not be named as a beneficiary unless a custodian or guardian for such minor is also named.
- A T.O.D. designation and all rights related thereto shall be governed by the laws of the State of Maryland.
- A T.O.D. designation may be voided at any time by Griffin-American Healthcare REIT III, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.
- A T.O.D. designation will not be accepted from residents of **Louisiana**.

INVESTOR INFORMATION

#1. NAME OF REGISTERED OWNER **(exactly as name appears in the Subscription Agreement/Signature Page)**

#1. INVESTOR'S SSN ___ – __ – ____ #1. DAYTIME PHONE# ___ – ___ – ____ #1. STATE OF RESIDENCE

#2. NAME OF JOINT REGISTERED OWNER **(exactly as name appears in the Subscription Agreement/Signature Page)**

#2. INVESTOR'S SSN ___ – __ – ____ #2. DAYTIME PHONE# ___ – ___ – ____ #2. STATE OF RESIDENCE

TRANSFER ON DEATH DESIGNATION

I (we) authorize Griffin-American Healthcare REIT III, Inc. to register all of my (our) shares of its common stock in beneficiary form, assigning ownership on my (our) death to my (our) beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%. For additional beneficiaries, please complete and attach an additional form.

PRIMARY BENEFICIARY

FULL NAME

SSN **(REQUIRED)** ___ – __ – ____ OR TAX ID# __ – _______ PERCENTAGE ___ %

BIRTHDATE __ – __ – __

☐ **SECONDARY BENEFICIARY** OR ☐ **CONTINGENT BENEFICIARY**

FULL NAME

SSN ___ – __ – ____ OR TAX ID# __ – _______ PERCENTAGE ___ %

BIRTHDATE __ – __ – __

☐ **THIRD BENEFICIARY** OR ☐ **CONTINGENT BENEFICIARY**

FULL NAME

SSN ___ – __ – ____ OR TAX ID# __ – _______ PERCENTAGE ___ %

BIRTHDATE __ – __ – __

SIGNATURE

By signing below, I (we) authorize Griffin-American Healthcare REIT III, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) hereby revoke any beneficiary designation(s) made previously with respect to my (our) Griffin-American Healthcare REIT III, Inc. shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Griffin-American Healthcare REIT III, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, managers, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation. I (we) further understand that Griffin-American Healthcare REIT III, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning.

Sign exactly as the name(s) appear(s) in the Subscription Agreement/Signature Page. All registered owners must sign. This authorization form is subject to the acceptance of Griffin-American Healthcare REIT III, Inc.

X ______________________ ________
SIGNATURE OF PRIMARY INVESTOR **(required)** DATE

X ______________________ ________
SIGNATURE OF JOINT INVESTOR **(if applicable)** DATE

PAGE 1 OF 1

0814

Questions regarding your account should be directed to:

888.926.2688

GRIFFIN-AMERICAN HEALTHCARE REIT III

# ADDITIONAL INVESTMENT SUBSCRIPTION AGREEMENT
## (For Additional Investments ONLY)

**Additional Investment Subscription Agreement**

This form may be used by any current stockholder in Griffin-American Healthcare REIT III, Inc. (the "Company") who desires to purchase additional shares of the Company's common stock pursuant to the Additional Investment Subscription Agreement and who purchased their shares directly from the Company. Stockholders who acquired shares other than through use of a Subscription Agreement / Signature Page (e.g., through a transfer of ownership or T.O.D.) and who wish to make additional investments must complete the Griffin-American Healthcare REIT III, Inc. Subscription Agreement / Signature Page.

**A – INVESTMENT** (a completed Additional Investment Subscription Agreement is required for each additional investment)

1. This subscription is in the amount of $ ___ , ___

Existing Griffin-American Healthcare REIT III, Inc. Account # ___

2. Payment will be made with ☐ Enclosed check ☐ Funds Wired ☐ Funds to Follow

3. Check here if applicable ☐ REGISTERED REPRESENTATIVE (Reduced Commission Purchase)

**B – INVESTOR INFORMATION** (or Trustees if applicable)
**CUSTODIAL OWNERSHIP** (Send ALL paperwork directly to the custodian)
**NON-CUSTODIAL OWNERSHIP** (make check payable to: "Griffin-American Healthcare REIT III, Inc.")

1. Investor Name ☐ Mr. ☐ Mrs. ☐ Ms.

NAME OF JOINT INVESTOR ☐ Mr. ☐ Mrs. ☐ Ms.

MAILING ADDRESS

CITY STATE ZIP

PHONE – – BUSINESS PHONE – –

EMAIL ADDRESS

SOCIAL SECURITY OR TAXPAYER ID# – – DATE OF BIRTH (MM/DD/YYYY) – –

☐ I (we) acknowledge and agree that I (we) will not receive paper copies of any documents that the Company can send to me electronically.

(SIGNATURE REQUIRED)

STREET ADDRESS (IF DIFFERENT FROM MAILING ADDRESS OR MAILING ADDRESS IS A PO BOX)

CITY STATE ZIP

**C – INVESTOR(S) SIGNATURES:** Under penalty of perjury, by signing this Additional Investment Subscription Agreement, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4 of a previously executed and submitted subscription agreement. **Each investor must separately sign and initial each representation made in this Additional Investment Subscription Agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.**

INITIALS INITIALS **(A)** All investors acknowledge receipt, not less than five (5) business days prior to the signing of this Additional Investment Subscription Agreement of the final Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described.

INITIALS INITIALS **(B)** I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) have a net worth, as described in (i), of at least $70,000 and a minimum of $70,000 annual gross income, or if I am a (we are) resident(s) of California, Iowa, or New Jersey, that I meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

INITIALS INITIALS **(C)** I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

INITIALS INITIALS **(D)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

**Residents of Alabama, California, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, New Jersey, New Mexico, North Dakota, Oregon and Tennessee**

INITIALS INITIALS **(E)** If I am a (we are) resident(s) of **Alabama** or **Oregon,** the investment in the Company and in affiliated programs does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **California** or **North Dakota**, the investment in the Company does not exceed 10.0% of my (our) net worth. If I am a (we are) resident(s) of **Iowa**, the investment in the Company does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Kansas**, I (we) acknowledge the recommendation by the Office of the Kansas Securities Commissioner that I (we) should limit my (our) aggregate investment in the Company and other non-traded real estate investment trusts to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Kansas, liquid net worth is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) residents(s) **Kentucky** or **Tennessee**, the investment in the Company does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Maine**, I (we) acknowledge the recommendation by the Maine Office of Securities that I (we) should limit my (our) aggregate investment in the Company and similar direct participation program investments to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Maine, liquid net worth is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Massachusetts,** the investment in the Company and other illiquid direct participation programs does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Michigan,** I (we) acknowledge the recommendation by the Michigan Securities Division that I (we) should limit my (our) aggregate investment in the Company to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Michigan, liquid net worth is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year. If I am a (we are) resident(s) of **New Jersey**, I (we) represent that I (we) either: (i) have a liquid net worth (excluding home, home furnishings and automobiles) of at least $350,000 or (ii) have a liquid net worth of at least $150,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum gross annual income of at least $85,000. In addition, the investment in the Company, affiliated programs and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10.0% of my (our) liquid net worth. For purposes of this limitation for investors in New Jersey, liquid net worth is defined as that portion of my (our) total net worth (total assets exclusive of home, furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **New Mexico**, the aggregate investment in the Company, its affiliates and other non-traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth.

**NOTICE TO OHIO INVESTORS: IN ADDITION TO MEETING THE GENERAL SUITABILITY STANDARDS DESCRIBED IN SECTION C(B) ABOVE, AN INVESTOR'S AGGREGATE INVESTMENT IN SHARES OF THE COMPANY'S COMMON STOCK, ITS AFFILIATES AND OTHER NON-TRADED REAL ESTATE INVESTMENT TRUSTS CANNOT EXCEED 10.0% OF THAT INVESTOR'S LIQUID NET WORTH. FOR PURPOSES OF THIS LIMITATION, LIQUID NET WORTH IS DEFINED AS THAT PORTION OF AN INVESTOR'S TOTAL NET WORTH (TOTAL ASSETS EXCLUSIVE OF PRIMARY RESIDENCE, HOME FURNISHINGS AND AUTOMOBILES MINUS TOTAL LIABILITIES) THAT CONSISTS OF CASH, CASH EQUIVALENTS AND READILY MARKETABLE SECURITIES.**

**BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.**

X
SIGNATURE OF INVESTOR

DATE **(REQUIRED)**

X
SIGNATURE OF JOINT INVESTOR **(if applicable)**

X
AUTHORIZED SIGNATURE **(Custodian or Trustee)**

**(PLEASE COMPLETE PAGE TWO)**

**MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNTS**

(GRIFFIN-AMERICAN HEALTHCARE REIT III, INC. AND ITS AFFILIATES DO NOT ACT AS IRA, KEOGH, QUALIFIED OR NON-QUALIFIED PLAN CUSTODIANS)

PAGE 1 OF 2

0814

GRIFFIN-AMERICAN HEALTHCARE REIT III

ADDITIONAL INVESTMENT SUBSCRIPTION AGREEMENT
(For Additional Investments ONLY)

NAME OF INVESTOR OR TRUSTEE **(REQUIRED)**

EXISTING GRIFFIN-AMERICAN HEALTHCARE REIT III, INC. ACCOUNT#

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The registered representative or registered investment advisor (RIA) must sign below to complete the order. The registered representative or RIA warrants that (a) he or she has reasonable grounds to believe this investment is suitable for the subscriber(s) as set forth in the current Prospectus (see "Suitability Standards") and Subscription Agreement, (b) he or she has informed the subscriber(s) of all aspects of liquidity and marketability of this investment as required by the Dealer Manager Agreement and the Participating Broker-Dealer or RIA Agreement, and (c) he or she delivered the Prospectus and any supplements thereto through the date hereof to the subscriber(s) at least five days prior to the date that he or she will deliver this Additional Subscription Agreement to the Company.

REGISTERED REPRESENTATIVE/RIA INFORMATION

BROKER-DEALER OR RIA FIRM NAME **(REQUIRED)**

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY STATE ZIP CODE

BUSINESS PHONE# **(REQUIRED)** – – FAX# – –

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(REQUIRED)** REPRESENTATIVE#

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX

CITY STATE ZIP CODE

BUSINESS PHONE# **(REQUIRED)** – FAX# – –

E-MAIL ADDRESS

REGISTERED INVESTMENT ADVISOR (RIA) – NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.

STATE
(REQUIRED)

X X
SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)** DATE

X
SIGNATURE OF BROKER-DEALER OR RIA **(IF REQUIRED BY BROKER-DEALER)** DATE

Questions regarding your account should be directed to:

888.926.2688

Mail To: **Griffin-American Healthcare REIT III, Inc.**
C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

PAGE 2 OF 2

0814

ANNEX A

QUARTERLY REPORT ON FORM 10-Q
FOR THE
QUARTERLY PERIOD ENDED JUNE 30, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended June 30, 2014
or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to
Commission File Number: 333-186073 (1933 Act)

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
(Exact name of registrant as specified in its charter)

Maryland	46-1749436
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

(949) 270-9200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
___________________________________________________

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     ☒  Yes    ☐  No
Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    ☒  Yes    ☐  No
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐  Yes   ☒  No
As of August 1, 2014, there were 8,780,911 shares of common stock of Griffin-American Healthcare REIT III, Inc. outstanding.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
(A Maryland Corporation)
TABLE OF CONTENTS

Page
PART I — FINANCIAL INFORMATION

Item 1. Financial Statements (Unaudited)	3
Condensed Consolidated Balance Sheets as of June 30, 2014 and December 31, 2013	3
Condensed Consolidated Statements of Operations for the Three Months Ended June 30, 2014 and 2013, for the Six Months Ended June 30, 2014 and for the Period from January 11, 2013 (Date of Inception) through June 30, 2013	4
Condensed Consolidated Statements of Equity for the Six Months Ended June 30, 2014 and for the Period from January 11, 2013 (Date of Inception) through June 30, 2013	5
Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2014 and for the Period from January 11, 2013 (Date of Inception) through June 30, 2013	6
Notes to Condensed Consolidated Financial Statements	7
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations	29
Item 3. Quantitative and Qualitative Disclosures About Market Risk	44
Item 4. Controls and Procedures	44

PART II — OTHER INFORMATION
45
Item 1. Legal Proceedings	45
Item 1A. Risk Factors	79
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds	79
Item 3. Defaults Upon Senior Securities	79
Item 4. Mine Safety Disclosures	79
Item 5. Other Information	79
Item 6. Exhibits	79
Signatures	80

PART I — FINANCIAL INFORMATION
Item 1. Financial Statements.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2014 and December 31, 2013
(Unaudited)

	June 30,	December 31,
	2014	2013
ASSETS
Real estate investments, net	$5,885,000	$—
Cash and cash equivalents	32,361,000	202,000
Accounts and other receivables	1,978,000	—
Real estate and escrow deposits	200,000	—
Identified intangible assets, net	381,000	—
Other assets	190,000	—
Total assets	$40,995,000	$202,000

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Liabilities:
Accounts payable and accrued liabilities	$415,000	$—
Accounts payable due to affiliates	201,000	—
Identified intangible liabilities, net	111,000	—
Security deposits, prepaid rent and other liabilities	623,000	—
Total liabilities	1,350,000	—

Commitments and contingencies (Note 6)

Redeemable noncontrolling interest (Note 7)	2,000	—

Equity:
Stockholders' equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 4,586,312 and 22,222 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	46,000	—
Additional paid-in capital	40,354,000	200,000
Accumulated deficit	(757,000)	—
Total stockholders' equity	39,643,000	200,000
Noncontrolling interest (Note 8)	—	2,000
Total equity	39,643,000	202,000
Total liabilities, redeemable noncontrolling interest and equity	$40,995,000	$202,000
The accompanying notes are an integral part of these condensed consolidated financial statements.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended June 30, 2014 and 2013,
for the Six Months Ended June 30, 2014 and
for the Period from January 11, 2013 (Date of Inception) through June 30, 2013
(Unaudited)

	Three Months Ended June 30,		Six Months Ended	Period from January 11, 2013 (Date of Inception) through
	2014	2013	June 30, 2014	June 30, 2013
Revenue:
Real estate revenue	$24,000	$—	$24,000	$—
Expenses:
Rental expenses	5,000	—	5,000	—
General and administrative	222,000	—	268,000	—
Acquisition related expenses	324,000	—	324,000	—
Depreciation and amortization	13,000	—	13,000	—
Total expenses	564,000	—	610,000	—
Net loss	(540,000)	—	(586,000)	—
Less: net income attributable to redeemable noncontrolling interest	(1,000)	—	—	—
Net loss attributable to controlling interest	$(541,000)	$—	$(586,000)	$—
Net loss per common share attributable to controlling interest — basic and diluted	$(0.47)	$—	$(0.99)	$—
Weighted average number of common shares outstanding — basic and diluted	1,152,933	22,222	590,701	22,222
Distributions declared per common share	$0.08	$—	$0.08	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EQUITY
For the Six Months Ended June 30, 2014 and
for the Period from January 11, 2013 (Date of Inception) through June 30, 2013
(Unaudited)

	Stockholders' Equity
	Common Stock
	Number of Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Equity	Noncontrolling Interest	Total Equity
BALANCE — December 31, 2013	22,222	$—	$200,000	$—	$200,000	$2,000	$202,000
Issuance of common stock	4,552,960	46,000	45,377,000	—	45,423,000	—	45,423,000
Offering costs — common stock	—	—	(5,267,000)	—	(5,267,000)	—	(5,267,000)
Issuance of vested and nonvested restricted common stock	10,000	—	20,000	—	20,000	—	20,000
Issuance of common stock under the DRIP	1,130	—	11,000	—	11,000	—	11,000
Amortization of nonvested common stock compensation	—	—	13,000	—	13,000	—	13,000
Reclassification of noncontrolling interest	—	—	—	—	—	(2,000)	(2,000)
Distributions declared	—	—	—	(171,000)	(171,000)	—	(171,000)
Net loss	—	—	—	(586,000)	(586,000)	—	(586,000)
BALANCE — June 30, 2014	4,586,312	$46,000	$40,354,000	$(757,000)	$39,643,000	$—	$39,643,000

	Stockholder's Equity
	Common Stock
	Number of Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholder's Equity	Noncontrolling Interest	Total Equity
BALANCE — January 11, 2013 (Date of Inception)	—	$—	$—	$—	$—	$—	$—
Issuance of common stock	22,222	—	200,000	—	200,000	—	200,000
Issuance of limited partnership units	—	—	—	—	—	2,000	2,000
BALANCE — June 30, 2013	22,222	$—	$200,000	$—	$200,000	$2,000	$202,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2014 and
for the Period from January 11, 2013 (Date of Inception) through June 30, 2013
(Unaudited)

	Six Months Ended	Period from January 11, 2013 (Date of Inception) through
	June 30, 2014	June 30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(586,000)	$—
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization (including below market leases)	12,000	—
Deferred rent	(1,000)	—
Stock based compensation	33,000	—
Acquisition fees paid in stock	14,000	—
Share discounts	90,000	—
Changes in operating assets and liabilities:
Accounts and other receivables	(63,000)	—
Other assets	(187,000)	—
Accounts payable and accrued liabilities	248,000	—
Security deposits, prepaid rent and other liabilities	(24,000)	—
Net cash used in operating activities	(464,000)	—
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of real estate operating properties	(5,502,000)	—
Real estate and escrow deposits	(200,000)	—
Net cash used in investing activities	(5,702,000)	—
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	43,194,000	200,000
Contribution from noncontrolling interest to operating partnership	—	2,000
Payment of offering costs	(4,856,000)	—
Distributions paid	(13,000)	—
Net cash provided by financing activities	38,325,000	202,000
NET CHANGE IN CASH AND CASH EQUIVALENTS	32,159,000	202,000
CASH AND CASH EQUIVALENTS — Beginning of period	202,000	—
CASH AND CASH EQUIVALENTS — End of period	$32,361,000	$202,000
SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Investing Activities:
The following represents the increase in certain assets and liabilities in connection with our acquisitions of operating properties:
Other assets	$2,000	$—
Accounts payable and accrued liabilities	$20,000	$—
Security deposits, prepaid rent and other liabilities	$647,000	$—
Financing Activities:
Issuance of common stock under the DRIP	$11,000	$—
Distributions declared but not paid	$147,000	$—
Accrued offering costs	$201,000	$—
Reclassification of noncontrolling interest	$2,000	$—
Receivable from transfer agent	$1,915,000	$—
The accompanying notes are an integral part of these condensed consolidated financial statements.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Three Months Ended June 30, 2014 and 2013, for the Six Months Ended June 30, 2014 and
for the Period from January 11, 2013 (Date of Inception) through June 30, 2013
The use of the words “we,” “us” or “our” refers to Griffin-American Healthcare REIT III, Inc. and its subsidiaries, including Griffin-American Healthcare REIT III Holdings, LP, except where the context otherwise requires.

1. Organization and Description of Business
Griffin-American Healthcare REIT III, Inc., a Maryland corporation, was incorporated on January 11, 2013 and therefore we consider that our date of inception. We were initially capitalized on January 15, 2013. We invest in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. We may also originate and acquire secured loans and real estate-related investments on an infrequent and opportunistic basis. We generally seek investments that produce current income. We intend to elect to be treated as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, for federal income tax purposes beginning with our taxable year ending December 31, 2014.
On February 26, 2014, we commenced our initial public offering, or our offering, in which we are offering to the public a minimum of $2,000,000 in shares of our common stock, or the minimum offering, and a maximum of $1,750,000,000 in shares of our common stock for $10.00 per share in our primary offering and up to $150,000,000 in shares of our common stock pursuant to our distribution reinvestment plan, or the DRIP, for $9.50 per share, aggregating up to $1,900,000,000, or the maximum offering. We reserve the right to reallocate the shares of common stock we are offering in our offering between the primary offering and the DRIP.
The conditions of our minimum offering amount were satisfied on May 12, 2014, and we admitted our initial subscribers as stockholders, excluding shares purchased by residents of Washington and Pennsylvania (who were subject to higher minimum offering amounts). Having raised the minimum offering, the offering proceeds were released by the escrow agent to us and were available for the acquisition of properties and other purposes disclosed in our prospectus dated February 26, 2014, or our prospectus, as filed with the United States Securities and Exchange Commission, or the SEC, (provided that subscriptions from residents of Washington and Pennsylvania were to continue to be held in escrow until we had received and accepted subscriptions aggregating at least $20,000,000 and $87,500,000, respectively). On June 10, 2014, we satisfied the $20,000,000 minimum offering required by the state of Washington in connection with our offering and we began accepting subscriptions from Washington investors.
As of June 30, 2014, we had received and accepted subscriptions in our offering for 4,552,960 shares of our common stock, or approximately $45,332,000, excluding subscriptions from residents of Pennsylvania (who were not admitted as stockholders until August 05, 2014, when we had received and accepted subscriptions aggregating at least $87,500,000) and shares of our common stock issued pursuant to the DRIP. See Note 14, Subsequent Events — Status of our Offering, for a further discussion.
We conduct substantially all of our operations through Griffin-American Healthcare REIT III Holdings, LP, or our operating partnership. We are externally advised by Griffin-American Healthcare REIT III Advisor, LLC, or Griffin-American Advisor, or our advisor, pursuant to an advisory agreement, or the Advisory Agreement, between us and our advisor that has a one-year term that expires on February 26, 2015 and is subject to successive one-year renewals upon the mutual consent of the parties. Our advisor uses its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of properties and securities on our behalf consistent with our investment policies and objectives. Our advisor performs its duties and responsibilities under the Advisory Agreement as our fiduciary. Our advisor is jointly owned and managed by American Healthcare Investors LLC, or American Healthcare Investors, and Griffin Capital Corporation, or Griffin Capital, or collectively our co-sponsors. We are not affiliated with Griffin Capital or Griffin Capital Securities, Inc., or Griffin Securities, or our dealer manager; however, we are affiliated with Griffin-American Advisor and American Healthcare Investors.
As of June 30, 2014, we had completed two acquisitions comprising two properties, or two buildings, and 36,000 square feet of gross leasable area, or GLA, for an aggregate contract purchase price of $5,605,000.
2. Summary of Significant Accounting Policies
The summary of significant accounting policies presented below is designed to assist in understanding our condensed consolidated financial statements. Such condensed consolidated financial statements and the accompanying notes thereto are the representations of our management, who are responsible for their integrity and objectivity. These accounting policies

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

conform to accounting principles generally accepted in the United States of America, or GAAP, in all material respects, and have been consistently applied in preparing our accompanying condensed consolidated financial statements.
Basis of Presentation
Our accompanying condensed consolidated financial statements include our accounts and those of our operating partnership, the wholly owned subsidiaries of our operating partnership and all non-wholly owned subsidiaries and any variable interest entities, or VIEs, as defined in Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 810, Consolidation, or ASC Topic 810, which we have concluded should be consolidated pursuant to ASC Topic 810.
We operate and intend to continue to operate in an umbrella partnership REIT structure in which our operating partnership, or wholly owned subsidiaries of our operating partnership, will own substantially all of the properties acquired on our behalf. We are the sole general partner of our operating partnership, and as of June 30, 2014 and December 31, 2013, we owned greater than a 99.99% and a 99.01%, respectively, general partnership interest therein. Our advisor is a limited partner, and as of June 30, 2014 and December 31, 2013, our advisor owned less than a 0.01% and a 0.99%, respectively, noncontrolling limited partnership interest in our operating partnership.
Because we are the sole general partner of our operating partnership and have unilateral control over its management and major operating decisions (even if additional limited partners are admitted to our operating partnership), the accounts of our operating partnership are consolidated in our condensed consolidated financial statements. All significant intercompany accounts and transactions are eliminated in consolidation.
Interim Unaudited Financial Data
Our accompanying condensed consolidated financial statements have been prepared by us in accordance with GAAP in conjunction with the rules and regulations of the SEC. Certain information and footnote disclosures required for annual financial statements have been condensed or excluded pursuant to SEC rules and regulations. Accordingly, our accompanying condensed consolidated financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. Our accompanying condensed consolidated financial statements reflect all adjustments, which are, in our view, of a normal recurring nature and necessary for a fair presentation of our financial position, results of operations and cash flows for the interim period. Interim results of operations are not necessarily indicative of the results to be expected for the full year; such full year results may be less favorable.
In preparing our accompanying condensed consolidated financial statements, management has evaluated subsequent events through the financial statement issuance date. We believe that although the disclosures contained herein are adequate to prevent the information presented from being misleading, our accompanying condensed consolidated financial statements should be read in conjunction with our audited consolidated financial statements and the notes thereto included in our prospectus.
Use of Estimates
The preparation of our condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates, perhaps in material adverse ways, and those estimates could be different under different assumptions or conditions.
Cash and Cash Equivalents
Cash and cash equivalents consist of all highly liquid investments with a maturity of three months or less when purchased.
Restricted Cash Held in Escrow
Restricted funds held in escrow of $274,000 as of June 30, 2014 are not included in our assets in our accompanying condensed consolidated balance sheets and consist of funds received in connection with subscription agreements from residents of Pennsylvania to purchase shares of our common stock in connection with our offering. Such funds were held in an escrow

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

account and would not be released to or available to us until we had raised the $87,500,000 minimum offering required by the state of Pennsylvania. See Note 14, Subsequent Events — Status of our Offering, for a further discussion.
Revenue Recognition, Tenant Receivables and Allowance for Uncollectible Accounts
We recognize revenue in accordance with ASC Topic 605, Revenue Recognition, or ASC Topic 605. ASC Topic 605 requires that all four of the following basic criteria be met before revenue is realized or realizable and earned: (1) there is persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed and determinable; and (4) collectability is reasonably assured.
In accordance with ASC Topic 840, Leases, minimum annual rental revenue is recognized on a straight-line basis over the term of the related lease (including rent holidays). Differences between real estate revenue recognized and cash amounts contractually due from tenants under the lease agreements are recorded to deferred rent receivable or deferred rent liability, as applicable. Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for common area maintenance expenses and certain other recoverable expenses, is recognized as revenue in the period in which the related expenses are incurred. Tenant reimbursements are recognized and presented in accordance with ASC Subtopic 605-45, Revenue Recognition — Principal Agent Consideration, or ASC Subtopic 605-45. ASC Subtopic 605-45 requires that these reimbursements be recorded on a gross basis, as we are generally the primary obligor with respect to purchasing goods and services from third-party suppliers, have discretion in selecting the supplier and have credit risk. We recognize lease termination fees at such time when there is a signed termination letter agreement, all of the conditions of the agreement have been met and the tenant is no longer occupying the property.
Tenant receivables and unbilled deferred rent receivables are carried net of an allowance for uncollectible amounts. An allowance is maintained for estimated losses resulting from the inability of certain tenants to meet the contractual obligations under their lease agreements. We also maintain an allowance for deferred rent receivables arising from the straight line recognition of rents. Such allowances are charged to bad debt expense which is included in general and administrative in our accompanying condensed consolidated statements of operations. Our determination of the adequacy of these allowances is based primarily upon evaluations of historical loss experience, the tenant's financial condition, security deposits, letters of credit, lease guarantees and current economic conditions and other relevant factors. As of June 30, 2014 and December 31, 2013, we did not have any allowances for uncollectible accounts.
Real Estate Investments, Net
We carry our operating properties at historical cost less accumulated depreciation. The cost of operating properties includes the cost of land and completed buildings and related improvements. Expenditures that increase the service life of properties are capitalized and the cost of maintenance and repairs is charged to expense as incurred. The cost of buildings and capital improvements is depreciated on a straight-line basis over the estimated useful lives of the buildings and capital improvements, up to 39 years, and the cost for tenant improvements is depreciated over the shorter of the lease term or useful life, ranging from six months to 7.7 years years. Furniture, fixtures and equipment, if any, is depreciated over the estimated useful life, ranging from five years to 10 years. When depreciable property is retired, replaced or disposed of, the related costs and accumulated depreciation will be removed from the accounts and any gain or loss will be reflected in earnings.
As part of the leasing process, we may provide the lessee with an allowance for the construction of leasehold improvements. These leasehold improvements are capitalized and recorded as tenant improvements and depreciated over the shorter of the useful life of the improvements or the lease term. If the allowance represents a payment for a purpose other than funding leasehold improvements, or in the event we are not considered the owner of the improvements, the allowance is considered to be a lease inducement and is recognized over the lease term as a reduction of rental revenue on a straight-line basis. Factors considered during this evaluation include, among other things, who holds legal title to the improvements as well as other controlling rights provided by the lease agreement and provisions for substantiation of such costs (e.g. unilateral control of the tenant space during the build-out process). Determination of the appropriate accounting for the payment of a tenant allowance is made on a lease-by-lease basis, considering the facts and circumstances of the individual tenant lease. Recognition of lease revenue commences when the lessee is given possession of the leased space upon completion of tenant improvements when we are the owner of the leasehold improvements. However, when the leasehold improvements are owned by the tenant, the lease inception date (and the date on which recognition of lease revenue commences) is the date the tenant obtains possession of the leased space for purposes of constructing its leasehold improvements.
We assess the impairment of an operating property when events or changes in circumstances indicate that its carrying amount may not be recoverable. Impairment losses are recorded on an operating property when indicators of impairment are

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

present and the carrying amount exceeds the sum of the future undiscounted cash flows expected to result from the use and eventual disposition of the property. We would recognize an impairment loss to the extent the carrying amount exceeded the estimated fair value of the property. For the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, there were no impairment losses recorded.
Property Acquisitions
In accordance with ASC Topic 805, Business Combinations, or ASC Topic 805, we, with assistance from independent valuation specialists, measure the fair value of tangible and identified intangible assets and liabilities, as applicable, based on their respective fair values for acquired properties. The determination of the fair value of land is based upon comparable sales data. In cases where a leasehold interest in the land is acquired, the value of the leasehold interest will be determined by discounting the difference between the contract ground lease payments and a market ground lease payment back to a present value as of the acquisition date. The market ground lease payment will be estimated as a percentage of the land value. The fair value of buildings is based upon our determination of the value as if it were to be replaced and vacant using cost data and discounted cash flow models similar to those used by independent appraisers. We also recognize the fair value of furniture, fixtures and equipment on the premises, if any, as well as the above or below market rent, the value of in-place leases, the value of in-place lease costs, tenant relationships, master leases, above or below market debt and derivative financial instruments assumed. Factors considered by us include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases.
The value of the above or below market component of the acquired in-place leases is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference (if greater than 10.0%) between the level payment equivalent of the contract rent paid pursuant to the lease, and our estimate of market rent payments taking into account rent steps throughout the lease. In the case of leases with options, unless an option rent is more than 5.0% below market rent, it is not assumed to be exercised. The amounts related to above market leases are included in identified intangible assets, net in our accompanying consolidated balance sheets and are amortized against real estate revenue over the remaining non-cancelable lease term of the acquired leases with each property. The amounts related to below market leases are included in identified intangible liabilities, net in our accompanying condensed consolidated balance sheets and are amortized to real estate revenue over the remaining non-cancelable lease term plus any below market renewal options of the acquired leases with each property.
The value of in-place lease costs and the value of tenant relationships, if any, is based on management's evaluation of the specific characteristics of the tenant's lease and our overall relationship with the tenants. Characteristics considered by us in allocating these values include the nature and extent of the credit quality and expectations of lease renewals, among other factors. The amounts related to in-place lease costs are included in identified intangible assets, net in our accompanying condensed consolidated balance sheets and are amortized to depreciation and amortization expense over the average remaining non-cancelable lease term of the acquired leases with each property. The amounts related to the value of tenant relationships, if any, would be included in identified intangible assets, net in our accompanying condensed consolidated balance sheets and would be amortized to depreciation and amortization expense over the average remaining non-cancelable lease term of the acquired leases plus the market renewal lease term. The value of a master lease, in which a previous owner or a tenant is relieved of specific rental obligations as additional space is leased, will be determined by discounting the expected real estate revenue associated with the master lease space over the assumed lease-up period.
The value of above or below market debt will be determined based upon the present value of the difference between the cash flow stream of the assumed mortgage and the cash flow stream of a market rate mortgage at the time of assumption. The value of above or below market debt will be included in mortgage loans payable, net in our accompanying condensed consolidated balance sheets and will be amortized against or to interest expense, as applicable, over the remaining term of the assumed mortgage.
The value of derivative financial instruments will be determined in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or ASC Topic 820, and will be included in derivative financial instruments in our accompanying condensed consolidated balance sheets. See Note 10, Fair Value Measurements, for a further discussion.
The values of contingent consideration assets and liabilities are analyzed at the time of acquisition. For contingent purchase options, the fair market value of the asset will be compared to the specified option price at the exercise date. If the option price is below market, it is assumed to be exercised and the difference between the fair market value and the option price is discounted to the present value at the time of acquisition.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The fair values are subject to change based on information received within one year of the purchase related to one or more events identified at the time of purchase which confirm the value of an asset or liability received in an acquisition of property.
Fair Value Measurements
We follow ASC Topic 820 to account for the fair value of certain assets and liabilities. ASC Topic 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC Topic 820 applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, the standard does not require any new fair value measurements of reported balances.
ASC Topic 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC Topic 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).
Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access. An active market is defined as a market in which transactions for the assets or liabilities occur with sufficient frequency and volume to provide pricing information on an ongoing basis. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.
See Note 10, Fair Value Measurements, for a further discussion.
Real Estate and Escrow Deposits
Real estate and escrow deposits include funds held by escrow agents and others to be applied towards the purchase of real estate.
Other Assets
As of June 30, 2014, other assets consist of prepaid expenses and deposits of $189,000 and deferred rent receivables of $1,000. We did not have any other assets as of December 31, 2013. Prepaid expenses are amortized over the related contract periods.
Accounts Payable and Accrued Liabilities
As of June 30, 2014, accounts payable and accrued liabilities consist primarily of accrued acquisition related expenses of $148,000 and distributions payable of $147,000. We did not have any accounts payable and accrued liabilities as of December 31, 2013.
Contingent Consideration
As of June 30, 2014, included in security deposits, prepaid rent and other liabilities in our accompanying condensed consolidated balance sheets was $598,000 of a contingent consideration obligation in connection with the acquisition of DeKalb Professional Center. We did not have any contingent consideration obligations as of December 31, 2013. See Note 10, Fair Value Measurements — Assets and Liabilities Reported at Fair Value — Contingent Consideration, for a further discussion.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Stock Compensation
We follow ASC Topic 718, Compensation – Stock Compensation, or ASC Topic 718, to account for our stock compensation pursuant to the 2013 Incentive Plan, or our incentive plan. See Note 8, Equity — 2013 Incentive Plan, for a further discussion of grants under our incentive plan.
Income Taxes
We intend to make an election to be taxed as a REIT, under Sections 856 through 860 of the Code, and we intend to be taxed as such beginning with our taxable year ending December 31, 2014. We have not yet qualified as a REIT. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90.0% of our future annual ordinary taxable income, excluding net capital gains, to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders.
If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could have a material adverse affect on our net income and net cash available for distribution to stockholders.
We follow ASC Topic 740, Income Taxes, to recognize, measure, present and disclose in our accompanying condensed consolidated financial statements uncertain tax positions that we have taken or expect to take on a tax return. As of June 30, 2014, we did not have any liabilities for uncertain tax positions that we believe should be recognized in our accompanying condensed consolidated financial statements.
Segment Disclosure
ASC Topic 280, Segment Reporting, establishes standards for reporting financial and descriptive information about a public entity's reportable segments. We have determined that we have one reportable segment, with activities related to investing in medical office buildings. Our investments in real estate are in the same geographic region and management evaluates operating performance on an individual asset level. However, as each of our assets has similar economic characteristics, tenants and products and services, our assets have been aggregated into one reportable segment for the three and six months ended June 30, 2014.
Recently Issued Accounting Pronouncements
In April 2014, the FASB issued Accounting Standards Update, or ASU, 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, or ASU 2014-08, which amends the definition of a discontinued operation to raise the threshold for disposals to qualify as discontinued operations and requires additional disclosures about disposal transactions. Under ASU 2014-08, a disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity's operations and financial results when the component or group of components either (i) has been disposed of or (ii) is classified as held for sale. In addition, ASU 2014-08 requires additional disclosures about both (i) a disposal transaction that meets the definition of a discontinued operation and (ii) an individually significant component of an entity that is disposed of or held for sale that does not qualify for discontinued operations presentation in the financial statements. We anticipate that the majority of our property dispositions will not be classified as discontinued operations. ASU 2014-08 is effective prospectively for interim and annual reporting periods beginning after December 15, 2014 with early adoption permitted. We early adopted ASU 2014-08 on January 1, 2014, which did not have an impact on our condensed consolidated financial statements.
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, or ASU 2014-09, which requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 supersedes most existing revenue recognition guidance, including industry-specific revenue recognition guidance, and is effective for public entities for interim and annual reporting periods beginning after December 15, 2016. Further, the application of ASU 2014-09 permits the use of either the full retrospective or cumulative effect transition approach. Early application is not permitted. We have not yet selected a transition method nor have we determined the impact the adoption of ASU 2014-09 will have on our consolidated financial statements, if any.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

3. Real Estate Investments, Net
Our real estate investments, net consisted of the following as of June 30, 2014 and December 31, 2013:

	June 30,	December 31,
	2014	2013
Building and improvements	$5,177,000	$—
Land	719,000	—
	5,896,000	—
Less: accumulated depreciation	(11,000)	—
	$5,885,000	$—
Depreciation expense for the three and six months ended June 30, 2014 was $11,000. We did not incur depreciation expense for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 2013. For the three and six months ended June 30, 2014, we did not have any capital expenditures on our properties other than the acquisitions noted below.
We reimburse our advisor or its affiliates for acquisition expenses related to selecting, evaluating and acquiring assets. The reimbursement of acquisition expenses, acquisition fees and real estate commissions and other fees paid to unaffiliated parties will not exceed, in the aggregate, 6.0% of the contract purchase price or total development costs, unless fees in excess of such limits are approved by a majority of our directors, including a majority of our independent directors. For the three and six months ended June 30, 2014, such fees and expenses did not exceed 6.0% of the contract purchase price of our acquisitions. We did not incur such fees and expenses for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013.
Acquisitions in 2014
For the six months ended June 30, 2014, we completed two property acquisitions comprising two buildings from unaffiliated parties. The aggregate contract purchase price of these properties was $5,605,000 and we incurred $126,000 to our advisor and its affiliates in acquisition fees in connection with these property acquisitions. The following is a summary of our property acquisitions for the six months ended June 30, 2014:

Acquisition(1)	Location	Type	Date Acquired	Contract Purchase Price	Acquisition Fee(2)
DeKalb Professional Center	Lithonia, GA	Medical Office	06/06/14	$2,830,000	$64,000
Country Club MOB	Stockbridge, GA	Medical Office	06/26/14	2,775,000	62,000
Total				$5,605,000	$126,000
___________

(1)	We own 100% of our properties acquired in 2014.

(2)
Our advisor and its affiliates were paid, as compensation for services rendered in connection with the investigation, selection and acquisition of our properties, an acquisition fee of 2.25% of the contract purchase price which was paid as follows: (i) in cash equal to 2.00% of the contract purchase price and (ii) the remainder in shares of our common stock in an amount equal to 0.25% of the contract purchase price, at $9.00 per share, the established offering price as of the date of closing, net of selling commissions and dealer manager fees.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

4. Identified Intangible Assets, Net
Identified intangible assets, net consisted of the following as of June 30, 2014 and December 31, 2013:

	June 30,	December 31,
	2014	2013
In-place leases, net of accumulated amortization of $2,000 as of June 30, 2014 (with a weighted average remaining life of 4.4 years as of June 30, 2014)	$360,000	$—
Above market leases (with a weighted average remaining life of 0.7 years as of June 30, 2014)	21,000	—
	$381,000	$—
Amortization expense for the three and six months ended June 30, 2014 was $2,000. We did not incur any amortization expense on identified intangible assets for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 2013.
The aggregate weighted average remaining life of the identified intangible assets was 4.2 years as of June 30, 2014. As of June 30, 2014, estimated amortization expense on the identified intangible assets for the six months ending December 31, 2014 and for each of the next four years ending December 31 and thereafter was as follows:

Year	Amount
2014	$121,000
2015	72,000
2016	48,000
2017	47,000
2018	35,000
Thereafter	58,000
$381,000

5. Identified Intangible Liabilities, Net
As of June 30, 2014, identified intangible liabilities consisted of below market leases of $111,000, net of accumulated amortization of $1,000. We did not have any identified intangible liabilities as of December 31, 2013. Amortization expense on below market leases for the three and six months ended June 30, 2014 was $1,000. We did not incur any amortization expense on below market leases for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 2013. Amortization expense on below market leases is recorded to real estate revenue in our accompanying condensed consolidated statements of operations.
The weighted average remaining life of below market leases was 7.3 years as of June 30, 2014. As of June 30, 2014, estimated amortization expense on below market leases for the six months ending December 31, 2014 and for each of the next four years ending December 31 and thereafter was as follows:

Year	Amount
2014	$8,000
2015	15,000
2016	15,000
2017	15,000
2018	15,000
Thereafter	43,000
$111,000

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

6. Commitments and Contingencies
Litigation
We are not presently subject to any material litigation nor, to our knowledge, is any material litigation threatened against us, which if determined unfavorably to us, would have a material adverse effect on our condensed consolidated financial position, results of operations or cash flows.
Environmental Matters
We follow a policy of monitoring our properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist at our properties, we are not currently aware of any environmental liability with respect to our properties that would have a material effect on our condensed consolidated financial position, results of operations or cash flows. Further, we are not aware of any material environmental liability or any unasserted claim or assessment with respect to an environmental liability that we believe would require additional disclosure or the recording of a loss contingency.
Other Organizational and Offering Expenses
Our other organizational and offering expenses in connection with our offering (other than selling commissions and the dealer manager fee which generally represent 7.0% and 3.0%, respectively, of our gross offering proceeds) are being paid by our advisor or its affiliates on our behalf. These other organizational and offering expenses included all expenses to be paid by us in connection with our offering. As of December 31, 2013, our advisor and its affiliates had incurred expenses of $1,077,000 on our behalf, which expenses were not recorded in our condensed consolidated balance sheets because such costs did not become our liability until we reached the minimum offering on May 12, 2014, and then only to the extent that other organizational and offering expenses did not exceed 2.0% of the gross offering proceeds from our offering. As of June 30, 2014, our advisor and its affiliates had incurred expenses on our behalf of $908,000 in excess of 2.0% of the gross offering proceeds from our offering, and therefore, these expenses are not recorded in our accompanying condensed consolidated balance sheets as of June 30, 2014. To the extent we raise additional funds from our offering, these amounts may become our liability. When recorded by us, other organizational expenses will be expensed as incurred, as applicable, and offering expenses are charged to stockholders' equity as such amounts are reimbursed to our advisor or its affiliates from the gross proceeds of our offering.
Other
Our other commitments and contingencies include the usual obligations of real estate owners and operators in the normal course of business, which include calls/puts to sell/acquire properties. In our view, these matters are not expected to have a material adverse effect on our condensed consolidated financial position, results of operations or cash flows.

7. Redeemable Noncontrolling Interest
A noncontrolling interest that has redemption features outside of our control is accounted for as redeemable noncontrolling interest and is presented in the mezzanine section of our accompanying condensed consolidated balance sheets. See Note 9, Related Party Transactions — Liquidity Stage — Subordinated Participation Interest — Subordinated Distribution Upon Listing and Note 9, Related Party Transactions — Subordinated Distribution Upon Termination, for a further discussion of the redemption features of the limited partnership units.
We record the carrying amount of the redeemable noncontrolling interest at the greater of (i) the initial carrying amount, increased or decreased for the noncontrolling interest's share of net income or loss and distributions or (ii) the redemption value.
As of June 30, 2014, we owned greater than a 99.99% general partnership interest in our operating partnership and our advisor owned less than a 0.01% limited partnership interest in our operating partnership. See Note 8, Equity — Noncontrolling Interest of Limited Partner in Operating Partnership, for a further discussion.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The changes in the carrying amount of redeemable noncontrolling interest consisted of the following for the six months ended June 30, 2014:

Amount
Balance — December 31, 2013	$—
Reclassification from equity	2,000
Net income attributable to redeemable noncontrolling interest	—
Balance — June 30, 2014	$2,000

8. Equity
Preferred Stock
Our charter authorizes us to issue 200,000,000 shares of our preferred stock, par value $0.01 per share. As of June 30, 2014 and December 31, 2013, no shares of preferred stock were issued and outstanding.
Common Stock
Our charter authorizes us to issue 1,000,000,000 shares of our common stock. We are offering and selling to the public up to $1,900,000,000 of shares of our common stock, par value $0.01 per share, consisting of up to $1,750,000,000 of shares of our common stock for $10.00 per share in our primary offering and up to $150,000,000 of shares of our common stock for $9.50 per share pursuant to the DRIP.
On January 15, 2013, our advisor acquired 22,222 shares of our common stock for total cash consideration of $200,000 and was admitted as our initial stockholder. We used the proceeds from the sale of shares of our common stock to our advisor to make an initial capital contribution to our operating partnership. On May 14, 2014, we granted 10,000 shares of our restricted common stock to our independent directors. Through June 30, 2014, we had issued 4,552,960 shares of our common stock in connection with our offering and 1,130 shares of our common stock pursuant to the DRIP. As of June 30, 2014 and December 31, 2013, we had 4,586,312 and 22,222 shares of our common stock issued and outstanding, respectively.
As of June 30, 2014, we had a receivable of $1,915,000 for offering proceeds, net of selling commissions and dealer manager fees, from our transfer agent, which was received on July 1, 2014.
Offering Costs
Selling Commissions
Our dealer manager receives selling commissions of up to 7.0% of the gross offering proceeds from the sale of shares of our common stock in our offering other than shares of our common stock sold pursuant to the DRIP. Our dealer manager may re-allow all or a portion of these fees to participating broker-dealers. For the three and six months ended June 30, 2014, we incurred $3,017,000 in selling commissions to our dealer manager, which are charged to stockholders' equity as such amounts are reimbursed to our dealer manager from the gross proceeds of our offering. Our dealer manager did not receive selling commissions for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013.
Dealer Manager Fee
Our dealer manager receives a dealer manager fee of up to 3.0% of the gross offering proceeds from the sale of shares of our common stock in our offering other than shares of our common stock sold pursuant to the DRIP. For the three and six months ended June 30, 2014, we incurred $1,339,000 in dealer manager fees to our dealer manager, which are charged to stockholders' equity as such amounts are reimbursed to our dealer manager or its affiliates from the gross proceeds of our offering. Our dealer manager did not receive dealer manager fees for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Noncontrolling Interest of Limited Partner in Operating Partnership
On January 15, 2013, our advisor made an initial capital contribution of $2,000 to our operating partnership in exchange for 222 limited partnership units. Upon the effectiveness of the Advisory Agreement on February 26, 2014, Griffin-American Advisor became our advisor. As our advisor, Griffin-American Advisor is entitled to special redemption rights of its limited partnership units. Therefore, on February 26, 2014, such limited partnership units no longer meet the criteria for classification within the equity section of our accompanying condensed consolidated balance sheets and as such were reclassified to the mezzanine section of our accompanying condensed consolidated balance sheets. See Note 7, Redeemable Noncontrolling Interest, for a further discussion.
Distribution Reinvestment Plan
We adopted the DRIP that allows stockholders to purchase additional shares of our common stock through the reinvestment of distributions at an offering price equal to 95.0% of the primary offering price of our offering, subject to certain conditions. We have registered and reserved $150,000,000 in shares of our common stock for sale pursuant to the DRIP in our offering at an offering price of $9.50 per share.
For the three and six months ended June 30, 2014, $11,000 in distributions were reinvested and 1,130 shares of our common stock were issued pursuant to the DRIP. No reinvestment of distributions were made for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013. As of June 30, 2014 and December 31, 2013, a total of $11,000 and $0, respectively, in distributions were reinvested and 1,130 and 0 shares of our common stock, respectively, were issued pursuant to the DRIP.
Share Repurchase Plan
Our board of directors has approved a share repurchase plan. Our share repurchase plan allows for repurchases of shares of our common stock by us when certain criteria are met. Share repurchases will be made at the sole discretion of our board of directors. Subject to the availability of the funds for share repurchases, we will limit the number of shares of our common stock repurchased during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year; provided, however, that shares subject to a repurchase requested upon the death of a stockholder will not be subject to this cap. Funds for the repurchase of shares of our common stock will come exclusively from the cumulative proceeds we receive from the sale of shares of our common stock pursuant to the DRIP.
All repurchases will be subject to a one-year holding period, except for repurchases made in connection with a stockholder’s death or “qualifying disability,” as defined in our share repurchase plan. Further, all share repurchases will be repurchased following a one-year holding period at 92.5% to 100% of each stockholder's purchase amount depending on the period of time their shares have been held. At any time we are engaged in an offering of shares of our common stock, the repurchase amount for shares repurchased under our share repurchase plan will always be equal to or lower than the applicable per share offering price. However, if shares of our common stock are repurchased in connection with a stockholder's death or qualifying disability, the repurchase price will be no less than 100% of the price paid to acquire the shares of our common stock from us. Furthermore, our share repurchase plan provides that if there is insufficient funds to honor all repurchase requests, pending requests will be honored among all requests for repurchase in any given repurchase period, as follows: first, pro rata as to repurchases sought upon a stockholder's death; next, pro rata as to repurchases sought by stockholders with a qualifying disability; and, finally, pro rata as to other repurchase requests. No share repurchases were requested or made for the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013.
2013 Incentive Plan
We adopted our incentive plan, pursuant to which our board of directors or a committee of our independent directors may make grants of options, restricted shares of common stock, stock purchase rights, stock appreciation rights or other awards to our independent directors, employees and consultants. The maximum number of shares of our common stock that may be issued pursuant to our incentive plan is 2,000,000 shares.
Upon the election of our two independent directors to our board of directors on February 25, 2014, or the service inception date, the independent directors each became entitled to 5,000 shares of our restricted common stock, as defined in our incentive plan, upon the initial release from escrow of the minimum offering. Having raised the minimum offering and upon the initial release from escrow on May 14, 2014, or the grant date, we granted an aggregate of 10,000 shares of our restricted common stock, as defined in our incentive plan, to our independent directors in connection with their initial election to our

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

board of directors, of which 20.0% immediately vested on the grant date and 20.0% will vest on each of the first four anniversaries of the grant date. Shares of our restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. Shares of our restricted common stock will have full voting rights and rights to distributions.
From the service inception date to the grant date, we recognized compensation expense related to the shares of our restricted common stock based on the reporting date fair value, which was estimated at $10.00 per share, the price paid to acquire a share of common stock in our offering. Beginning on the grant date, compensation cost related to the shares of our restricted common stock is measured based on the grant date fair value, which we estimated at $10.00 per share, the price paid to acquire a share of common stock in our offering. Stock compensation expense is recognized from the service inception date to the vesting date for each vesting tranche (i.e., on a tranche by tranche basis) using the accelerated attribution method. ASC Topic 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. For the three and six months ended June 30, 2014, we did not assume any forfeitures. For the three and six months ended June 30, 2014, we recognized compensation expense of $18,000 and $33,000, respectively, which is included in general and administrative in our accompanying condensed consolidated statements of operations. We did not incur compensation expense for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 2013.
As of June 30, 2014 and December 31, 2013, there was $67,000 and $0, respectively, of total unrecognized compensation expense, net of estimated forfeitures, related to nonvested shares of our restricted common stock. This expense is expected to be recognized over a remaining weighted average period of 2.37 years.
As of June 30, 2014 and December 31, 2013, the weighted average grant date fair value of the nonvested shares of our restricted common stock was $80,000 and $0, respectively. A summary of the status of the nonvested shares of our restricted common stock as of June 30, 2014 and December 31, 2013 and the changes for the six months ended June 30, 2014, is presented below:

	Number of Nonvested Shares of our Restricted Common Stock	Weighted Average Grant Date Fair Value
Balance — December 31, 2013	—	$—
Granted	10,000	$10.00
Vested	(2,000)	$10.00
Forfeited	—	$—
Balance — June 30, 2014	8,000	$10.00
Expected to vest — June 30, 2014	8,000	$10.00

9. Related Party Transactions
Fees and Expenses Paid to Affiliates
All of our executive officers and our non-independent directors are also executive officers and employees and/or holders of a direct or indirect interest in our advisor, one of our co-sponsors or other affiliated entities. We are affiliated with our advisor and American Healthcare Investors; however, we are not affiliated with Griffin Capital or Griffin Securities. We entered into the Advisory Agreement, which entitles our advisor and its affiliates to specified compensation for certain services, as well as reimbursement of certain expenses. In the aggregate, for the three and six months ended June 30, 2014, we incurred $1,046,000 and $1,220,000, respectively, in fees and expenses to our affiliates as detailed below. We did not incur fees and expenses to our affiliates for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013.
Offering Stage
Other Organizational and Offering Expenses
Our other organizational and offering expenses are paid by our advisor or its affiliates on our behalf. Our advisor or its affiliates are reimbursed for actual expenses incurred up to 2.0% of the gross offering proceeds from the sale of shares of our common stock in our offering other than shares of our common stock sold pursuant to the DRIP. For the three and six months ended June 30, 2014, we incurred $911,000 in other organizational and offering expenses to our advisor. Other organizational

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

are expensed as incurred and offering expenses are charged to stockholders' equity as such amounts are reimbursed to our advisor or its affiliates from the gross proceeds of our offering. We did not incur other organizational and offering expenses to our advisor for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013.
Acquisition and Development Stage
Acquisition Fee
Our advisor or its affiliates receive an acquisition fee of up to 2.25% of the contract purchase price, including any contingent or earn-out payments that may be paid, for each property we acquire or 2.0% of the origination or acquisition price, including any contingent or earn-out payments that may be paid, for any real estate-related investment we originate or acquire. The acquisition fee for property acquisitions is paid as follows: (i) in cash equal to 2.00% of the contract purchase price and (ii) the remainder in shares of our common stock in an amount equal to 0.25% of the contract purchase price, at $9.00 per share, the established offering price as of the date of closing, net of selling commissions and dealer manager fees. Notwithstanding the foregoing, if we are no longer in our offering stage, the 2.25% acquisition fee for property acquisitions shall be paid in cash. Our advisor or its affiliates are entitled to receive these acquisition fees for properties and real estate-related investments we acquire with funds raised in our offering including acquisitions completed after the termination of the Advisory Agreement, or funded with net proceeds from the sale of a property or real estate-related investment, subject to certain conditions.
Acquisition fees in connection with the acquisition of properties are expensed as incurred in accordance with ASC Topic 805, Business Combinations, or ASC Topic 805, and included in acquisition related expenses in our accompanying condensed consolidated statements of operations. Acquisition fees in connection with the acquisition of real estate-related investments are capitalized as part of the associated investment in our accompanying condensed consolidated balance sheets.
For the three and six months ended June 30, 2014, we incurred $126,000 in acquisition fees to our advisor or its affiliates, which included 1,557 shares of our common stock issued for the three and six months ended June 30, 2014. We did not incur any acquisition fees to our advisor or its affiliates for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013.
Development Fee
Our advisor or its affiliates receive, in the event our advisor or its affiliates provide development-related services, a development fee in an amount that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided; however, we will not pay a development fee to our advisor or its affiliates if our advisor or its affiliates elect to receive an acquisition fee based on the cost of such development.
For the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, we did not incur any development fees to our advisor or its affiliates.
Reimbursement of Acquisition Expenses
Our advisor or its affiliates are reimbursed for acquisition expenses related to selecting, evaluating and acquiring assets, which will be reimbursed regardless of whether an asset is acquired. The reimbursement of acquisition expenses, acquisition fees and real estate commissions paid to unaffiliated parties will not exceed, in the aggregate, 6.0% of the contract purchase price or total development costs, unless fees in excess of such limits are approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction. For the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, such fees and expenses did not exceed 6.0% of the contract purchase price of our acquisitions.
Reimbursements of acquisition expenses are expensed as incurred in accordance with ASC Topic 805 and included in acquisition related expenses in our accompanying condensed consolidated statements of operations. Reimbursements of acquisition expenses in connection with the acquisition of real estate-related investments are capitalized as part of the associated investment in our accompanying condensed consolidated balance sheets.
For the three and six months ended June 30, 2014, we incurred $3,000 in acquisition expenses to our advisor or its affiliates. We did not incur any acquisition expenses to our advisor or its affiliates for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Operational Stage
Asset Management Fee
Our advisor or its affiliates are paid a monthly fee for services rendered in connection with the management of our assets equal to one-twelfth of 0.75% of average invested assets, subject to our stockholders receiving distributions in an amount equal to 5.0% per annum, cumulative, non-compounded, of invested capital. For such purposes, average invested assets means the average of the aggregate book value of our assets invested in real estate properties and real estate-related investments, before deducting depreciation, amortization, bad debt and other similar non-cash reserves, computed by taking the average of such values at the end of each month during the period of calculation; and average invested capital means, for a specified period, the aggregate issue price of shares of our common stock purchased by our stockholders, reduced by distributions of net sales proceeds by us to our stockholders and by any amounts paid by us to repurchase shares of our common stock pursuant to our share repurchase plan.
We did not incur any asset management fees for the three and six months ended June 30, 2014 as a result of our advisor waiving $2,000 in asset management fees for June 2014.  As previously disclosed in our Current Report on Form 8-K filed on April 14, 2014, our advisor agreed to waive a combination of certain acquisition fees and/or asset management fees, or collectively, the Advisory Fees, that may otherwise be due to our advisor pursuant to our Advisory Agreement, in order to provide us with additional funds to pay distributions to our stockholders prior to our first property acquisition. As such, the asset management fees of $2,000 that would have been incurred in June 2014 were waived by our advisor and an additional $35,000 in acquisition fees and/or asset management fees will be waived in subsequent months. Our advisor will not receive any additional securities, shares of our stock, or any other form of consideration or any repayment as a result of the waiver of such asset management fees. We did not incur any asset management fees to our advisor or its affiliates for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013.
When incurred by us, asset management fees will be included in general and administrative in our accompanying condensed consolidated statements of operations.
Property Management Fee
Our advisor or its affiliates may directly serve as property manager of our properties or may sub-contract its property management duties to any third-party and provide oversight of such third party property manager. Our advisor or its affiliates are paid a monthly management fee equal to a percentage of the gross monthly cash receipts of such property as follows: (i) a 1.0% property management oversight fee for any stand-alone, single-tenant net leased property, (ii) a 1.5% property management oversight fee for any property that is not a stand-alone, single-tenant net leased property and for which our advisor or its affiliates will provide oversight of a third party that performs the duties of a property manager with respect to such property, or (iii) a fair and reasonable property management fee that is approved by a majority of our directors, including a majority of our independent directors, that is not less favorable to us than terms available from unaffiliated third parties for any property that is not a stand-alone, single tenant net leased property and for which our advisor or its affiliates will directly serve as the property manager without sub-contracting such duties to a third party.
For the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, we did not incur any property management fees to our advisor or its affiliates. When incurred by us, property management fees are included in rental expenses in our accompanying condensed consolidated statements of operations.
Lease Fees
We may pay our advisor or its affiliates a separate fee for any leasing activities in an amount not to exceed the fee customarily charged in arm's-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Such fee is generally expected to range from 3.0% to 6.0% of the gross revenues generated during the initial term of the lease.
For the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, we did not incur any lease fees to our advisor or its affiliates. When incurred by us, lease fees will be capitalized as lease commissions and included in other assets in our accompanying condensed consolidated balance sheets.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Construction Management Fee
In the event that our advisor or its affiliates assist with planning and coordinating the construction of any capital or tenant improvements, our advisor or its affiliates will be paid a construction management fee of up to 5.0% of the cost of such improvements. For the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, we did not incur any construction management fees to our advisor or its affiliates.
When incurred by us, construction management fees will be capitalized as part of the associated asset and included in real estate investments, net in our accompanying condensed consolidated balance sheets or will be expensed and included in our accompanying condensed consolidated statements of operations, as applicable.
Operating Expenses
We reimburse our advisor or its affiliates for operating expenses incurred in rendering services to us, subject to certain limitations. However, we cannot reimburse our advisor or its affiliates at the end of any fiscal quarter for total operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of: (i) 2.0% of our average invested assets, as defined in the Advisory Agreement, or (ii) 25.0% of our net income, as defined in the Advisory Agreement, unless our independent directors determined that such excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient.
From the commencement of our offering through June 30, 2014, our operating expenses exceeded this limitation by $157,000. Our operating expenses as a percentage of average invested assets and as a percentage of net income were 18.9% and (30.6)%, respectively, from the commencement of our offering through June 30, 2014. We raised the minimum offering and had funds held in escrow released to us to commence real estate operations in May 2014. We purchased our first property in June 2014. At this early stage of our operations, our general and administrative expenses are relatively high compared with our net income and our average invested assets. Our board of directors determined that the relationship of our general and administrative expenses to our net income and our average invested assets was justified from the commencement of our offering through June 30, 2014 given the unusual costs of operating a public company in the early stage of operations.
For the three and six months ended June 30, 2014, our advisor or its affiliates incurred operating expenses on our behalf of $6,000 and $180,000, respectively. Our advisor or its affiliates did not incur any operating expenses on our behalf for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013. Operating expenses are generally included in general and administrative in our accompanying condensed consolidated statements of operations.
Compensation for Additional Services
Our advisor and its affiliates will be paid for services performed for us other than those required to be rendered by our advisor or its affiliates under the Advisory Agreement. The rate of compensation for these services has to be approved by a majority of our board of directors, including a majority of our independent directors, and cannot exceed an amount that would be paid to unaffiliated parties for similar services. For the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, our advisor and its affiliates were not compensated for any additional services.
Liquidity Stage
Disposition Fees
For services relating to the sale of one or more properties, our advisor or its affiliates will be paid a disposition fee up to the lesser of 2.0% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, in each case as determined by our board of directors, including a majority of our independent directors, upon the provision of a substantial amount of the services in the sales effort. The amount of disposition fees paid, when added to the real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price. For the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, we did not incur any disposition fees to our advisor or its affiliates.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Subordinated Participation Interest
Subordinated Distribution of Net Sales Proceeds
In the event of liquidation, our advisor will be paid a subordinated distribution of net sales proceeds. The distribution will be equal to 15.0% of the remaining net proceeds from the sales of properties, after distributions to our stockholders, in the aggregate, of (i) a full return of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) plus (ii) an annual 7.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock, as adjusted for distributions of net sales proceeds. Actual amounts to be received depend on the sale prices of properties upon liquidation. For the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, we did not incur any such distributions to our advisor.
Subordinated Distribution Upon Listing
Upon the listing of shares of our common stock on a national securities exchange, in redemption of our advisor's limited partnership units, our advisor will be paid a distribution equal to 15.0% of the amount by which (i) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (ii) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 7.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock through the date of listing. Actual amounts to be received depend upon the market value of our outstanding stock at the time of listing, among other factors. For the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, we did not incur any such distributions to our advisor.
Subordinated Distribution Upon Termination
Pursuant to our Agreement of Limited Partnership, as amended, upon termination or non-renewal of the advisory agreement, our advisor will also be entitled to a subordinated distribution in redemption of its limited partnership units from our operating partnership equal to 15.0% of the amount, if any, by which (i) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (ii) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the total amount of cash equal to an annual 7.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock through the termination date. In addition, our advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing or other liquidity event, including a liquidation, sale of substantially all of our assets or merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange.
As of June 30, 2014, we had not recorded any charges to earnings related to the subordinated distribution upon termination.
Stock Purchase Plans
On March 5, 2014, our Chairman of the Board of Directors and Chief Executive Officer, Jeffrey T. Hanson, our President and Chief Operating Officer, Danny Prosky, and our Executive Vice President, General Counsel, Mathieu B. Streiff, each executed stock purchase plans, or the Stock Purchase Plans, whereby they each irrevocably agreed to invest 100% of their net after-tax base salary and cash bonus compensation earned as employees of American Healthcare Investors directly into our company by purchasing shares of our common stock. In addition, on March 5, 2014, our Chief Financial Officer, Shannon K S Johnson, our Senior Vice President of Acquisitions, Stefan K.L. Oh, our Secretary, Cora Lo, and our Vice President of Asset Management, Chris Rooney, each executed similar Stock Purchase Plans whereby they each irrevocably agreed to invest 15.0%, 15.0%, 10.0%, and 15.0%, respectively, of their net after-tax base salaries that were earned as employees of American Healthcare Investors directly into our company by purchasing shares of our common stock.
Purchases of shares of our common stock pursuant to the Stock Purchase Plans commenced after the initial release from escrow of the minimum offering amount, beginning with the officers' regularly scheduled payroll payment on May 20, 2014. The shares of common stock were purchased at a price of $9.00 per share, reflecting the purchase price of the shares in our offering, exclusive of selling commissions and the dealer manager fee. The Stock Purchase Plans each terminate on December 31, 2014 or earlier upon the occurrence of certain events, including an early termination of our offering.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

For the three and six months ended June 30, 2014, our officers invested the following amounts and we issued the following shares of our common stock pursuant to the applicable stock purchase plan:

Officer's Name	Title	Amount	Shares
Jeffrey T. Hanson	Chairman of the Board of Directors and Chief Executive Officer	$10,000	1,103
Danny Prosky	President and Chief Operating Officer	14,000	1,597
Mathieu B. Streiff	Executive Vice President, General Counsel	13,000	1,421
Shannon K S Johnson	Chief Financial Officer	3,000	290
Stefan K.L. Oh	Senior Vice President of Acquisitions	3,000	290
Cora Lo(1)	Secretary	—	—
Chris Rooney	Vice President of Asset Management	2,000	271
		$45,000	4,972
___________

(1)	Actual investment aggregating $2,000 for 174 shares for the three and six months ended June 30, 2014 was made on July 18, 2014 pursuant to payroll procedures.
Accounts Payable Due to Affiliates
As of June 30, 2014, $201,000 remained payable to our advisor or its affiliates for costs related to our offering. We did not have any accounts payable due to affiliates as of December 31, 2013.
Asset Allocation Policy
On April 10, 2014, American Healthcare Investors, acting as managing member of our advisor and Griffin-American Healthcare REIT Sub-Advisor, LLC, or GA Healthcare REIT II Sub-Advisor, which has been delegated the advisory duties for Griffin-American Healthcare REIT II, Inc., or GA Healthcare REIT II, another publicly registered non-traded healthcare REIT co-sponsored by American Healthcare Investors, adopted an asset allocation policy that initially applied until June 30, 2014, to allocate property acquisitions among us and GA Healthcare REIT II. On June 23, 2014, the asset allocation policy was renewed for another 30 days and subject to successive automatic 30 day renewals until terminated upon notice by American Healthcare Investors, our board of directors or the board of directors of GA Healthcare REIT II. Pursuant to the asset allocation policy, American Healthcare Investors will allocate potential investment opportunities to us and GA Healthcare REIT II based on the consideration of certain factors for each company such as investment objectives; the availability of cash and/or financing to acquire the investment; financial impact; strategic advantages; concentration and/or diversification; and income tax effects.
After consideration and analysis of such factors, if American Healthcare Investors determines that the investment opportunity is suitable for both companies, then: (i) we will have priority for investment opportunities of $20,000,000 or less, until such time as we reach $500,000,000 in aggregate assets (based on contract purchase price); and (ii) GA Healthcare REIT II will have priority for (a) investment opportunities of $100,000,000 or greater and (b) international investments, until such time as GA Healthcare REIT II reaches 30.0% portfolio leverage (calculated by dividing debt by contract purchase price and based on equity existing as of January 1, 2014). In the event all acquisition allocation factors have been exhausted and an investment opportunity remains equally suitable for us and GA Healthcare REIT II, the investment opportunity will be offered to the company that has had the longest period of time elapse since it was offered an investment opportunity.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

10. Fair Value Measurements
Assets and Liabilities Reported at Fair Value
The table below presents our assets and liabilities measured at fair value on a recurring basis as of June 30, 2014, aggregated by the level in the fair value hierarchy within which those measurements fall.

	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Liabilities:
Contingent consideration obligation	$—	$—	$598,000	$598,000
Total liabilities at fair value	$—	$—	$598,000	$598,000
There were no transfers into and out of fair value measurement levels during the six months ended June 30, 2014. We did not have any assets and liabilities measured at fair value on a recurring basis as of December 31, 2013.
Contingent Consideration
Obligation
In connection with our acquisition of DeKalb Professional Center, we have accrued $598,000 as a contingent consideration obligation as of June 30, 2014. Such consideration will be paid within one year of the acquisition date based on the seller's leasing of unoccupied space and achieving certain lease criteria. The payment of such consideration will occur at the later of the qualified tenant taking occupancy or the commencement of the rent under the new lease. There is no minimum or maximum required payment and we have assumed that the seller will achieve the required occupancy within the specified time frame.
Unobservable Inputs and Reconciliation
The fair value of the contingent consideration is determined based on the facts and circumstances existing at each reporting date and the likelihood of the counterparty achieving the necessary conditions based on a probability weighted discounted cash flow analysis based, in part, on significant inputs which are not observable in the market. As a result, we have determined that our contingent consideration valuation is classified in Level 3 of the fair value hierarchy. Our contingent consideration obligation is included in security deposits, prepaid rent and other liabilities in our accompanying condensed consolidated balance sheets and any changes in its fair value subsequent to the acquisition date valuation will be charged to earnings. Gains and losses recognized on the contingent consideration obligation will be included in acquisition related expenses in our accompanying condensed consolidated statements of operations.
The following table shows quantitative information about unobservable inputs related to Level 3 fair value measurements used as of June 30, 2014 for the contingent consideration obligation:

Property	Fair Value as of June 30, 2014	Unobservable Inputs(1)	Range of Inputs/Inputs
DeKalb Professional Center(2)	$598,000	Achieve Required Occupancy	Yes
		Rental Rate per Square Foot	$15.50
		Tenant Improvement Allowance per Square Foot	$30.00
___________

(1)
The most significant input to the valuation is the rental rate per square foot. An increase (decrease) in the rental rate per square foot would increase (decrease) the fair value. An increase (decrease) in the tenant improvement allowance per square foot would decrease (increase) the fair value.

(2)
Significant increases or decreases in any of the unobservable inputs in isolation or in the aggregate would result in a significantly higher or lower fair value measurement to the contingent consideration obligation as of June 30, 2014.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

We did not have any contingent consideration assets and obligations for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013. The following is a reconciliation of the beginning and ending balances of our contingent consideration assets and obligations for the three and six months ended June 30, 2014:

	Three Months Ended June 30, 2014	Six Months Ended June 30, 2014
Contingent Consideration Obligation:
Beginning balance	$—	$—
Addition to contingent consideration obligation	598,000	598,000
Realized/unrealized (gains) losses recognized in earnings	—	—
Ending balance	$598,000	$598,000
Amount of total (gains) losses included in earnings attributable to the change in unrealized (gains) losses related to obligation still held	$—	$—
Financial Instruments Disclosed at Fair Value
ASC Topic 825, Financial Instruments, requires disclosure of the fair value of financial instruments, whether or not recognized on the face of the balance sheet. Fair value is defined under ASC Topic 820.
Our accompanying condensed consolidated balance sheets include the following financial instruments: cash and cash equivalents, accounts and other receivables, real estate and escrow deposits, accounts payable and accrued liabilities and accounts payable due to affiliates.
We consider the carrying values of cash and cash equivalents, accounts and other receivables, real estate and escrow deposits, accounts payable and accrued liabilities to approximate the fair value for these financial instruments because of the short period of time since origination or the short period of time between origination of the instruments and their expected realization. Due to the short-term nature of these instruments, Level 1 and Level 2 inputs are utilized to estimate the fair value of these financial instruments. The fair value of accounts payable due to affiliates is not determinable due to the related party nature of the accounts payable.

11. Business Combinations
For the six months ended June 30, 2014, using net proceeds from our offering, we completed two property acquisitions comprising two buildings, which have been accounted for as business combinations. The aggregate contract purchase price was $5,605,000, plus closing costs and acquisition fees of $225,000, which are included in acquisition related expenses in our accompanying condensed consolidated statements of operations. See Note 3, Real Estate Investments, Net for a listing of the properties acquired and acquisition dates. We did not complete any property acquisitions for the six months ended June 30, 2013.
Results of operations for the property acquisitions are reflected in our accompanying condensed consolidated statements of operations for the six months ended June 30, 2014 for the period subsequent to the acquisition date of each property through June 30, 2014. For the period from the acquisition date through June 30, 2014, we recognized the following amounts of revenue and net income for the property acquisitions:

Acquisition	Revenue	Net Income
DeKalb Professional Center	$20,000	$2,000
Country Club MOB	$4,000	$3,000

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The following summarizes the fair value of our 2014 property acquisitions at the time of acquisition:

	DeKalb Professional Center		Country Club MOB
Building and improvements	$2,871,000		$2,306,000
Land	479,000		240,000
In-place leases	172,000		190,000
Above market leases	—		21,000
Total assets acquired	3,522,000		2,757,000
Below market leases	(112,000)		—
Other liabilities	(598,000)	(1)	—
Total liabilities assumed	(710,000)		—
Net assets acquired	$2,812,000		$2,757,000
__________

(1)
Included in other liabilities is $598,000 accrued for as a contingent consideration obligation in connection with the purchase of DeKalb Professional Center. See Note 10, Fair Value Measurements — Assets and Liabilities Reported at Fair Value — Contingent Consideration, for a further discussion.

Assuming the property acquisitions in 2014 discussed above had occurred on January 11, 2013 (Date of Inception), for the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, pro forma revenue, net loss, net loss attributable to controlling interest and net loss per common share attributable to controlling interest — basic and diluted would have been as follows:

	Three Months Ended June 30,		Six Months Ended	Period from January 11, 2013 (Date of Inception) through
	2014	2013	June 30, 2014	June 30, 2013
Revenue	$147,000	$139,000	$292,000	$261,000
Net loss	$(278,000)	$(18,000)	$(290,000)	$(281,000)
Net loss attributable to controlling interest	$(278,000)	$(18,000)	$(290,000)	$(281,000)
Net loss per common share attributable to controlling interest — basic and diluted	$(0.15)	$(0.03)	$(0.23)	$(0.42)
The pro forma adjustments assume that the offering proceeds, at a price of $10.00 per share, net of offering costs were raised as of January 11, 2013 (Date of Inception). In addition, as acquisition related expenses related to the acquisitions are not expected to have a continuing impact, they have been excluded from the pro forma results in 2014 and added to the 2013 pro forma results. The pro forma results are not necessarily indicative of the operating results that would have been obtained had the acquisitions occurred at the beginning of the periods presented, nor are they necessarily indicative of future operating results.
12. Concentration of Credit Risk
Financial instruments that potentially subject us to a concentration of credit risk are primarily cash and cash equivalents, accounts and other receivable and escrow deposits. Cash and cash equivalents are generally invested in investment-grade, short-term instruments with a maturity of three months or less when purchased. We have cash and cash equivalents in financial institutions that are insured by the Federal Deposit Insurance Corporation, or FDIC. As of June 30, 2014, we had cash and cash equivalents in excess of FDIC insured limits. We believe this risk is not significant. Concentration of credit risk with respect to accounts receivable from tenants is limited. We perform credit evaluations of prospective tenants, and security deposits are obtained at the time of property acquisition and upon lease execution.
As of June 30, 2014, we owned properties in Georgia, which accounts for 100% of our annualized base rent. Accordingly, there is a geographic concentration of risk subject to fluctuations in this state’s economy.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

As of June 30, 2014, rental payments by five of our tenants at our properties accounted for 10.0% or more of our annualized base rent, as follows:

Tenant	2014 Annualized Base Rent(1)	Percentage of Annualized Base Rent	Property	GLA (Sq Ft)	Lease Expiration Date
RMS Lifeline, Inc.	$85,000	18.3%	DeKalb Professional Center	7,000	10/31/21
John E. Chaney PC	$80,000	17.3%	Country Club MOB	4,000	03/31/15
Miller & Gaines PC	$74,000	15.9%	Country Club MOB	4,000	12/31/18
The Emory Clinic, Inc.	$74,000	15.9%	DeKalb Professional Center	5,000	12/31/18
Robert T. Goetzinger MD, PC	$47,000	10.1%	Country Club MOB	3,000	11/30/17
__________

(1)
Annualized base rent is based on contractual base rent from leases in effect as of June 30, 2014. The loss of any of these tenants or their inability to pay rent could have a material adverse effect on our business and results of operations.

For the period from January 11, 2013 (Date of Inception) through June 30, 2013, we did not own any properties.

13. Per Share Data
We report earnings (loss) per share pursuant to ASC Topic 260, Earnings per Share. Basic earnings (loss) per share for all periods presented are computed by dividing net income (loss) allocated to controlling interest by the weighted average number of shares of our common stock outstanding during the period. Net income (loss) allocated to controlling interest is calculated as net income (loss) attributable to controlling interest less distributions allocated to participating securities. For the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, we did not allocate any distributions to participating securities. Diluted earnings (loss) per share are computed based on the weighted average number of shares of our common stock and all potentially dilutive securities, if any. Nonvested shares of our restricted common stock and redeemable limited partnership units of our operating partnership are participating securities and give rise to potentially dilutive shares of our common stock. As of June 30, 2014 and 2013, there were 8,000 and 0 nonvested shares, respectively, of our restricted common stock outstanding, but such shares were excluded from the computation of diluted earnings per share because such shares were anti-dilutive during these periods. As of June 30, 2014 and 2013, there were 222 units of redeemable limited partnership units of our operating partnership outstanding, but such units were also excluded from the computation of diluted earnings per share because such units were anti-dilutive during these periods.

14. Subsequent Events
Status of our Offering
On August 05, 2014, we satisfied the $87,500,000 minimum offering amount required by the state of Pennsylvania in connection with our offering and began accepting subscriptions from Pennsylvania investors.
As of August 1, 2014, we had received and accepted subscriptions in our offering for 8,719,953 shares of our common stock, or $86,896,000, excluding shares of our common stock issued pursuant to the DRIP.
Property Acquisition
Subsequent to June 30, 2014, we completed one property acquisition comprising three buildings from an unaffiliated party. The aggregate contract purchase price of this property was $6,525,000 and we paid $147,000 in acquisition fees to our advisor and its affiliates in connection with this acquisition. We have not yet measured the fair value of the tangible and identified intangible assets and liabilities of the acquisition. The following is a summary of our property acquisition subsequent to June 30, 2014:

Acquisition(1)	Location	Type	Date Acquired	Contract Purchase Price	Acquisition Fee(2)
Acworth Medical Complex	Acworth, GA	Medical Office	07/02/14	$6,525,000	$147,000
______________

(1)	We own 100% of our property acquired subsequent to June 30, 2014.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

(2)
Our advisor and its affiliates were paid, as compensation for services rendered in connection with the investigation, selection and acquisition of our property, an acquisition fee of 2.25% of the contract purchase price which was paid as follows: (i) in cash equal to 2.00% of the contract purchase price and (ii) the remainder in shares of our common stock in an amount equal to 0.25% of the contract purchase price, at $9.00 per share, the established offering price as of the date of closing, net of selling commissions and dealer manager fees.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
The use of the words “we,” “us” or “our” refers to Griffin-American Healthcare REIT III, Inc. and its subsidiaries, including Griffin-American Healthcare REIT III Holdings, LP, except where the context otherwise requires.
The following discussion should be read in conjunction with our accompanying condensed consolidated financial statements and notes thereto appearing elsewhere in this Quarterly Report on Form 10-Q. Such condensed consolidated financial statements and information have been prepared to reflect our financial position as of June 30, 2014 and December 31, 2013, together with our results of operations for the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013 and cash flows for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013.
Forward-Looking Statements
Historical results and trends should not be taken as indicative of future operations. Our statements contained in this report that are not historical facts are forward-looking. Actual results may differ materially from those included in the forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations, are generally identifiable by use of the words “expect,” “project,” “may,” “will,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of real estate investment trusts, or REITs; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America, or GAAP, policies and guidelines applicable to REITs; the success of our best efforts initial public offering; the availability of properties to acquire; the availability of financing; and our ongoing relationship with American Healthcare Investors LLC, or American Healthcare Investors, and Griffin Capital Corporation, or Griffin Capital, or collectively our co-sponsors, and their affiliates. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the United States Securities and Exchange Commission, or the SEC.
Overview and Background
Griffin-American Healthcare REIT III, Inc., a Maryland corporation, was incorporated on January 11, 2013 and therefore we consider that our date of inception. We were initially capitalized on January 15, 2013. We invest in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. We may also originate and acquire secured loans and real estate-related investments on an infrequent and opportunistic basis. We generally seek investments that produce current income. We intend to elect to be treated as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, for federal income tax purposes beginning with our taxable year ending December 31, 2014.
On February 26, 2014, we commenced our initial public offering, or our offering, in which we are offering to the public a minimum of $2,000,000 in shares of our common stock, or the minimum offering, and a maximum of $1,750,000,000 in shares of our common stock for $10.00 per share in our primary offering and up to $150,000,000 in shares of our common stock pursuant to our distribution reinvestment plan, or the DRIP, for $9.50 per share, aggregating up to $1,900,000,000, or the maximum offering. We reserve the right to reallocate the shares of common stock we are offering in our offering between the primary offering and the DRIP.
The conditions of our minimum offering amount were satisfied on May 12, 2014, and we admitted our initial subscribers as stockholders, excluding shares purchased by residents of Washington and Pennsylvania (who were subject to higher minimum offering amounts). Having raised the minimum offering, the offering proceeds were released by the escrow agent to us and were available for the acquisition of properties and other purposes disclosed in our prospectus dated February 26, 2014, or our prospectus, as filed with the SEC (provided that subscriptions from residents of Washington and Pennsylvania were to continue to be held in escrow until we had received and accepted subscriptions aggregating at least $20,000,000 and $87,500,000, respectively). On June 10, 2014, we satisfied the $20,000,000 minimum offering required by the state of Washington in connection with our offering and we began accepting subscriptions from Washington investors.
As of June 30, 2014, we had received and accepted subscriptions in our offering for 4,552,960 shares of our common stock, or approximately$45,332,000, excluding subscriptions from residents of Pennsylvania (who were not admitted as stockholders until August 05, 2014, when we had received and accepted subscriptions aggregating at least $87,500,000) and shares of our common stock issued pursuant to the DRIP.
We conduct substantially all of our operations through Griffin-American Healthcare REIT III Holdings, LP, or our operating partnership. We are externally advised by Griffin-American Healthcare REIT III Advisor, LLC, or Griffin-American Advisor, or our advisor, pursuant to an advisory agreement, or the Advisory Agreement, between us and our advisor that has a one-year term that expires on February 26, 2015 and is subject to successive one-year renewals upon the mutual consent of the parties. Our advisor uses its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of properties and securities on our behalf consistent with our investment policies and objectives. Our advisor performs its duties and responsibilities under the Advisory Agreement as our fiduciary. Our advisor is jointly owned and managed by our co-sponsors. We are not affiliated with Griffin Capital or Griffin Capital Securities, Inc., or Griffin Securities, or our dealer manager; however, we are affiliated with Griffin-American Advisor and American Healthcare Investors.
As of June 30, 2014, we had completed two acquisitions comprising two properties, or two buildings, and 36,000 square feet of gross leasable area, or GLA, for an aggregate contract purchase price of $5,605,000.
Critical Accounting Policies
We believe that our critical accounting policies are those that require significant judgments and estimates such as those related to revenue recognition, tenant receivables, allowance for uncollectible accounts, capitalization of expenditures, depreciation of assets, impairment of real estate, properties held for sale, purchase price allocation, and qualification as a REIT. These estimates are made and evaluated on an on-going basis using information that is available as well as various other assumptions believed to be reasonable under the circumstances.
Use of Estimates
The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates, perhaps in material adverse ways, and those estimates could be different under different assumptions or conditions.
Revenue Recognition, Tenant Receivables and Allowance for Uncollectible Accounts
We recognize revenue in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 605, Revenue Recognition, or ASC Topic 605. ASC Topic 605 requires that all four of the following basic criteria be met before revenue is realized or realizable and earned: (1) there is persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed and determinable; and (4) collectability is reasonably assured.
In accordance with ASC Topic 840, Leases, minimum annual rental revenue is recognized on a straight-line basis over the term of the related lease (including rent holidays). Differences between real estate revenue recognized and cash amounts contractually due from tenants under the lease agreements are recorded to deferred rent receivable or deferred rent liability, as applicable. Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for common area maintenance expenses and certain other recoverable expenses, is recognized as revenue in the period in which the related expenses are incurred. Tenant reimbursements are recognized and presented in accordance with ASC Subtopic 605-45, Revenue Recognition — Principal Agent Consideration, or ASC Subtopic 605-45. ASC Subtopic 605-45 requires that these reimbursements be recorded on a gross basis, as we are generally the primary obligor with respect to purchasing goods and services from third-party suppliers, have discretion in selecting the supplier and have credit risk. We recognize lease termination fees at such time when there is a signed termination letter agreement, all of the conditions of the agreement have been met and the tenant is no longer occupying the property.
Tenant receivables and unbilled deferred rent receivables are carried net of an allowance for uncollectible amounts. An allowance is maintained for estimated losses resulting from the inability of certain tenants to meet the contractual obligations under their lease agreements. We also maintain an allowance for deferred rent receivables arising from the straight line recognition of rents. Such allowances are charged to bad debt expense, which is included in general and administrative in our accompanying condensed consolidated statements of operations. Our determination of the adequacy of these allowances is based primarily upon evaluations of historical loss experience, the tenant’s financial condition, security deposits, letters of credit, lease guarantees and current economic conditions and other relevant factors.

Capitalization of Expenditures and Depreciation of Assets
The cost of operating properties includes the cost of land and completed buildings and related improvements. Expenditures that increase the service life of properties are capitalized and the cost of maintenance and repairs is charged to expense as incurred. The cost of building and improvements is depreciated on a straight-line basis over the estimated useful lives. The cost of improvements is depreciated on a straight-line basis over the shorter of the lease term or useful life. Furniture, fixtures and equipment, if any, is depreciated over the estimated useful lives. When depreciable property is retired or disposed of, the related costs and accumulated depreciation is removed from the accounts and any gain or loss is reflected in operations.
Impairment
We carry our operating properties at historical cost less accumulated depreciation. We assess the impairment of an operating property when events or changes in circumstances indicate that its carrying value may not be recoverable. Indicators we consider important and that we believe could trigger an impairment review include, among others, the following:

•	significant negative industry or economic trends;

•	a significant underperformance relative to historical or projected future operating results; and

•	a significant change in the extent or manner in which the asset is used or significant physical change in the asset.
In the event that the carrying amount of an operating property exceeds the sum of the future undiscounted cash flows expected to result from the use and eventual disposition of the property, we would recognize an impairment loss to the extent the carrying amount exceeded the estimated fair value of the property. The estimation of expected future net cash flows is inherently uncertain and relies on subjective assumptions dependent upon future and current market conditions and events that affect the ultimate value of the property. It requires us to make assumptions related to discount rates, future rental rates, tenant allowances, operating expenditures, property taxes, capital improvements, occupancy levels and the estimated proceeds generated from the future sale of the property.
Properties Held for Sale
We will account for our properties held for sale in accordance with ASC Topic 360, Property, Plant, and Equipment, or ASC Topic 360, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC Topic 360 requires that a property or a group of properties is required to be reported in discontinued operations in the statements of operations for current and prior periods, if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when either (i) the component has been disposed of or (ii) is classified as held for sale.
In accordance with ASC Topic 360, at such time as a property is held for sale, such property is carried at the lower of (i) its carrying amount or (ii) fair value less costs to sell. In addition, a property being held for sale ceases to be depreciated. We will classify operating properties as property held for sale in the period in which all of the following criteria are met:

•	management, having the authority to approve the action, commits to a plan to sell the asset;

•	the asset is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets;

•	an active program to locate a buyer or buyers and other actions required to complete the plan to sell the asset has been initiated;

•	the sale of the asset is probable and the transfer of the asset is expected to qualify for recognition as a completed sale within one year;

•	the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and

•	given the actions required to complete the plan to sell the asset, it is unlikely that significant changes to the plan would be made or that the plan would be withdrawn.
Property Acquisitions
In accordance with ASC Topic 805, Business Combinations, or ASC Topic 805, we, with assistance from independent valuation specialists, measure the fair value of tangible and identified intangible assets and liabilities, as applicable, based on their respective fair values for acquired properties. The determination of the fair value of land is based upon comparable sales data. In cases where a leasehold interest in the land is acquired, the value of the leasehold interest will be determined by discounting the difference between the contract ground lease payments and a market ground lease payment back to a present value as of the acquisition date. The market ground lease payment will be estimated as a percentage of the land value. The fair value of buildings is based upon our determination of the value as if it were to be replaced and vacant using cost data and discounted cash flow models similar to those used by independent appraisers. We also recognize the fair value of furniture, fixtures and equipment on the premises, if any, as well as the above or below market rent, the value of in-place leases, the value of in-place lease costs, tenant relationships, master leases, above or below market debt and derivative financial instruments assumed. Factors considered by us include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases.
The value of the above or below market component of the acquired in-place leases is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference (if greater than 10.0%) between the level payment equivalent of the contract rent paid pursuant to the lease, and our estimate of market rent payments taking into account rent steps throughout the lease. In the case of leases with options, unless an option rent is more than 5.0% below market rent, it is not assumed to be exercised. The amounts related to above market leases are included in identified intangible assets, net in our accompanying consolidated balance sheets and are amortized against real estate revenue over the remaining non-cancelable lease term of the acquired leases with each property. The amounts related to below market leases are included in identified intangible liabilities, net in our accompanying condensed consolidated balance sheets and are amortized to real estate revenue over the remaining non-cancelable lease term plus any below market renewal options of the acquired leases with each property.
The value of in-place lease costs and the value of tenant relationships, if any, is based on management's evaluation of the specific characteristics of the tenant's lease and our overall relationship with the tenants. Characteristics considered by us in allocating these values include the nature and extent of the credit quality and expectations of lease renewals, among other factors. The amounts related to in-place lease costs are included in identified intangible assets, net in our accompanying condensed consolidated balance sheets and are amortized to depreciation and amortization expense over the average remaining non-cancelable lease term of the acquired leases with each property. The amounts related to the value of tenant relationships, if any, would be included in identified intangible assets, net in our accompanying condensed consolidated balance sheets and would be amortized to depreciation and amortization expense over the average remaining non-cancelable lease term of the acquired leases plus the market renewal lease term. The value of a master lease, in which a previous owner or a tenant is relieved of specific rental obligations as additional space is leased, will be determined by discounting the expected real estate revenue associated with the master lease space over the assumed lease-up period.
The value of above or below market debt will be determined based upon the present value of the difference between the cash flow stream of the assumed mortgage and the cash flow stream of a market rate mortgage at the time of assumption. The value of above or below market debt will be included in mortgage loans payable, net in our accompanying condensed consolidated balance sheets and will be amortized to interest expense over the remaining term of the assumed mortgage.
The value of derivative financial instruments will be determined in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or ASC Topic 820, and will be included in derivative financial instruments in our accompanying condensed consolidated balance sheets.
The values of contingent consideration assets and liabilities are analyzed at the time of acquisition. For contingent purchase options, the fair market value of the asset will be compared to the specified option price at the exercise date. If the option price is below market, it is assumed to be exercised and the difference between the fair market value and the option price is discounted to the present value at the time of acquisition.
The fair values are subject to change based on information received within one year of the purchase related to one or more events identified at the time of purchase which confirm the value of an asset or liability received in an acquisition of property.
Qualification as a REIT
We have not yet qualified as a REIT. We intend to qualify and make the election to be taxed as a REIT, under Sections 856 through 860 of the Code, when we file our tax return for the taxable year ending December 31, 2014. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90.0% of our annual taxable income, excluding net capital gains, to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders.
If we fail to maintain our qualification as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could have a material adverse effect on our net income and net cash available for distribution to our stockholders.

Interim Unaudited Financial Data
Our accompanying condensed consolidated financial statements have been prepared by us in accordance with GAAP in conjunction with the rules and regulations of the SEC. Certain information and footnote disclosures required for annual financial statements have been condensed or excluded pursuant to SEC rules and regulations. Accordingly, our accompanying condensed consolidated financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. Our accompanying condensed consolidated financial statements reflect all adjustments, which are, in our view, of a normal recurring nature and necessary for a fair presentation of our financial position, results of operations and cash flows for the interim period. Interim results of operations are not necessarily indicative of the results to be expected for the full year; such full year results may be less favorable.
Recently Issued Accounting Pronouncements
For a discussion of recently issued accounting pronouncements, see Note 2, Summary of Significant Accounting Policies — Recently Issued Accounting Pronouncements, to our accompanying condensed consolidated financial statements.
Acquisitions in 2014
For a discussion of property acquisitions in 2014, see Note 3, Real Estate Investments, Net and Note 14, Subsequent Events – Property Acquisition, to our accompanying condensed consolidated financial statements.
Factors Which May Influence Results of Operations
We are not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operation of properties other than those listed in Part II, Item 1A. Risk Factors, of this Quarterly Report on Form 10-Q.
Real Estate Revenue
The amount of revenue generated by our properties depends principally on our ability to maintain the occupancy rates of leased space and to lease available space and space available from lease terminations at the then existing rental rates. Negative trends in one or more of these factors could adversely affect our revenue in future periods.
Offering Proceeds
If we fail to raise significant proceeds above our minimum offering, we will not have enough proceeds to invest in a diversified real estate portfolio. Our real estate portfolio would be concentrated in a small number of properties, resulting in increased exposure to local and regional economic downturns and the poor performance of one or more of our properties and, therefore, expose our stockholders to increased risk. In addition, many of our expenses are fixed regardless of the size of our real estate portfolio. Therefore, depending on the amount of proceeds we raise from our offering, we would expend a larger portion of our income on operating expenses. This would reduce our profitability and, in turn, the amount of net income available for distribution to our stockholders.
Scheduled Lease Expirations
As of June 30, 2014, our consolidated properties were 82.6% occupied and during the remainder of 2014, none of the occupied GLA is scheduled to expire. Our leasing strategy focuses on negotiating renewals for leases scheduled to expire during the remainder of the year. In the future, if we are unable to negotiate renewals, we will try to identify new tenants or collaborate with existing tenants who are seeking additional space to occupy.
As of June 30, 2014, our remaining weighted average lease term was 5.0 years.
Sarbanes-Oxley Act
The Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, and related laws, regulations and standards relating to corporate governance and disclosure requirements applicable to public companies have increased the costs of compliance with corporate governance, reporting and disclosure practices. These costs may have a material adverse effect on our results of operations and could impact our ability to pay distributions at current rates to our stockholders. Furthermore, we expect that these costs will increase in the future due to our continuing implementation of compliance programs mandated by these requirements. Any increased costs may affect our ability to distribute funds to our stockholders. As part of our compliance with the Sarbanes-Oxley Act, we will be providing management’s assessment of our internal control over financial reporting as of December 31, 2015.

In addition, these laws, rules and regulations create new legal bases for potential administrative enforcement, civil and criminal proceedings against us in the event of non-compliance, thereby increasing the risks of liability and potential sanctions against us. We expect that our efforts to comply with these laws and regulations will continue to involve significant and potentially increasing costs, and that our failure to comply with these laws could result in fees, fines, penalties or administrative remedies against us.

Results of Operations
We had no results of operations for the period from January 11, 2013 (Date of Inception) through June 30, 2013, and therefore our results of operations for the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, are not comparable. In general, we expect all amounts to increase in the future based on a full year of operations as well as increased activity as we acquire additional real estate investments. Our results of operations are not indicative of those expected in future periods.
Except where otherwise noted, our results of operations for the three and six months ended June 30, 2014 are primarily comprised of income derived from our two medical office buildings acquired as of June 30, 2014 and acquisition related expenses related to such purchases, as well as general and administrative expenses.
Real Estate Revenue
For the three and six months ended June 30, 2014, real estate revenue was $24,000 and was primarily comprised of base rent of $19,000 and expense recoveries of $3,000.
Rental Expenses
For the three and six months ended June 30, 2014, rental expenses were $5,000 and primarily consisted of real estate taxes of $2,000.
General and Administrative
For the three and six months ended June 30, 2014, general and administrative was $222,000 and $268,000, respectively.
For the three months ended June 30, 2014, general and administrative was primarily related to share discounts expense of $89,000, directors’ and officers’ liability insurance of $42,000, professional and legal fees of $32,000, board of directors fees of $31,000 and restricted stock compensation expense of $18,000.
For the six months ended June 30, 2014, general and administrative was primarily related to share discounts expense of $89,000, directors’ and officers’ liability insurance of $57,000, board of directors fees of $41,000, professional and legal fees of $36,000 and restricted stock compensation expense of $33,000.
We did not incur any asset management fees for the three and six months ended June 30, 2014 as a result of our advisor waiving $2,000 in asset management fees for June 2014. See Note 9, Related Party Transactions — Operational Stage — Asset Management Fee, for a further discussion of the waiver.
Acquisition Related Expenses
For the three and six months ended June 30, 2014, acquisition related expenses of $324,000 were related primarily to expenses associated with the acquisition of our two property acquisitions, including acquisition fees of $126,000 incurred to our advisor and its affiliates.
Depreciation and Amortization
For the three and six months ended June 30, 2014, depreciation and amortization was $13,000 and consisted of depreciation on our operating properties of $11,000 and amortization on our identified intangible assets of $2,000.

Liquidity and Capital Resources
Our sources of funds will primarily be the net proceeds of our offering, operating cash flows and borrowings. We believe that these resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other sources within the next 12 months.
We are dependent upon the net proceeds to be received from our offering to conduct our proposed activities. Our ability to raise funds through our offering is dependent on general economic conditions, general market conditions for REITs and our operating performance. We expect to experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, management and operation of our investments in real estate and real estate-related investments.
Our principal demands for funds will be for acquisitions of real estate and real estate-related investments, payment of operating expenses and interest on our future indebtedness and payment of distributions to our stockholders. In addition, we require resources to make certain payments to our advisor and its affiliates, which during our offering includes payments for reimbursement of other organizational and offering expenses, selling commissions and dealer manager fees. See Note 8, Equity— Offering Costs, and Note 9, Related Party Transactions, to our accompanying condensed consolidated financial statements, for a further discussion of our payments to our advisor and its affiliates.
Generally, cash needs for items other than acquisitions of real estate and real estate-related investments will be met from operations, borrowings and the net proceeds of our offering. However, there may be a delay between the sale of shares of our common stock and our investments in real estate and real estate-related investments, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations.
Our advisor evaluates potential investments and engages in negotiations with real estate sellers, developers, brokers, investment managers, lenders and others on our behalf. Until we fully invest the proceeds of our offering in real estate and real estate-related investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot predict how long it will take to fully invest the proceeds in real estate and real estate-related investments. The number of properties we may acquire and other investments we will make will depend upon the number of shares of our common stock sold in our offering and the resulting amount of the net proceeds available for investment as well as our ability to arrange debt financing.
When we acquire a property, our advisor prepares a capital plan that contemplates the estimated capital needs of that investment. In addition to operating expenses, capital needs may also include costs of refurbishment, tenant improvements or other major capital expenditures. The capital plan also sets forth the anticipated sources of the necessary capital, which may include a line of credit or other loans established with respect to the investment, operating cash generated by the investment, additional equity investments from us or joint venture partners or, when necessary, capital reserves. Any capital reserve would be established from the net proceeds of our offering, proceeds from sales of other investments, borrowings, operating cash generated by other investments or other cash on hand. In some cases, a lender may require us to establish capital reserves for a particular investment. The capital plan for each investment will be adjusted through ongoing, regular reviews of our portfolio or as necessary to respond to unanticipated additional capital needs.
Based on the properties owned as of June 30, 2014, we estimate that our expenditures for capital improvements will require up to $9,000 for the remaining six months of 2014. As of June 30, 2014, we did not have any restricted cash in reserve accounts for such capital expenditures. We cannot provide assurance, however, that we will not exceed these estimated expenditure and distribution levels or be able to obtain additional sources of financing on commercially favorable terms or at all.
Other Liquidity Needs
In the event that there is a shortfall in net cash available due to various factors, including, without limitation, the timing of distributions or the timing of the collection of receivables, we may seek to obtain capital to pay distributions by means of secured or unsecured debt financing through one or more third parties, or our advisor or its affiliates. There are currently no limits or restrictions on the use of proceeds from our advisor or its affiliates which would prohibit us from making the proceeds available for distribution. We may also pay distributions from cash from capital transactions, including, without limitation, the sale of one or more of our properties.
If we experience lower occupancy levels, reduced rental rates, reduced revenues as a result of asset sales, or increased capital expenditures and leasing costs compared to historical levels due to competitive market conditions for new and renewed leases, the effect would be a reduction of net cash provided by operating activities. If such a reduction of net cash provided by operating activities is realized, we may have a cash flow deficit in subsequent periods. Our estimate of net cash available is based on various assumptions which are difficult to predict, including the levels of leasing activity and related leasing costs. Any changes in these assumptions could impact our financial results and our ability to fund working capital and unanticipated cash needs.
Cash Flows
Cash flows used in operating activities for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, were $464,000 and $0, respectively. For the six months ended June 30, 2014, cash flows used in operating activities related to the payment of acquisition related expenses and general and administrative expenses. We anticipate cash flows from operating activities to increase as we purchase additional properties and have a full year of operations.

Cash flows used in investing activities for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, were $5,702,000 and $0, respectively. For the six months ended June 30, 2014, cash flows used in investing activities related primarily to the acquisition of our two property acquisitions in the amount of $5,502,000 and the payment of $200,000 in real estate deposits. Cash flows used in investing activities are heavily dependent upon the investment of our offering proceeds in properties and real estate assets. We anticipate cash flows used in investing activities to increase as we acquire additional properties.
Cash flows provided by financing activities for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, were $38,325,000 and $202,000, respectively. For the six months ended June 30, 2014, such cash flows related to funds raised from investors in our offering in the amount of $43,194,000, partially offset by the payment of offering costs of $4,856,000 in connection with our offering and distributions to our common stockholders of $13,000. For the period from January 11, 2013 (Date of Inception) through June 30, 2013, such cash flows related to $200,000 received from our advisor for the purchase of 22,222 shares of our common stock and an initial capital contribution of $2,000 from our advisor into our operating partnership. We anticipate cash flows from financing activities to increase in the future as we raise additional funds from investors and incur debt to purchase properties.
Distributions
On April 10, 2014, our board of directors authorized a daily distribution to be paid to our stockholders of record as of the close of business on each day of the period from the date we receive and accept subscriptions aggregating at least the minimum offering, or the Commencement Date, through June 30, 2014, as a result of our advisor advising us that it intended to waive a combination of certain acquisition fees and/or asset management fees, or collectively, the Advisory Fees, that may otherwise be due to our advisor pursuant to the Advisory Agreement, in order to provide us with additional funds to pay distributions to our stockholders. Our advisor had agreed to waive the Advisory Fees only until such time as the amount of such waived Advisory Fees was equal to the amount of distributions payable to our stockholders for the period commencing on the Commencement Date and ending on the date we acquired our first property or real estate-related investment.
Having raised the minimum offering in May 2014, the distributions declared for each record date in the May 2014 and June 2014 periods were paid in June 2014 and July 2014, respectively, from legally available funds. We acquired our first property on June 6, 2014, and as such, our advisor will waive Advisory Fees equal to the amount of distributions payable from May 14, 2014 through June 5, 2014. See Note 9, Related Party Transactions — Operational Stage — Asset Management Fee, to our accompanying condensed consolidated financial statements for a further discussion of the said waiver. Our advisor will not receive any additional securities, shares of our stock, or any other form of consideration or any repayment as a result of the waiver of such Advisory Fees.
On June 23, 2014, our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on July 1, 2014 and ending on September 30, 2014. The distributions declared for each record date in the July 2014, August 2014 and September 2014 periods will be paid in August 2014, September 2014 and October 2014, respectively, only from legally available funds.
The distributions are calculated based on 365 days in the calendar year and are equal to $0.001643836 per share of our common stock. The distributions are aggregated and paid in cash or shares of our common stock pursuant to the DRIP monthly in arrears.
The amount of the distributions to our stockholders is determined quarterly by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our qualification as a REIT under the Code. We have not established any limit on the amount of offering proceeds that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (i) cause us to be unable to pay our debts as they become due in the usual course of business; (ii) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences; or (iii) jeopardize our ability to maintain our qualification as a REIT.

We did not pay any distributions for the period from January 11, 2013 (Date of Inception) through June 30, 2013. The distributions paid for the six months ended June 30, 2014, along with the amount of distributions reinvested pursuant to the DRIP and the sources of our distributions as compared to cash flows from operations were as follows:

	Six Months Ended
	June 30, 2014
Distributions paid in cash	$13,000
Distributions reinvested	11,000
	$24,000
Sources of distributions:
Cash flows from operations	$—	—%
Waiver of fees by our advisor	2,000	8.3
Offering proceeds	22,000	91.7
	$24,000	100%
Under GAAP, acquisition related expenses are expensed, and therefore, subtracted from cash flows from operations. However, these expenses may be paid from offering proceeds or debt.
Our distributions of amounts in excess of our current and accumulated earnings and profits have resulted in a return of capital to our stockholders, and all or any portion of a distribution to our stockholders may be paid from offering proceeds. The payment of distributions from our offering proceeds could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.
As of June 30, 2014, we did not have any amounts payable to our advisor or its affiliates that would be paid from cash flows from operations in the future.
As of June 30, 2014, no amounts due to our advisor or its affiliates had been deferred, waived or forgiven other than the $2,000 in asset management fees waived by our advisor discussed above. Other than the waiver of Advisory Fees by our advisor to provide us with additional funds to pay initial distributions to our stockholders through June 5, 2014, our advisor and its affiliates, including our co-sponsors, have no obligation to defer or forgive fees owed by us to our advisor or its affiliates or to advance any funds to us. In the future, if our advisor or its affiliates do not defer, waive or forgive amounts due to them, this would negatively affect our cash flows from operations, which could result in us paying distributions, or a portion thereof, using borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.
We did not pay distributions for the period from January 11, 2013 (Date of Inception) through June 30, 2013. The distributions paid for the six months ended June 30, 2014, along with the amount of distributions reinvested pursuant to the DRIP and the sources of our distributions as compared to funds from operations, or FFO, were as follows:

	Six Months Ended
	June 30, 2014
Distributions paid in cash	$13,000
Distributions reinvested	11,000
	$24,000
Sources of distributions:
FFO	$—	—%
Waiver of fees by our advisor	2,000	8.3
Offering proceeds	22,000	91.7
	$24,000	100%
The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations or cause us to incur interest expense as result of borrowed funds. For a further discussion of FFO, a non-GAAP financial measure, including a reconciliation of our GAAP net income (loss) to FFO, see Funds from Operations and Modified Funds from Operations below.

Financing
We intend to finance a portion of the purchase price of our investments in real estate and real estate-related investments by borrowing funds. We anticipate that, after an initial phase of our operations (prior to the investment of all of the net proceeds of our offering) when we may employ greater amounts of leverage to enable us to purchase properties more quickly and therefore generate distributions for our stockholders sooner, our overall leverage will not exceed 45.0% of the combined market value of all of our properties and other real estate-related investments, as determined at the end of each calendar year beginning with our first full year of operations. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset. Our policies do not limit the amount we may borrow with respect to any individual investment. As of June 30, 2014, we did not have any borrowings.
Under our charter, we have a limitation on borrowing that precludes us from borrowing in excess of 300% of our net assets without the approval of a majority of our independent directors. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, amortization, bad debt and other non-cash reserves, less total liabilities. Generally, the preceding calculation is expected to approximate 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real estate or for working capital. We may also borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90.0% of our annual taxable income, excluding net capital gains, to our stockholders. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.
REIT Requirements
In order to qualify as a REIT for federal income tax purposes, we are required to make distributions to our stockholders of at least 90.0% of our annual taxable income, excluding net capital gains. In the event that there is a shortfall in net cash available due to factors including, without limitation, the timing of such distributions or the timing of the collection of receivables, we may seek to obtain capital to pay distributions by means of secured debt financing through one or more unaffiliated parties. We may also pay distributions from cash from capital transactions including, without limitation, the sale of one or more of our properties or from the proceeds of our offerings.
Commitments and Contingencies
For a discussion of our commitments and contingencies, see Note 6, Commitments and Contingencies, to our accompanying condensed consolidated financial statements.
Debt Service Requirements
As of June 30, 2014, we did not have any outstanding debt.
Contractual Obligations
As of June 30, 2014, we did not have any contractual obligations.
Off-Balance Sheet Arrangements
As of June 30, 2014, we had no off-balance sheet transactions.
Inflation
We expect to be exposed to inflation risk as income from future long-term leases will be the primary source of our cash flows from operations. We expect there to be provisions in the majority of our tenant leases that will protect us from the impact of inflation. These provisions will include negotiated rental increases, reimbursement billings for operating expense pass-through charges, and real estate tax and insurance reimbursements on a per square foot allowance. However, due to the long-term nature of the anticipated leases, among other factors, the leases may not re-set frequently enough to cover inflation.

Funds from Operations and Modified Funds from Operations
Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, which is the case if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist, and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset an impairment charge would be recognized. Testing for impairment charges is a continuous process and is analyzed on a quarterly basis. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that we intend to have a relatively limited term of our operations, it could be difficult to recover any impairment charges through the eventual sale of the property.
Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income (loss).
However, FFO and modified funds from operations, or MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, as items that are expensed as operating expenses under GAAP. We believe these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, we believe that publicly registered, non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed in the prospectus for our offering, we will use the proceeds raised in our offering to acquire properties, and we intend to begin the process of achieving a liquidity event (i.e., listing of our shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of our assets, or another similar transaction) within five years after the completion of our offering stage, which is generally comparable to other publicly registered, non-listed REITs. Thus, we do not intend to continuously purchase assets and intend to have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered, non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired and that we consider more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering stage has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering stage and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering stage has been completed and properties have been acquired, as it excludes acquisition fees and expenses that have a negative effect on our operating performance during the periods in which properties are acquired.
We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to closer to an expected to be received cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. We are responsible for managing interest rate, hedge and foreign exchange risk, and we do not rely on another party to manage such risk. Inasmuch as interest rate hedges will not be a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are based on market fluctuations and may not be directly related or attributable to our operations.
Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses (which includes gains and losses on contingent consideration), amortization of below market leases, change in deferred rent receivables and the adjustments of such items related to redeemable noncontrolling interests. The other adjustments included in the IPA’s Practice Guideline are not applicable to us for the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013. Acquisition fees and expenses are paid in cash by us, and we have not set aside or put into escrow any specific amount of proceeds from our offering to be used to fund acquisition fees and expenses. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. However, we do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent re-deployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Such fees and expenses will not be reimbursed by our advisor or its affiliates and third parties, and therefore if there are no further proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties, or from ancillary cash flows. Certain acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, if we are not able to raise significant proceeds from our offering, this could result in us paying acquisition fees or reimbursing acquisition expenses due to our advisor and its affiliates, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties, or ancillary cash flows. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of our offering.
Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
We use MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-listed REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to publicly registered, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of our offering and other financing sources and not from operations. By excluding expensed acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO has limitations as a performance measure in offerings such as ours where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO.
Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

The following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to FFO and MFFO for the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013:

	Three Months Ended June 30,		Six Months Ended	Period from January 11, 2013 (Date of Inception) through
	2014	2013	June 30, 2014	June 30, 2013
Net loss	$(540,000)	$—	$(586,000)	$—
Add:
Depreciation and amortization — consolidated properties	13,000	—	13,000	—
Less:
Net income attributable to redeemable noncontrolling interest	(1,000)	—	—	—
Depreciation and amortization related to noncontrolling interests	—	—	—	—
FFO	$(528,000)	$—	$(573,000)	$—

Acquisition related expenses(1)	$324,000	$—	$324,000	$—
Amortization of below market leases(2)	(1,000)	—	(1,000)	—
Change in deferred rent receivables(3)	(1,000)	—	(1,000)	—
Adjustments for redeemable noncontrolling interests(4)	—	—	—	—
MFFO	$(206,000)	$—	$(251,000)	$—
Weighted average common shares outstanding — basic and diluted	1,152,933	22,222	590,701	22,222
Net loss per common share — basic and diluted	$(0.47)	$—	$(0.99)	$—
FFO per common share — basic and diluted	$(0.46)	$—	$(0.97)	$—
MFFO per common share — basic and diluted	$(0.18)	$—	$(0.42)	$—
_________

(1)
In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(2)
Under GAAP, below market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of below market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3)
Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

(4)	Includes all adjustments to eliminate the redeemable noncontrolling interest's share of the adjustments described in Notes (1) - (3) to convert our FFO to MFFO.
Net Operating Income
Net operating income is a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization, interest expense and interest income. Acquisition fees and expenses are paid in cash by us, and we do not set aside or put into escrow any specific amount of proceeds from our offering to be used to fund acquisition fees and expenses. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. However, we do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent re-deployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Such fees and expenses are not reimbursed by our advisor or its affiliates and third parties, and therefore if there are no further proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties, or from ancillary cash flows. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, if we are not able to raise significant proceeds from our offering, this could result in us paying acquisition fees or reimbursing acquisition expenses due to our advisor and its affiliates, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties, or ancillary cash flows. As a result, the amount of proceeds available for investment, operations and non-operating expenses would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of our offering.
Net operating income is not equivalent to our net income (loss) or income (loss) from continuing operations as determined under GAAP and may not be a useful measure in measuring operational income or cash flows. Furthermore, net operating income is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. Net operating income should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. Investors are also cautioned that net operating income should only be used to assess our operational performance in periods in which we have not incurred or accrued any acquisition related expenses.
We believe that net operating income is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.
To facilitate understanding of this financial measure, the following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to net operating income for the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013:

	Three Months Ended June 30,		Six Months Ended	Period from January 11, 2013 (Date of Inception) through
	2014	2013	June 30, 2014	June 30, 2013
Net loss	$(540,000)	$—	$(586,000)	$—
General and administrative	222,000	—	268,000	—
Acquisition related expenses	324,000	—	324,000	—
Depreciation and amortization	13,000	—	13,000	—
Interest income	—	—	—	—
Net operating income	$19,000	$—	$19,000	$—

Subsequent Events
For a discussion of subsequent events, see Note 14, Subsequent Events, to our accompanying condensed consolidated financial statements.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.
Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risks to which we will be exposed is interest rate risk.
We may be exposed to the effects of interest rate changes primarily as a result of long-term debt used to acquire properties and make loans and other permitted investments. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk. To achieve our objectives, we may borrow at fixed rates or variable rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes. Because we had not incurred debt any as of June 30, 2014, we had limited exposure to interest rate market risks.
In addition to changes in interest rates, the value of our future investments is subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of tenants, which may affect our ability to refinance our debt if necessary.

Item 4. Controls and Procedures.
(a) Evaluation of disclosure controls and procedures. We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports under the Securities Exchange Act of 1934, as amended, or the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the rules and forms, and that such information is accumulated and communicated to us, including our chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating our disclosure controls and procedures, we recognize that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, as ours are designed to do, and we necessarily were required to apply our judgment in evaluating whether the benefits of the controls and procedures that we adopt outweigh their costs.
As required by Rules 13a-15(b) and 15d-15(b) of the Exchange Act, an evaluation as of June 30, 2014 was conducted under the supervision and with the participation of our management, including our chief executive officer and chief financial officer, of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Based on this evaluation, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures, as of June 30, 2014, were effective for the purposes stated above.
(b) Changes in internal control over financial reporting. There were no changes in internal control over financial reporting that occurred during the fiscal quarter ended June 30, 2014 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II — OTHER INFORMATION
Item 1. Legal Proceedings.
None.

Item 1A. Risk Factors.
The use of the words “we,” “us” or “our” refers to Griffin-American Healthcare REIT III, Inc. and its subsidiaries, including Griffin-American Healthcare REIT III Holdings, LP, except where the context otherwise requires.
Investment Risks
There is no public market for the shares of our common stock. Therefore, it will be difficult for our stockholders to sell their shares hares of our common stock and, if our stockholders are able to sell their shares of our common stock, our stockholders will likely sell them at a substantial discount.
We commenced our initial public offering on February 26, 2014. However, there currently is no public market for shares of our common stock. We do not expect a public market for our stock to develop prior to the listing of the shares of our common stock on a national securities exchange, which we do not expect to occur in the near future and which may not occur at all. Additionally, our charter contains restrictions on the ownership and transfer of shares of our stock, and these restrictions may inhibit our stockholders' ability to sell their shares of our common stock. Our charter provides that no person may own more than 9.9% in value of our issued and outstanding shares of capital stock or more than 9.9% in value or in number of shares, whichever is more restrictive, of the issued and outstanding shares of our common stock. Any purported transfer of the shares of our common stock that would result in a violation of either of these limits will result in such shares being transferred to a trust for the benefit of a charitable beneficiary or such transfer being declared null and void. We have adopted a share repurchase plan, but it is limited in terms of the amount of shares of our common stock which may be repurchased annually and is subject to our board of directors’ discretion. Our board of directors may also amend, suspend, or terminate our share repurchase plan upon 30 days’ written notice. Therefore, it will be difficult for our stockholders to sell their shares of our common stock promptly or at all. If our stockholders are able to sell their shares of our common stock, our stockholders may only be able to sell them at a substantial discount from the price our stockholders paid. This may be the result, in part, of the fact that, at the time we make our investments, the amount of funds available for investment may be reduced by up to 12.0% of the gross offering proceeds, which will be used to pay selling commissions, a dealer manager fee and other organizational and offering expenses. We also will be required to use gross offering proceeds to pay acquisition fees, acquisition expenses and asset management fees. Unless our aggregate investments increase in value to compensate for these fees and expenses, which may not occur, it is unlikely that our stockholders will be able to sell their shares of our common stock, whether pursuant to our share repurchase plan or otherwise, without incurring a substantial loss. We cannot assure our stockholders that their shares of our common stock will ever appreciate in value to equal the price our stockholders paid for their shares of our common stock. Therefore, shares of our common stock should be considered illiquid and a long-term investment, and our stockholders must be prepared to hold their shares of our common stock for an indefinite length of time.
We have experienced losses in the past, and we may experience additional losses in the future.
Historically, we have experienced net losses (calculated in accordance with GAAP) and we may not be profitable or realize growth in the value of our investments. Many of our losses can be attributed to start-up costs, general and administrative expenses, depreciation and amortization, as well as acquisition expenses incurred in connection with purchasing properties or making other investments. For a further discussion of our operational history and the factors affecting our losses, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto in our Quarterly Reports on Form 10-Q.
We may not have sufficient cash available from operations to pay distributions, and therefore, we may pay distributions from the net proceeds of our offering, from borrowings in anticipation of future cash flows or from other sources. Any such distributions may reduce the amount of capital we ultimately invest in assets, may negatively impact the value of our stockholders' investment and may cause subsequent investors to experience dilution.
Distributions payable to our stockholders may include a return of capital, rather than a return on capital, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. We have not established any limit on the amount of proceeds from our offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (i) cause us to be unable to pay our debts as they become due in the usual course of business; or (ii) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences. The actual amount and timing of distributions will be determined by our board of directors in its sole discretion and typically will depend on the amount of funds available for distribution, which will depend on items such as our financial condition, current and projected capital expenditure requirements, tax considerations and annual distribution requirements needed to qualify as a REIT. As a result, our distribution rate and payment frequency vary from time to time.
We have used net proceeds from our offering and our advisor has waived certain fees payable to them as discussed below, and in the future, may use the net proceeds from our offering, borrowed funds, or other sources, to pay cash distributions to our stockholders in order to qualify as a REIT, which may reduce the amount of proceeds available for investment and operations, cause us to incur additional interest expense as a result of borrowed funds or cause subsequent investors to experience dilution. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our current and accumulated earnings and profits, the excess amount will be deemed a return of capital.
On April 10, 2014, our board of directors authorized a daily distribution to be paid to our stockholders of record as of the close of business on each day of the period from the Commencement Date through June 30, 2014, as a result of our advisor advising us that it intended to waive the Advisory Fees that may otherwise be due to our advisor pursuant to the Advisory Agreement, in order to provide us with additional funds to pay distributions to our stockholders. Our advisor had agreed to waive the Advisory Fees only until such time as the amount of such waived Advisory Fees was equal to the amount of distributions payable to our stockholders for the period commencing on the Commencement Date and ending on the date we acquired our first property or real estate-related investment.
Having raised the minimum offering in May 2014, the distributions declared for each record date in the May 2014 and June 2014 periods were paid in June 2014 and July 2014, respectively, from legally available funds. We acquired our first property on June 6, 2014, and as such, our advisor will waive Advisory Fees equal to the amount of distributions payable from May 14, 2014 through June 5, 2014. Our advisor will not receive any additional securities, shares of our stock, or any other form of consideration or any repayment as a result of the waiver of such Advisory Fees.
On June 23, 2014, our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on July 1, 2014 and ending on September 30, 2014. The distributions declared for each record date in the July 2014, August 2014 and September 2014 periods will be paid in August 2014, September 2014 and October 2014, respectively, only from legally available funds.
The distributions are calculated based on 365 days in the calendar year and are equal to $0.001643836 per share of our common stock. The distributions are aggregated and paid in cash or shares of our common stock pursuant to the DRIP monthly in arrears.
We did not pay any distributions for the period from January 11, 2013 (Date of Inception) through June 30, 2013. The distributions paid for the six months ended June 30, 2014, along with the amount of distributions reinvested pursuant to the DRIP and the sources of our distributions as compared to cash flows from operations were as follows:

	Six Months Ended
	June 30, 2014
Distributions paid in cash	$13,000
Distributions reinvested	11,000
	$24,000
Sources of distributions:
Cash flows from operations	$—	—%
Waiver of fees by our advisor	2,000	8.3
Offering proceeds	22,000	91.7
	$24,000	100%
Under GAAP, acquisition related expenses are expensed, and therefore, subtracted from cash flows from operations. However, these expenses may be paid from offering proceeds or debt.
Our distributions of amounts in excess of our current and accumulated earnings and profits have resulted in a return of capital to our stockholders, and all or any portion of a distribution to our stockholders may be paid from offering proceeds. The payment of distributions from our offering proceeds could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.
As of June 30, 2014, we did not have any amounts payable to our advisor or its affiliates that would be paid from cash flows from operations in the future.
As of June 30, 2014, no amounts due to our advisor or its affiliates had been deferred, waived or forgiven other than the $2,000 in asset management fees waived by our advisor as discussed above. Other than the waiver of Advisory Fees by our advisor to provide us with additional funds to pay initial distributions to our stockholders through June 5, 2014, our advisor and its affiliates, including our co-sponsors, will have no obligation to defer or forgive fees owed by us to our advisor or its affiliates or to advance any funds to us. In the future, if our advisor or its affiliates do not defer, waive or forgive amounts due to them, this would negatively affect our cash flows from operations, which could result in us paying distributions, or a portion thereof, using borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.
We did not pay distributions for the period from January 11, 2013 (Date of Inception) through June 30, 2013. The distributions paid for the six months ended June 30, 2014, along with the amount of distributions reinvested pursuant to the DRIP and the sources of our distributions as compared to FFO were as follows:

	Six Months Ended
	June 30, 2014
Distributions paid in cash	$13,000
Distributions reinvested	11,000
	$24,000
Sources of distributions:
FFO	$—	—%
Waiver of fees by our advisor	2,000	8.3
Offering proceeds	22,000	91.7
	$24,000	100%
The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. For a further discussion of FFO, which includes a reconciliation of our GAAP net income (loss) to FFO, see Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations and Modified Funds from Operations.
We have not identified all of the real estate or real estate-related investments to acquire with the net proceeds from our offering.
We have not identified all of the real estate or real estate-related investments to acquire with the net proceeds of our offering. As a result, our stockholders will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning the real estate or real estate-related investments we acquire in the future.
We have no operating history. Therefore, our stockholders may not be able to adequately evaluate our ability to achieve our investment objectives, and the prior performance of other programs sponsored by American Healthcare Investors and Griffin Capital may not be an accurate predictor of our future results.
We were formed in January 2013 and did not engage in any material business operations prior to the effective date of our offering. As a result, an investment in shares of our common stock may entail more risks than the shares of common stock of a REIT with a more substantial operating history. In addition, our stockholders should not rely on the past performance of other American Healthcare Investors or Griffin Capital-sponsored programs to predict our future results. Our stockholders should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies like ours that do not have a substantial operating history, many of which may be beyond our control. Therefore, to be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment strategy;

•	rely on our dealer manager to build, expand and maintain its network of licensed securities brokers and other agents in order to sell shares of our common stock in our offering;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition both for investment opportunities and potential investors’ investment in us; and

•	build and expand our operational structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause our stockholders to lose all or a portion of their investment and adversely effect our results of operations.

If we raise proceeds in our offering substantially less than the maximum offering amount, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of our stockholders' investment may fluctuate more widely with the performance of specific investments.
We are dependent upon the net proceeds to be received from our offering to conduct our proposed activities. Our stockholders, rather than us or our affiliates, will incur the bulk of the risk if we are unable to raise substantial funds. Our offering is being made on a “best efforts” basis, whereby our dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. As a result, we cannot assure our stockholders as to the amount of proceeds that will be raised in our offering or that we will achieve sales of the maximum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will have limited diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. Our stockholders' investment in shares of our common stock will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In such event, the likelihood of our profitability being affected by the poor performance of any single investment will increase. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds.
Our co-sponsors and certain of their key personnel will face competing demands relating to their time, and this may cause our operating results to suffer.
Griffin Capital and certain of its key personnel and its respective affiliates serve as key personnel, advisors, managers and sponsors of 16 other Griffin Capital-sponsored real estate programs, including Griffin Capital Essential Asset REIT, Inc., or GC REIT, and may have other business interests as well. In addition, American Healthcare Investors and its key personnel serve as key personnel and co-sponsor of GA Healthcare REIT II, and may sponsor or co-sponsor additional real estate programs in the future. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on our stockholders' investment may suffer.
In addition, executive officers of Griffin Capital also are officers of Griffin Securities and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that they owe to our stockholders and us. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to allocation of management time and services between us and the other entities. Griffin Securities currently serves as dealer manager for GC REIT. If Griffin Securities is unable to devote sufficient time and effort to the distribution of shares of our common stock, we may not be able to raise significant additional proceeds in our offering for investment in real estate. Accordingly, competing demands of Griffin Capital personnel may cause us to be unable to successfully implement our investment objectives or generate cash needed to make distributions to our stockholders, and to maintain or increase the value of our assets.
If we are unable to find suitable investments, we may not have sufficient cash flows available for distributions to our stockholders.
Our ability to achieve our investment objectives and to pay distributions to our stockholders is dependent upon the performance of our advisor in selecting investments for us to acquire, selecting tenants for our properties and securing financing arrangements. Except for investments identified in our public filings, our stockholders generally will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. Investors must rely entirely on the management ability of our advisor and the oversight of our board of directors. Our advisor may not be successful in identifying suitable investments on financially attractive terms or that, if they identify suitable investments, our investment objectives will be achieved. If we, through our advisor, are unable to find suitable investments, we will hold the net proceeds of our offering in an interest-bearing account or invest the net proceeds in short-term, investment-grade investments. In such an event, our ability to pay distributions to our stockholders would be adversely affected.
We face competition for the acquisition of medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities, which may impede our ability to make acquisitions or may increase the cost of these acquisitions and may reduce our profitability and could cause our stockholders to experience a lower return on our stockholders' investment.
We compete with many other entities engaged in real estate investment activities for acquisitions of medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities, including national, regional and local operators, acquirers and developers of healthcare real estate properties, as well as GA Healthcare REIT II. The competition for healthcare real estate properties may significantly increase the price we must pay for medical office buildings, hospitals, skilled nursing facilities, senior housing facilities, healthcare-related facilities or other assets we seek to acquire, and our competitors may succeed in acquiring those properties or assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive because they may have greater resources, may be willing to pay more for the properties or may have a more compatible operating philosophy. In particular, larger healthcare REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This competition will result in increased demand for these assets, and therefore, increased prices paid for them. Due to an increased interest in single-property acquisitions among tax-motivated individual purchasers, we may pay higher prices per property if we purchase single properties in comparison with portfolio acquisitions. If we pay higher prices per property for medical office buildings, hospitals, skilled nursing facilities, senior housing or other healthcare-related facilities, our business, financial condition and results of operations and our ability to pay distributions to our stockholders may be materially and adversely affected and our stockholders may experience a lower return on their investment.
Our stockholders may be unable to sell their shares of our common stock because their ability to have their shares of our common stock repurchased pursuant to our share repurchase plan is subject to significant restrictions and limitations.
Our share repurchase plan includes significant restrictions and limitations. Except in the cases of death or qualifying disability, our stockholders must hold their shares of our common stock for at least one year. Our stockholders must present at least 25.0% of their shares of our common stock for repurchase and until our stockholders have held their shares of our common stock for at least four years, repurchases will be made for less than our stockholders paid for their shares of our common stock. Shares of our common stock may be repurchased quarterly, at our discretion, on a pro rata basis, and are limited during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year; provided however, that shares of our common stock subject to a repurchase requested upon the death of a stockholder will not be subject to this cap. Funds for the repurchase of shares of our common stock will come exclusively from the cumulative proceeds we receive from the sale of shares of our common stock pursuant to the DRIP. In addition, our board of directors may reject share repurchase requests in its sole discretion and reserves the right to amend, suspend or terminate our share repurchase plan at any time upon 30 days’ written notice. Therefore, in making a decision to purchase shares of our common stock, our stockholders should not assume that our stockholders will be able to sell any of their shares of our common stock back to us pursuant to our share repurchase plan and our stockholders also should understand that the repurchase price will not necessarily correlate to the value of our real estate holdings or other assets. If our board of directors terminates our share repurchase plan, our stockholders may not be able to sell their shares of our common stock even if our stockholders deem it necessary or desirable to do so.
Our advisor may be entitled to receive significant compensation in the event of our liquidation or in connection with a termination of the Advisory Agreement, even if such termination is the result of poor performance by our advisor.
We are externally advised by our advisor pursuant to the Advisory Agreement between us and our advisor which has a one-year term that will expire February 26, 2015 and is subject to successive one-year renewals upon the mutual consent of us and our advisor. In the event of a partial or full liquidation of our assets, our advisor will be entitled to receive an incentive distribution equal to 15.0% of the net proceeds of the liquidation, after we have received and paid to our stockholders the sum of the gross proceeds from the sale of shares of our common stock, and any shortfall in an annual 7.0% cumulative, non-compounded return to stockholders in the aggregate. In the event of a termination of the Advisory Agreement in connection with the listing of our common stock on a national securities exchange, the partnership agreement provides that our advisor will receive an incentive distribution in redemption of its limited partnership units equal to 15.0% of the amount, if any, by which (1) the market value of our outstanding common stock at listing plus distributions paid by us prior to the listing of the shares of our common stock on a national securities exchange, exceeds (2) the sum of the gross proceeds from the sale of shares of our common stock (less amounts paid to repurchase shares of our common stock) plus an annual 7.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock. Upon our advisor’s receipt of the incentive distribution in redemption of its limited partnership units, our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Further, in connection with the termination or non-renewal of the Advisory Agreement other than due to a listing of the shares of our common stock on a national securities exchange, our advisor shall be entitled to receive a distribution in redemption of its limited partnership units equal to the amount that would be payable as an incentive distribution upon sales of properties, which equals 15.0% of the net proceeds if we liquidated all of our assets at fair market value, after we have received and paid to our stockholders the sum of the gross proceeds from the sale of shares of our common stock and an annual 7.0% cumulative, non-compounded return to our stockholders in the aggregate. Such distribution upon termination of the Advisory Agreement is payable to our advisor even upon termination or non-renewal of the Advisory Agreement as a result of poor performance by our advisor. Upon our advisor’s receipt of this distribution in redemption of its limited partnership units, our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Any amounts to be paid to our advisor in connection with the termination of the Advisory Agreement cannot be determined at the present time, but such amounts, if paid, will reduce the cash available for distribution to our stockholders.
We may not effect a liquidity event within our targeted time frame of five years after the completion of our offering stage, or at all. If we do not effect a liquidity event, our stockholders may have to hold their investment in shares of our common stock for an indefinite period of time.
On a limited basis, our stockholders may be able to sell shares of our common stock to us through our share repurchase plan. However, in the future we may also consider various forms of liquidity events, including but not limited to: (1) the listing of the shares of our common stock on a national securities exchange; (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (3) the sale of all or substantially all of our real estate and real estate-related investments for cash or other consideration. We presently intend to effect a liquidity event within five years after the completion of our offering stage, which we deem to be the completion of our offering and any subsequent public offerings, excluding any offerings pursuant to the DRIP or that is limited to any benefit plans. However, we are not obligated, through our charter or otherwise, to effectuate a liquidity event and may not effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for our stockholders to have liquidity for their investment in the shares of our common stock other than limited liquidity through our share repurchase plan.
Because a portion of our offering price from the sale of shares of our common stock is used to pay expenses and fees, the full offering price paid by our stockholders is not invested in real estate investments. As a result, our stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets, or (2) list the shares of our common stock on a national securities exchange and the market value of our company after we list is substantially in excess of the original purchase price of our assets.
Our board of directors may change our investment objectives without seeking our stockholders' approval.
Our board of directors may change our investment objectives without seeking our stockholders' approval if our directors, in accordance with their fiduciary duties to our stockholders, determine that a change is in our stockholders' best interest. A change in our investment objectives could reduce our payment of cash distributions to our stockholders or cause a decline in the value of our investments.
We may compete with other programs sponsored by our co-sponsors for investment opportunities, and American Healthcare Investors has adopted an asset allocation policy pursuant to which we will not have priority with respect to certain investment opportunities. As a result, we may be unable to find suitable investments, or our advisor may not cause us to invest in favorable investment opportunities, which may reduce our returns on our investments.
Griffin Capital and American Healthcare Investors are currently the co-sponsors for other publicly held, non-traded REITs, including GA Healthcare REIT II, and are not precluded from sponsoring other real estate programs in the future. As a result, we may be buying properties at the same time as one or more other Griffin Capital or American Healthcare Investors programs that are managed or advised by affiliates of our advisor. Officers and employees of our advisor may face conflicts of interest in allocating investment opportunities between us and these other programs. Therefore, American Healthcare Investors, acting as managing member of both our advisor and the sub-advisor of GA Healthcare REIT II, adopted an asset allocation policy to allocate potential investment opportunities among us and GA Healthcare REIT II based on the consideration of certain factors for each company such as investment objectives; the availability of cash and/or financing to acquire the investment; financial impact; strategic advantages; concentration and/or diversification; and income tax effects. After consideration and analysis of such factors, if American Healthcare Investors determines that the investment opportunity is suitable for both companies, then: (i) we will have priority for investment opportunities of $20,000,000 or less, until such time as we reach $500,000,000 in aggregate assets (based on contract purchase price); and (ii) GA Healthcare REIT II will have priority for (a) investment opportunities of $100,000,000 or greater and (b) international investments, until such time as GA Healthcare REIT II reaches 30.0% portfolio leverage (calculated by dividing debt by contract purchase price and based on equity existing as of January 1, 2014). In the event all acquisition allocation factors have been exhausted and an investment opportunity remains equally suitable for us and GA Healthcare REIT II, the investment opportunity will be offered to the company that has had the longest period of time elapse since it was offered an investment opportunity. The asset allocation policy initially applied until June 30, 2014, but was renewed on June 23, 2014 for another 30 days and subject to successive automatic 30 day renewals until terminated upon notice by American Healthcare Investors, our board of directors or the board of directors of GA Healthcare REIT II. Because of this asset allocation policy, qualified investment opportunities may be rendered unavailable for acquisition by us, and therefore, we may be unable to find suitable investments as a result of this asset allocation policy, which could cause the returns on our stockholders’ investments to suffer.

In addition, our advisor may select properties for us that provide lower returns to us than properties that its affiliates select to be purchased by another Griffin Capital or American Healthcare Investors program. We are subject to the risk that as a result of the conflicts of interest between us, our advisor or programs managed by their affiliates, our advisor may not cause us to invest in favorable investment opportunities that our advisor locates when it would be in our best interest to make such investments. As a result, we may invest in less favorable investments, which may reduce our returns on our investments and ability to pay distributions.
Risks Related to Our Business
We may suffer from delays in locating suitable investments, which could reduce our ability to pay distributions to our stockholders and reduce their return on their investment.
There may be a substantial period of time before the proceeds of our offering are invested in suitable investments, particularly as a result of the current economic environment and capital constraints. Because we are conducting our offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will also depend, in part, on the amount of proceeds we have received at a given time. If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions to our stockholders, and our results of operations will suffer.

The availability and timing of cash distributions to our stockholders is uncertain. If we fail to pay distributions, our stockholders' investment in shares of our common stock could suffer.
We will bear all expenses incurred in our operations, which are deducted from cash flows generated by operations prior to computing the amount of cash distributions to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure our stockholders that sufficient cash will be available to pay monthly distributions to our stockholders or at all. Should we fail for any reason to distribute at least 90.0% of our annual taxable income, excluding net capital gains, we would not qualify for the favorable tax treatment accorded to REITs.
We are uncertain of all of our sources of debt or equity for funding our capital needs. If we cannot obtain funding on acceptable terms, our ability to acquire, and make necessary capital improvements to, properties may be impaired or delayed.
To qualify as a REIT, we generally must distribute to our stockholders at least 90.0% of our annual taxable income, excluding net capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our capital needs from retained earnings. We have not identified all of our sources of debt or equity for funding, and such sources of funding may not be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to acquire, and make necessary capital improvements to, properties, pay other expenses or expand our business.
We intend to incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to pay distributions and could decrease the value of our stockholders' investment.
We will finance a portion of the purchase price of our investments in real estate and real estate-related investments by borrowing funds. We anticipate that, after an initial phase of our operations (prior to the investment of all of the net proceeds of our offering of shares of our common stock) when we may employ greater amounts of leverage to enable us to purchase properties more quickly, and therefore, generate distributions for our stockholders sooner, our overall leverage will not exceed 45.0% of the combined market value of our real estate and real estate-related investments, as determined at the end of each calendar year beginning with our first full year of operations. Under our charter, we have a limitation on borrowing that precludes us from borrowing in excess of 300% of our net assets without the approval of a majority of our independent directors. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, amortization, bad debt and other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real properties or for working capital. We may also borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90.0% of our annual taxable income, excluding net capital gains, to our stockholders. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we qualify as a REIT for federal income tax purposes.
High debt levels may cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flows from a property and the cash flows needed to service mortgage debt on that property, then the amount available for distributions to our stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of our stockholders' investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.
Higher mortgage rates may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash available for distribution to our stockholders.
If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flows would be reduced. This, in turn, would reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital by issuing securities or by borrowing more money.
Financial market disruptions may adversely affect our operating results and financial condition.
The global financial markets have undergone pervasive and fundamental disruptions over the past number of years. Such volatility may have an adverse impact on the availability of credit to businesses generally and could lead to weakening of the U.S. and global economies. To the extent that turmoil in the financial markets exists, it has the potential to materially affect the value of our properties and other investments, the availability or the terms of financing that we may anticipate utilizing, our ability to make principal and interest payments on, or refinance, any outstanding debt when due and/or the ability of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. Financial market disruptions could also affect our operating results and financial condition as follows:

•
Debt and Equity Markets  — Our results of operations are sensitive to the volatility of the credit markets. The real estate debt markets have experienced volatility as a result of certain factors in recent years, including the tightening of underwriting standards by lenders and credit rating agencies. Credit spreads for major sources of capital may widen significantly as investors demand a higher risk premium, which may result in lenders increasing the cost for debt financing. Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of our acquisitions, developments and property contributions. This may result in our property operations generating lower overall economic returns and a reduced level of cash flows, which could potentially impact our ability to pay distributions to our stockholders. In addition, any dislocation in the debt markets may reduce the amount of capital that is available to finance real estate, which, in turn: (1) limits the ability of real estate investors to benefit from reduced real estate values or to realize enhanced returns on real estate investments; (2) may slow real estate transaction activity; and (3) may result in an inability to refinance debt as it becomes due, all of which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues, income and/or cash flows from the acquisition and operations of real estate and mortgage loans. In addition, the state of the debt markets could have an impact on the overall amount of capital being invested in real estate, which may result in price or value decreases of real estate assets and impact our ability to raise equity capital.

•
Valuations  — Any persistent market volatility will likely make the valuation of our properties more difficult. There may be significant uncertainty in the valuation, or in the stability of the value, of our properties that could result in a substantial decrease in the value of our properties. As a result, we may not be able to recover the carrying amount of our properties, which may require us to recognize an impairment charge in earnings.

•
Government Intervention  — The pervasive and fundamental disruptions that the global financial markets have undergone have led to extensive and unprecedented governmental intervention, and there is a possibility that regulation of the financial markets will be significantly increased in the future. Such increased regulation could have a material impact on our operating results and financial condition.

Our results of operations, our ability to pay distributions to our stockholders and our ability to dispose of our investments are subject to national and local economic factors we cannot control or predict.
Our results of operations are subject to the risks of a national economic slowdown or downturn and other changes in national and local economic conditions. The following factors may affect income from our properties, our ability to acquire and dispose of properties, and yields from our properties:

•
poor economic times may result in defaults by tenants of our properties due to bankruptcy, lack of liquidity, or operational failures. We may also be required to provide rent concessions or reduced rental rates to maintain or increase occupancy levels;

•
reduced values of our properties may limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by our properties and may reduce the availability of unsecured loans;

•
the value and liquidity of our short-term investments and cash deposits could be reduced as a result of a deterioration of the financial condition of the institutions that hold our cash deposits or the institutions or assets in which we have made short-term investments, the dislocation of the markets for our short-term investments, increased volatility in market rates for such investment or other factors;

•
our lenders under a line of credit could refuse to fund their financing commitment to us or could fail and we may not be able to replace the financing commitment of such lender on favorable terms, or at all;

•	one or more counterparties to our interest rate swaps could default on their obligations to us or could fail, increasing the risk that we may not realize the benefits of these instruments;

•	increases in supply of competing properties or decreases in demand for our properties may impact our ability to maintain or increase occupancy levels and rents;

•	constricted access to credit may result in tenant defaults or non-renewals under leases;

•	job transfers and layoffs may cause vacancies to increase and a lack of future population and job growth may make it difficult to maintain or increase occupancy levels; and

•
increased insurance premiums, real estate taxes or utilities or other expenses may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, any such increased expenses may make it difficult to increase rents to tenants on turnover, which may limit our ability to increase our returns.

The length and severity of any economic slowdown or downturn cannot be predicted. Our results of operations, our ability to continue to pay distributions to our stockholders and our ability to dispose of our investments may be negatively impacted to the extent an economic slowdown or downturn is prolonged or becomes more severe.
Increasing vacancy rates for commercial real estate may result from any increased disruptions in the financial markets and deterioration in economic conditions, which could reduce revenue and the resale value of our properties.
We depend upon tenants for a majority of our revenue from real property investments. Disruptions in the financial markets and deterioration in economic conditions may result in increased vacancy rates for commercial real estate, including medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities, due to generally lower demand for rentable space, as well as potential oversupply of rentable space. Increased unemployment rates may lead to reduced demand for medical services, causing physician groups and hospitals to delay expansion plans, leaving a growing number of vacancies in new buildings. Reduced demand for medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities could require us to increase concessions, tenant improvement expenditures or reduce rental rates to maintain occupancies beyond those anticipated at the time we acquire the property. In addition, the market value of a particular property could be diminished by prolonged vacancies. Disruptions in the financial markets and deterioration in economic conditions could impact certain properties we acquire and such properties could experience higher levels of vacancy than anticipated at the time we acquire them. The value of our real estate investments could decrease below the amounts we paid for the investments. Revenues from properties could decrease due to lower occupancy rates, reduced rental rates and potential increases in uncollectible rent. We will incur expenses, such as for maintenance costs, insurance costs and property taxes, even though a property is vacant. The longer the period of significant vacancies for a property, the greater the potential negative impact on our revenues and results of operations.
We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our stockholders.
The successful performance of our real estate investments is materially dependent on the financial stability of our tenants. Lease payment defaults by tenants would cause us to lose the revenue associated with such leases and could cause us to reduce the amount of distributions to our stockholders. If a property is subject to a mortgage, a default by a significant tenant on its lease payments to us may result in a foreclosure on the property if we are unable to find an alternative source of revenue to meet mortgage payments. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. Further, we cannot assure our stockholders that we will be able to re-lease the property for the rent previously received, if at all, or that lease terminations will not cause us to sell the property at a loss.
If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.
Any of our tenants, or any guarantor of one of our tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the U.S. Such a bankruptcy filing would bar us from attempting to collect pre-bankruptcy debts from the bankrupt tenant or its properties unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If we assume a lease, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim would be capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15.0% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.
The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant lease, and could ultimately preclude full collection of these sums. Such an event also could cause a decrease or cessation of current rental payments, reducing our cash flows and the amounts available for distributions to our stockholders. In the event a tenant or lease guarantor declares bankruptcy, the tenant or its trustee may not assume our lease or its guaranty. If a given lease or guaranty is not assumed, our cash flows and the amounts available for distributions to our stockholders may be adversely affected.
Long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions could be lower than if we did not enter into long-term leases.
We may enter into long-term leases with tenants of certain of our properties. Our long-term leases would likely provide for rent to increase over time. However, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that even after contractual rental increases, the rent under our long-term leases is less than then-current market rental rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our income and distributions could be lower than if we did not enter into long-term leases.
We may incur additional costs in acquiring or re-leasing properties, which could adversely affect the cash available for distribution to our stockholders.
We may invest in properties designed or built primarily for a particular tenant of a specific type of use known as a single-user facility. If the tenant fails to renew its lease or defaults on its lease obligations, we may not be able to readily market a single-user facility to a new tenant without making substantial capital improvements or incurring other significant re-leasing costs. We also may incur significant litigation costs in enforcing our rights as a landlord against the defaulting tenant. These consequences could adversely affect our revenues and reduce the cash available for distribution to our stockholders.
We may be unable to secure funds for future tenant or other capital improvements, which could limit our ability to attract, replace or retain tenants and decrease our stockholders' return on investment.
When tenants do not renew their leases or otherwise vacate their space, it is common that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and leasing commissions related to the vacated space. Such tenant improvements may require us to incur substantial capital expenditures. If we have not established capital reserves for such tenant or other capital improvements, we will have to obtain financing from other sources and we have not identified any sources for such financing. We may also have future financing needs for other capital improvements to refurbish or renovate our properties. If we need to secure financing sources for tenant improvements or other capital improvements in the future, but are unable to secure such financing or are unable to secure financing on terms we feel are acceptable, we may be unable to make tenant and other capital improvements or we may be required to defer such improvements. If this happens, it may cause one or more of our properties to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flows as a result of fewer potential tenants being attracted to the property or our existing tenants not renewing their leases. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or pay distributions to our stockholders.

Our success will be dependent on the performance of our advisor and certain key personnel.
Our ability to achieve our investment objectives and to conduct our operations will be dependent upon the performance of our advisor in identifying and acquiring investments, the determination of any financing arrangements, the asset management of our investments and the management of our day-to-day activities. Our advisor will have broad discretion over the use of proceeds from our offering and our stockholders will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in our offering or other periodic filings with the SEC. We will rely on the management ability of our advisor, subject to the oversight and approval of our board of directors. Accordingly, our stockholders should not purchase shares of our common stock unless our stockholders are willing to entrust all aspects of our day-to-day management to our advisor. If our advisor suffers or is distracted by adverse financial or operational problems in connection with their own operations or the operations of American Healthcare Investors or Griffin Capital unrelated to us, our advisor may be unable to allocate time and/or resources to our operations. If our advisor is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or to pay distributions to our stockholders. In addition, our success depends to a significant degree upon the continued contributions of our advisor’s officers and certain of the principals, officers and employees of American Healthcare Investors, in particular Mr. Hanson and Mr. Prosky, each of whom would be difficult to replace. Mr. Hanson and Mr. Prosky currently serve as our executive officers and Mr. Hanson also serves as Chairman of our Board of Directors. We currently do not have an employment agreement with either Mr. Hanson or Mr. Prosky. In the event that Mr. Hanson or Mr. Prosky are no longer affiliated with American Healthcare Investors, for any reason, it could have a material adverse effect on our success and American Healthcare Investors may not be able to attract and hire as capable individuals to replace Mr. Hanson and/or Mr. Prosky. If our advisor or American Healthcare Investors were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.
Our advisor may terminate the Advisory Agreement, which could require us to pay substantial fees and may require us to find a new advisor.
Either we or our advisor will be able to terminate the Advisory Agreement subject to a 60-day transition period with respect to certain provisions of the Advisory Agreement. However, if the Advisory Agreement is terminated in connection with the listing of shares of our common stock on a national securities exchange, the partnership agreement provides that our advisor will receive an incentive distribution in redemption of its limited partnership units equal to 15.0% of the amount, if any, by which (1) the market value of the outstanding shares of our common stock at listing plus distributions paid by us prior to listing, exceeds (2) the sum of the gross proceeds from the sale of shares of our common stock (less amounts paid to repurchase shares of our common stock) plus an annual 7.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock. Upon our advisor’s receipt of the incentive distribution in redemption of its limited partnership units, our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Further, in connection with the termination of the Advisory Agreement other than due to a listing of the shares of our common stock on a national securities exchange, our advisor shall be entitled to receive a distribution in redemption of its limited partnership units equal to the amount that would be payable to our advisor pursuant to the incentive distribution upon sales if we liquidated all of our assets for their fair market value. Upon our advisor’s receipt of this distribution in redemption of its limited partnership units, our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Any amounts to be paid to our advisor upon termination of the Advisory Agreement cannot be determined at the present time.
If our advisor was to terminate the Advisory Agreement, we would need to find another advisor to provide us with day-to-day management services or have employees to provide these services directly to us. There can be no assurances that we would be able to find new advisors or employees or enter into agreements for such services on acceptable terms.
If we internalize our management functions, we could incur significant costs associated with being self-managed.
Our strategy may involve internalizing our management functions. If we internalize our management functions, we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the Advisory Agreement; however, our direct expenses would include general and administrative costs, including legal, accounting, and other expenses related to corporate governance, SEC reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that are now paid by our advisor or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and FFO, and may further dilute our stockholders' investment. We cannot reasonably estimate the amount of fees to our advisor we would save and the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we no longer pay to our advisor, our net income per share and FFO per share may be lower as a result of the internalization than they otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders.

As currently organized, we do not directly have any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as worker’s disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Upon any internalization of our advisor, certain key personnel of our advisor or American Healthcare Investors may not be employed by us, but instead may remain employees of our co-sponsors or their affiliates.
If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. They have a great deal of know-how and can experience economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could, therefore, result in our incurring additional costs and/or experiencing deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our properties.
Our success will be dependent on the performance of our co-sponsors.
Our ability to achieve our investment objectives and to conduct our operations will be dependent upon the performance of our advisor. Our advisor is a joint venture between our two co-sponsors. Our advisor’s and co-sponsors’ ability to manage our operations successfully will be impacted by trends in the general economy, as well as the commercial real estate and credit markets. The current macroeconomic environment may negatively impact the value of commercial real estate assets and contribute to a general slow-down in our industry, which could put downward pressure on our co-sponsors’ revenues and operating results. To the extent that any decline in our co-sponsors’ revenues and operating results impacts the performance of our advisor, our results of operations and financial condition could also suffer.
Our advisor and its affiliates have no obligation to defer or forgive fees or loans or advance any funds to us, which could reduce our ability to acquire investments or pay distributions.
Other than the waiver of Advisory Fees by our advisor to provide us with additional funds to pay initial distributions to our stockholders through June 5, 2014, as discussed above, our advisor and its affiliates, including our co-sponsors, have no obligation to defer or forgive fees owed by us to our advisor or its affiliates or to advance any funds to us. As a result, we may have less cash available to acquire investments or pay distributions.
We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility.
We may acquire properties by issuing limited partnership units in our operating partnership in exchange for a property owner contributing property to the partnership. If we enter into such transactions, in order to induce the contributors of such properties to accept units in our operating partnership, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, our operating partnership’s limited partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of shares of our common stock. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to redeem a contributor’s units for shares of our common stock or cash, at the option of the contributor, at set times. If the contributor required us to redeem units for cash pursuant to such a provision, it would limit our liquidity and thus our ability to use cash to make other investments, satisfy other obligations or pay distributions to our stockholders. Moreover, if we were required to redeem units for cash at a time when we did not have sufficient cash to fund the redemption, we might be required to sell one or more properties to raise funds to satisfy this obligation. Furthermore, we might agree that if distributions the contributor received as a limited partner in our operating partnership did not provide the contributor with a defined return, then upon redemption of the contributor’s units we would pay the contributor an additional amount necessary to achieve that return. Such a provision could further negatively impact our liquidity and flexibility. Finally, in order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares of our common stock. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us.
The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and acquire investments.
We expect that we will have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any banking institution in which we have deposited funds ultimately fails, we may lose the amount of our deposits over any federally-insured amount. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of our stockholders' investment.

Because not all REITs calculate MFFO the same way, our use of MFFO may not provide meaningful comparisons with other REITs.
We intend to use MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-listed REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. However, not all REITs calculate MFFO the same way. If REITs use different methods of calculating MFFO, it may not be possible for investors to meaningfully compare the performance of certain REITs.
Our use of derivative financial instruments to hedge against foreign currency exchange rate fluctuations could expose us to risks that may adversely affect our results of operations, financial condition and ability to pay distributions to our stockholders.
We may use derivative financial instruments to hedge against foreign currency exchange rate fluctuations, in which case we would be exposed to credit risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to our stockholders will be adversely affected.
Risks Related to Conflicts of Interest
The conflicts of interest faced by our officers may cause us not to be managed solely in our stockholders' best interest, which may adversely affect our results of operations and the value of our stockholders' investment.
All of our officers also are principals, officers or employees of American Healthcare Investors or other affiliated entities that will receive fees in connection with our offering and our operations. These persons are not precluded from working with, being employed by, or investing in, any program American Healthcare Investors sponsors or may sponsor in the future. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment strategy and our investment opportunities. Furthermore, they may have conflicts of interest in allocating their time and resources between our business and these other activities. During times of intense activity in other programs, the time they devote to our business may decline and be less than we require. If our officers, for any reason, are not able to provide sufficient resources to manage our business, our business will suffer and this may adversely affect our results of operations and the value of our stockholders' investment.
American Healthcare Investors’ executives face conflicts of interest relating to the allocation of their time and other resources among the various entities that they serve or have interests in, and such conflicts may not be resolved in our favor.
Certain of the executives of American Healthcare Investors face competing demands relating to their time and resources because they are also or may become affiliated with entities with investment programs similar to ours, and they may have other business interests as well, including business interests that currently exist and business interests they develop in the future. Because these persons have competing interests for their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. Further, during times of intense activity in other programs, those executives may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. Poor or inadequate management of our business would adversely affect our results of operations and the ownership value of shares of our common stock.
Our advisor faces conflicts of interest relating to its compensation structure, including the payment of acquisition fees and asset management fees, which could result in actions that are not necessarily in our stockholders' long-term best interest.
Under the Advisory Agreement and pursuant to the subordinated participation interest our advisor holds in our operating partnership, our advisor will be entitled to fees and distributions that are structured in a manner intended to provide incentives to our advisor to perform in both our and our stockholders' long-term best interests. The fees to which our advisor or its affiliates will be entitled include acquisition fees, asset management fees, property management fees, disposition fees and other fees as provided for under the Advisory Agreement and agreement of limited partnership with our operating partnership. The distributions our advisor may become entitled to receive would be payable upon distribution of net sales proceeds to our stockholders, the listing of the shares of our common stock on a national securities exchange, certain merger transactions or the termination of the Advisory Agreement. However, because our advisor will be entitled to receive substantial minimum compensation regardless of our performance, our advisor’s interests may not be wholly aligned with our stockholders' interests. In that regard, our advisor or its affiliates will receive an asset management fee with respect to the ongoing operation and management of properties based on the amount of our initial investment and capital expenditures and not the performance of those investments, which could result in our advisor not having adequate incentive to manage our portfolio to provide profitable operations during the period we hold our investments. On the other hand, our advisor could be motivated to recommend riskier or more speculative investments in order to increase the fees payable to our advisor or for us to generate the specified levels of performance or net sales proceeds that would entitle our advisor to fees or distributions. Furthermore, our advisor or its affiliates will receive an acquisition fee that is based on the contract purchase price of each property acquired or the origination or acquisition price of any real estate-related investment, rather than the performance of those investments. Therefore, our advisor or its affiliates may have an incentive to recommend investments with a higher purchase price or investments that may not produce the maximum risk adjusted returns.
Our advisor may receive economic benefits from its status as a limited partner without bearing any of the investment risk.
Our advisor is a limited partner in our operating partnership. Our advisor is entitled to receive an incentive distribution equal to 15.0% of net sales proceeds of properties after we have received and paid to our stockholders a return of their invested capital and an annual 7.0% cumulative, non-compounded return on the gross proceeds of the sale of shares of our common stock. We will bear all of the risk associated with the properties but, as a result of the incentive distributions to our advisor, we are not entitled to all of our operating partnership’s proceeds from property dispositions.
The distribution payable to our advisor may influence our decisions about listing the shares of our common stock on a national securities exchange, merging our company with another company and acquisition or disposition of our investments.
Our advisor’s entitlement to fees upon the sale of our assets and to participate in net sales proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return which would entitle our advisor to compensation relating to such sales, even if continued ownership of those investments might be in our stockholders' long-term best interest. The subordinated participation interest may require our operating partnership to make a distribution to our advisor in redemption of its limited partnership units upon the listing of the shares of our common stock on a national securities exchange or the merger of our company with another company in which our stockholders receive shares that are traded on a national securities exchange if our advisor meets the performance thresholds included in our operating partnership’s limited partnership agreement, even if our advisor is no longer serving as our advisor. To avoid making this distribution, our independent directors may decide against listing the shares of our common stock or merging with another company even if, but for the requirement to make this distribution, such listing or merger would be in our stockholders' best interest. In addition, the requirement to pay these fees could cause our independent directors to make different investment or disposition decisions than they would otherwise make, in order to satisfy our obligation to our advisor.
We may acquire assets from, or dispose of assets to, affiliates of our advisor, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us.
We may acquire assets from affiliates of our advisor. Further, we may also dispose of assets to affiliates of our advisor. Affiliates of our advisor may make substantial profits in connection with such transactions and may owe fiduciary and/or other duties to the selling or purchasing entity in these transactions, and conflicts of interest between us and the selling or purchasing entities could exist in such transactions. Because our independent directors would rely on our advisor in identifying and evaluating any such transaction, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party. Also, the existence of conflicts, regardless of how they are resolved, might negatively affect the public’s perception of us.
If we enter into joint ventures with affiliates, we may face conflicts of interest or disagreements with our joint venture partners that may not be resolved as quickly or on terms as advantageous to us as would be the case if the joint venture had been negotiated at arm’s-length with an independent joint venture partner.
In the event that we enter into a joint venture with any other program sponsored or advised by one of our co-sponsors or one of their affiliates, we may face certain additional risks and potential conflicts of interest. For example, securities issued by the other Griffin Capital programs or future American Healthcare Investors programs may never have an active trading market. Therefore, if we were to become listed on a national securities exchange, we may no longer have similar goals and objectives with respect to the resale of properties in the future. Joint ventures between us and other Griffin Capital programs or future American Healthcare Investors programs will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could occur regarding matters pertaining to the joint venture, including determining when and whether to buy or sell a particular property and the timing of a liquidation, which might have a negative impact on the joint venture and decrease returns to our stockholders.

Risks Related to Our Organizational Structure
Several potential events could cause our stockholders' investment in us to be diluted, which may reduce the overall value of our stockholders' investment.
Our stockholders' investment in us could be diluted by a number of factors, including:

•	future offerings of our securities, including issuances pursuant to the DRIP and up to 200,000,000 shares of any class or series of preferred stock that our board of directors may authorize;

•	private issuances of our securities to other investors, including institutional investors;

•	issuances of our securities pursuant to our 2013 Incentive Plan, or the 2013 plan; or

•	redemptions of units of limited partnership interest in our operating partnership in exchange for shares of our common stock.
To the extent we issue additional equity interests after our stockholders purchase shares of our common stock in our offering, their percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our real estate and real estate-related investments, our stockholders may also experience dilution in the book value and fair market value of their shares of our common stock.
Our ability to issue preferred stock may include a preference in distributions superior to our common stock and also may deter or prevent a sale of shares of our common stock in which our stockholders could profit.
Our charter authorizes our board of directors to issue up to 200,000,000 shares of preferred stock. Our board of directors has the discretion to establish the preferences and rights, including a preference in distributions superior to our common stockholders, of any issued preferred stock. If we authorize and issue preferred stock with a distribution preference over our common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount our common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	a merger, tender offer or proxy contest;

•	assumption of control by a holder of a large block of our securities; or

•	removal of incumbent management.
The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may have benefited our stockholders.
Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.9% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.9% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our stock on terms that might be financially attractive to our stockholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and our stockholders. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease our stockholders' ability to sell their shares of our common stock.
Our stockholders' ability to control our operations is severely limited.
Our board of directors determines our major strategies, including our strategies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other strategies without a vote of the stockholders. Our charter sets forth the stockholder voting rights required to be set forth therein under the the North American Securities Administrators Association, or NASAA, Guidelines. Under our charter and Maryland law, our stockholders have a right to vote only on the following matters:

•	the election or removal of directors;

•
the amendment of our charter, except that our board of directors may amend our charter without stockholder approval to change our name or the name of other designation or the par value of any class or series of our stock and the aggregate par value of our stock, increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have the authority to issue, or effect certain reverse stock splits;

•	our dissolution; and

•	certain mergers, consolidations, statutory share exchanges and sales or other dispositions of all or substantially all of our assets.
All other matters are subject to the discretion of our board of directors.
Limitations on share ownership and transfer may deter a sale of our common stock in which our stockholders could profit.
The limits on ownership and transfer of our equity securities in our charter may have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for our stockholders' common stock. The ownership limits and restrictions on transferability will continue to apply until our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.
Maryland takeover statutes may deter others from seeking to acquire us and prevent our stockholders from making a profit in such transaction.
The Maryland General Corporation Law, or the MGCL, contains many provisions, such as the business combination statute and the control share acquisition statute, that are designed to prevent, or have the effect of preventing, someone from acquiring control of us. Our bylaws exempt us from the control share acquisition statute (which eliminates voting rights for certain levels of shares that could exercise control over us) and our board of directors has adopted a resolution opting out of the business combination statute (which, among other things, prohibits a merger or consolidation with a 10.0% stockholder for a period of time) with respect to any person, provided that any business combination with such person is first approved by our board of directors. However, if the bylaw provisions exempting us from the control share acquisition statute or our board resolution opting out of the business combination statute were repealed, these provisions of Maryland law could delay or prevent offers to acquire us and increase the difficulty of consummating any such offers, even if such a transaction would be in our stockholders’ best interest.
The MGCL and our organizational documents limit our stockholders' right to bring claims against our officers and directors.
The MGCL provides that a director will not have any liability as a director so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interest, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter provides that, subject to the applicable limitations set forth therein or under the MGCL, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities unless: (1) their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (2) they actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we have entered into separate indemnification agreements with each of our directors and executive officers and intend to enter into indemnification agreements with each of our future directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter also provides that we may not indemnify our directors, our advisor and its affiliates for any loss or liability suffered by them or hold them harmless for any loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interest, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification is recoverable only out of our net assets or the proceeds of insurance and not from our stockholders.
Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit our stockholders' ability to dispose of their shares of our common stock.
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10.0% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares of our common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of our common stock. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed or our board of directors fails to first approve the business combination, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Our charter includes a provision that may discourage a stockholder from launching a tender offer for shares of our common stock.
Our charter requires that any tender offer made by a person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Securities Exchange Act of 1934, as amended. The offeror must provide us notice of the tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with these requirements, we will have the first right to purchase the shares of our stock at the tender offer price offered in such non-compliant tender offer. In addition, the non-complying offeror shall be responsible for all of our expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a person from initiating a tender offer for shares of our common stock and prevent our stockholders from receiving a premium price for their shares of our common stock in such a transaction.
Our stockholders' investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. To avoid registration as an investment company, we may not be able to operate our business successfully. If we become subject to registration under the Investment Company Act, we may not be able to continue our business.

We conduct our operations, and the operations of our operating partnership and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•
pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We monitor our operations and our assets on an ongoing basis in order to ensure that neither we, nor any of our subsidiaries, meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates;

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations; and

•	potentially, compliance with daily valuation requirements.

In order for us to not meet the definition of an “investment company” and avoid regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within one year after our offering period ends. If we are unable to invest a significant portion of the proceeds of our offering in properties within one year after our offering period, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in certificates of deposit or other cash items with low returns. This would reduce the cash available for distribution to investors and possibly lower our stockholders' returns.
To avoid meeting the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Similarly, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Accordingly, our board of directors may not be able to change our investment policies as our board of directors may deem appropriate if such change would cause us to meet the definition of an “investment company.” In addition, a change in the value of any of our assets could negatively affect our ability to avoid being required to register as an investment company. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.
Risks Related to Investments in Real Estate
Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and our ability to pay distributions to our stockholders or reduce the value of our stockholders' investment.
We are subject to risks generally incidental to the ownership of real estate, including changes in national, regional or local economic, demographic or real estate market conditions. We are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease real properties or dispose of them. In addition, rising interest rates could also make alternative interest-bearing and other investments more attractive, and therefore, potentially lower the relative value of our existing real estate investments. These conditions, or others we cannot predict, may adversely affect our results of operations, our ability to pay distributions to our stockholders or reduce the value of our stockholders' investment.
If we acquire real estate at a time when the real estate market is experiencing substantial influxes of capital investment and competition for income-producing properties, such real estate investments may not appreciate or may decrease in value.
Although the real estate market has been experiencing severe dislocations, in the future the market may experience a substantial influx of capital from investors. Any substantial flow of capital, combined with significant competition for income producing real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment in the future, we will be subject to the risk that the value of such investments may not appreciate or may decrease significantly below the amount we paid for such investment.

A significant portion of our annual base rent may be concentrated in a small number of tenants. Therefore, non-renewals, terminations or lease defaults by any of these significant tenants could reduce our net income and limit our ability to make distributions to our stockholders.
As of August 8 2014, rental payments by two of our tenants, Emory Specialty Associates, LLC and RMS Lifeline, Inc., accounted for approximately 43.8% of our annual base rent. The success of our investments materially depends upon the financial stability of the tenants leasing the properties we own. Therefore, a non-renewal after the expiration of a lease term, termination, default or other failure to meet rental obligations by a significant tenant, such as Emory Specialty Associates, LLC and RMS Lifeline, Inc., would significantly lower our net income. These events could cause us to reduce the amount of distributions to our stockholders.
We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.
The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase and sale agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.
Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.
From time to time, we may attempt to acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction, we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns on real property; therefore, accumulating such cash could reduce our funds available for distributions to our stockholders. Any of the foregoing events may have an adverse effect on our operations.
Uninsured losses relating to real estate and lender requirements to obtain insurance may reduce our stockholders' returns.
There are types of losses relating to real estate, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. If any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure our stockholders that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for uninsured losses, we could suffer reduced earnings that would result in less cash to be distributed to our stockholders. In cases where we are required by mortgage lenders to obtain casualty loss insurance for catastrophic events or terrorism, such insurance may not be available, or may not be available at a reasonable cost, which could inhibit our ability to finance or refinance our properties. Additionally, if we obtain such insurance, the costs associated with owning a property would increase and could have a material adverse effect on the net income from the property, and, thus, the cash available for distribution to our stockholders.
Terrorist attacks and other acts of violence or war may affect the markets in which we operate and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to our stockholders.
Terrorist attacks may negatively affect our operations and our stockholders’ investments. We may acquire real estate assets located in areas that are susceptible to attack. These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the U.S. and worldwide financial markets and economy, all of which could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices, which could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to our stockholders.
Dramatic increases in insurance rates could adversely affect our cash flows and our ability to pay distributions to our stockholders.
We may not be able to obtain insurance coverage at reasonable rates due to high premium and/or deductible amounts. As a result, our cash flows could be adversely impacted due to these higher costs, which would adversely affect our ability to pay distributions to our stockholders.
Delays in the acquisition, development and construction of real properties may have adverse effects on our results of operations and our ability to pay distributions to our stockholders.
Delays we encounter in the selection, acquisition and development of real properties could adversely affect our stockholders' returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. If we engage in development or construction projects, we will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Therefore, our stockholders could suffer delays in the receipt of cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks if we make periodic progress payments or other advances to builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.
We are permitted to invest in a limited amount of unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. If we invest in unimproved real property that we intend to develop, our stockholders' investment would be subject to the risks associated with investments in unimproved real property.
If we contract with a development company for newly developed property, our earnest money deposit made to the development company may not be fully refunded.
We may acquire one or more properties under development. We anticipate that if we do acquire properties that are under development, we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties, and that we will be required to close the purchase of the property upon completion of the development of the property. We may enter into such a contract with the development company even if at the time we enter into the contract, we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we may not be required to close a purchase from the development company, and may be entitled to a refund of our earnest money, in the following circumstances:

•	the development company fails to develop the property;

•	all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

•	we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.
The obligation of the development company to refund our earnest money deposit will be unsecured, and we may not be able to obtain a refund of such earnest money deposit from it under these circumstances since the development company may be an entity without substantial assets or operations.

Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future.
Our advisor, subject to the oversight and approval of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time. We cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Because of the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure our stockholders that we will be able to sell our properties at a profit in the future. Additionally, we may incur prepayment penalties in the event we sell a property subject to a mortgage earlier than we otherwise had planned. Accordingly, the extent to which our stockholders will receive cash distributions and realize potential appreciation on our real estate investments will, among other things, be dependent upon fluctuating market conditions.
Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to our stockholders.
The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have adequate funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to our stockholders.
If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows from operations.
If we decide to sell any of our properties, in some instances we may provide financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default on its obligations under the financing, which could negatively impact cash flows from operations. Even in the absence of a purchaser default, the distribution of sale proceeds, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to our stockholders.
Our stockholders may not receive any profits resulting from the sale of one of our properties, or receive such profits in a timely manner, because we may provide financing to the purchaser of such property.
If we sell one of our properties during liquidation, our stockholders may experience a delay before receiving their share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage as partial payment. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property instead of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In many cases, we will receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. Therefore, our stockholders may experience a delay in the distribution to them of the proceeds of a sale until such time.
We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to our stockholders.
Because we intend to own and operate real estate, we will be subject to various federal, state and local environmental laws, ordinances and regulations. Under these laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including the release of asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real estate for personal injury or property damage associated with exposure to released hazardous substances. In addition, new or more stringent laws or stricter interpretations of existing laws could change the cost of compliance or liabilities and restrictions arising out of such laws. The cost of defending against these claims, complying with environmental regulatory requirements, conducting remediation of any contaminated property, or of paying personal injury claims could be substantial, which would reduce our liquidity and cash available for distribution to our stockholders. In addition, the presence of hazardous substances on a property or the failure to meet environmental regulatory requirements may materially impair our ability to use, lease or sell a property, or to use the property as collateral for borrowing.

Our real estate investments may be concentrated in medical office buildings, hospitals, skilled nursing facilities, senior housing or other healthcare-related facilities, making us more vulnerable economically than if our investments were diversified.
As a REIT, we will invest primarily in real estate. Within the real estate industry, we intend to acquire or selectively develop and own medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. We are subject to risks inherent in concentrating investments in real estate. These risks resulting from a lack of diversification become even greater as a result of our business strategy to invest to a substantial degree in healthcare-related facilities.
A downturn in the commercial real estate industry generally could significantly adversely affect the value of our properties. A downturn in the healthcare industry could negatively affect our lessees’ ability to make lease payments to us and our ability to pay distributions to our stockholders. These adverse effects could be more pronounced than if we diversified our investments outside of real estate or if our portfolio did not include a substantial concentration in medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities.
A high concentration of our properties in a particular geographic area would magnify the effects of downturns in that geographic area.
It is possible that a significant portion of our portfolio could be concentrated in a particular geographic area. In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately effects that geographic area would have a magnified adverse effect on our portfolio.
Certain of our properties may not have efficient alternative uses, so the loss of a tenant may cause us not to be able to find a replacement or cause us to spend considerable capital to adapt the property to an alternative use.
Some of the properties we have acquired and will seek to acquire are specialized medical facilities. If we or our tenants terminate the leases for these properties or our tenants lose their regulatory authority to operate such properties, we may not be able to locate suitable replacement tenants to lease the properties for their specialized uses. Alternatively, we may be required to spend substantial amounts to adapt the properties to other uses. Any loss of revenues or additional capital expenditures required as a result may have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to our stockholders.
Our medical office buildings, and future hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities and tenants may be unable to compete successfully.
Our medical office buildings, and future hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities often will face competition from nearby medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities that provide comparable services. Some of those competing facilities are owned by governmental agencies and supported by tax revenues, and others are owned by nonprofit corporations and may be supported to a large extent by endowments and charitable contributions. These types of support are not available to our buildings.
Similarly, our tenants will face competition from other medical practices in nearby hospitals and other medical facilities. Our tenants’ failure to compete successfully with these other practices could adversely affect their ability to make rental payments, which could adversely affect our rental revenues. Further, from time to time and for reasons beyond our control, referral sources, including physicians and managed care organizations, may change their lists of hospitals or physicians to which they refer patients. This could adversely affect our tenants’ ability to make rental payments, which could adversely affect our rental revenues.

Any reduction in rental revenues resulting from the inability of our medical office buildings, and future hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities and our tenants to compete successfully may have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to our stockholders.
A proposed change in U.S. accounting standards for leases could reduce the overall demand to lease our properties.
The existing accounting standards for leases require lessees to classify their leases as either capital or operating leases. Under a capital lease, both the leased asset, which represents the tenant’s right to use the property, and the contractual lease obligation are recorded on the tenant’s balance sheet if one of the following criteria are met: (i) the lease transfers ownership of the property to the lessee by the end of the lease term; (ii) the lease contains a bargain purchase option; (iii) the non-cancellable lease term is more than 75.0% of the useful life of the asset; or (iv) if the present value of the minimum lease payments equals 90.0% or more of the leased property’s fair value. If the terms of the lease do not meet these criteria, the lease is considered an operating lease, and no leased asset or contractual lease obligation is recorded by the tenant.
In order to address concerns raised by the SEC regarding the transparency of contractual lease obligations under the existing accounting standards for operating leases, the FASB and the International Accounting Standards Board, or the IASB, initiated a joint project to develop new guidelines to lease accounting. The FASB and IASB, or collectively, the Boards, issued an Exposure Draft on August 17, 2010 and a Revised Exposure Draft on May 16, 2013, or collectively, the Exposure Drafts, which propose substantial changes to the current lease accounting standards, primarily by eliminating the concept of operating lease accounting. As a result, a lease asset and obligation will be recorded on the tenant’s balance sheet for all lease arrangements. In addition, the Exposure Drafts will impact the method in which contractual lease payments will be recorded. In order to mitigate the effect of the proposed lease accounting, tenants may seek to negotiate certain terms within new lease arrangements or modify terms in existing lease arrangements, such as shorter lease terms or fewer extension options, which would generally have less impact on tenant balance sheets. Also, tenants may reassess their lease-versus-buy strategies. This could result in a greater renewal risk, a delay in investing proceeds from our offering, or shorter lease terms, all of which may negatively impact our operations and ability to pay distributions.
After receiving extensive comments on the Exposure Drafts, the Boards are considering all feedback received and are re-deliberating all significant issues through 2014.
Our costs associated with complying with the Americans with Disabilities Act may reduce our cash available for distributions.
The properties we will acquire may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. However, we cannot assure our stockholders that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to our stockholders.
Increased operating expenses could reduce cash flows from operations and funds available to acquire investments or pay distributions.
Any property that we acquire will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, insurance costs, repairs and maintenance costs, administrative costs and other operating expenses. Some of our property leases or future leases may not require the tenants to pay all or a portion of these expenses, in which event we may have to pay these costs. If we are unable to lease properties on terms that require the tenants to pay all or some of the properties’ operating expenses, if our tenants fail to pay these expenses as required or if expenses we are required to pay exceed our expectations, we could have less funds available for future acquisitions or cash available for distributions to our stockholders.

Our operating properties are subject to real and personal property taxes that may increase in the future, which could adversely affect our cash flows.
Our operating properties are subject to real and personal property taxes that may increase as tax rates change and as the operating properties are assessed or reassessed by taxing authorities. As the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the operating property and the operating property may be subject to a tax sale. In addition, we are generally responsible for real property taxes related to any vacant space.
Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.
All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.
Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate those substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to our stockholders.
Ownership of property outside the U.S. may subject us to different or greater risks than those associated with our domestic operations.
We will seek to acquire properties outside the U.S., although we will not invest more than 25.0% of our offering proceeds available for investment in international properties. International development, ownership, and operating activities involve risks that are different from those we face with respect to our domestic properties and operations. These risks include, but are not limited to, any international currency gain recognized with respect to changes in exchange rates may not qualify under the 75.0% gross income test or the 95.0% gross income test that we must satisfy annually in order to maintain our status as a REIT; challenges with respect to the repatriation of foreign earnings and cash; changes in foreign political, regulatory, and economic conditions, including regionally, nationally, and locally; challenges in managing international operations; challenges of complying with a wide variety of foreign laws and regulations, including those relating to real estate, corporate governance, operations, taxes, employment and legal proceedings; foreign ownership restrictions with respect to operations in countries; diminished ability to legally enforce our contractual rights in foreign countries; differences in lending practices and the willingness of domestic or foreign lenders to provide financing; regional or country-specific business cycles and economic instability; and changes in applicable laws and regulations in the U.S. that affect foreign operations. In addition, we have limited investing experience in international markets. If we are unable to successfully manage the risks associated with international expansion and operations, our results of operations and financial condition may be adversely affected.
Investments in properties or other real estate-related investments outside the U.S. would subject us to foreign currency risks, which may adversely affect distributions and our REIT status.
We may generate a portion of our revenue in foreign currencies. Revenues generated from any properties or other real estate-related investments we acquire or ventures we enter into relating to transactions involving assets located in markets outside the U.S. likely will be denominated in the local currency. Therefore, any investments we make outside the U.S. may subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. Dollar. As a result, changes in exchange rates of any such foreign currency to U.S. Dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of stockholders’ equity.
Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our status as a REIT.
Risks Related to the Healthcare Industry
The healthcare industry is heavily regulated and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make rent payments to us.
The healthcare industry is heavily regulated by federal, state and local governmental bodies. Our tenants generally will be subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, and relationships with physicians and other referral sources. Changes in these laws and regulations could negatively affect the ability of our tenants to make lease payments to us and our ability to pay distributions to our stockholders.
Many of our medical properties and their tenants may require a license or certificate of need, or CON, to operate. Failure to obtain a license or CON, or loss of a required license or CON, would prevent a facility from operating in the manner intended by the tenant. These events could materially adversely affect our tenants’ ability to make rent payments to us. State and local laws also may regulate expansion, including the addition of new beds or services or acquisition of medical equipment, and the construction of healthcare-related facilities, by requiring a CON or other similar approval. State CON laws are not uniform throughout the U.S. and are subject to change; therefore, this may adversely impact our tenants’ ability to provide services in different states. We cannot predict the impact of state CON laws on our development of facilities or the operations of our tenants.
In addition, state CON laws often materially impact the ability of competitors to enter into the marketplace of our facilities. The repeal of CON laws could allow competitors to freely operate in previously closed markets. This could negatively affect our tenants’ abilities to make rent payments to us.
In limited circumstances, loss of state licensure or certification or closure of a facility could ultimately result in loss of authority to operate the facility and require new CON authorization to re-institute operations. As a result, a portion of the value of the facility may be reduced, which would adversely impact our business, financial condition and results of operations and our ability to pay distributions to our stockholders.
Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us.
Sources of revenue for our tenants include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payors to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. In addition, the healthcare billing rules and regulations are complex, and the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government sponsored payment programs. Moreover, the state and federal governmental healthcare programs are subject to reductions by state and federal legislative actions. The American Taxpayer Relief Act of 2012 prevented the reduction in physician reimbursement of Medicare from being implemented in 2013. Therefore, the reduction of 27.0% for Medicare reimbursement to physicians that is related to the sustainable growth rate adjustment has been delayed until March 31, 2015. However, this is merely a delay in the implementation of the Medicare payment reduction to physicians and it may be implemented in 2015, which will adversely impact our tenants’ ability to make rental payments.
The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. It is possible that our tenants will continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to managed care payors, and general industry trends that include pressures to control healthcare costs. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement to managed care plans have resulted in an increase in the number of patients whose healthcare coverage is provided under managed care plans, such as health maintenance organizations and preferred provider organizations. In 2014, state insurance exchanges will be implemented which will provide a new mechanism for individuals to obtain insurance.  At this time, the number of payers that are participating in the state insurance exchanges varies, and in some regions there are very limited insurance plans available for individuals to choose from when purchasing insurance.  In addition, not all healthcare providers will maintain participation agreements with the payers that are participating in the state health insurance exchange.  Therefore, it is possible that our tenants may incur a change in their reimbursement if the tenant does not have a participation agreement with the state insurance exchange payers and a large number of individuals elect to purchase insurance from the state insurance exchange.  Further, the rates of reimbursement from the state insurance exchange payers to healthcare providers will vary greatly.  The rates of reimbursement will be subject to negotiation between the healthcare provider and the payer, which may vary based upon the market, the healthcare provider’s quality metrics, the number of providers participating in the area and the patient population, among other factors.  Therefore, it is uncertain whether healthcare providers will incur a decrease in reimbursement from the state insurance exchange, which may impact a tenant’s ability to pay rent.
In addition, the healthcare legislation passed in 2010 included new payment models with new shared savings programs and demonstration programs that include bundled payment models and payments contingent upon reporting on satisfaction of quality benchmarks. The new payment models will likely change how physicians are paid for services. These changes could have a material adverse effect on the financial condition of some or all of our tenants. The financial impact on our tenants could restrict their ability to make rent payments to us, which would have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

Some tenants of our medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities will be subject to fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to us.
There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Our lease arrangements with certain tenants may also be subject to these fraud and abuse laws. In order to support compliance with the fraud and abuse laws, our lease agreements may be required to satisfy the Stark Law exception and the Anti-Kickback Statute safe harbor for lease arrangements, which impacts the terms and conditions that may be negotiated in the lease arrangements.
These laws include:

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the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of any item or service reimbursed by Medicare or Medicaid;

•
the Federal Physician Self-Referral Prohibition, which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship;

•
the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs; and

•	the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties for certain fraudulent acts.
Each of these laws includes criminal and/or civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and/or exclusion from the Medicare and Medicaid programs. Certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Additionally, states in which the facilities are located may have similar fraud and abuse laws. Investigation by a federal or state governmental body for violation of fraud and abuse laws or imposition of any of these penalties upon one of our tenants could jeopardize that tenant’s ability to operate or to make rent payments, which may have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to our stockholders.
Adverse trends in healthcare provider operations may negatively affect our lease revenues and our ability to pay distributions to our stockholders.
The healthcare industry is currently experiencing:

•	changes in the demand for and methods of delivering healthcare services;

•	changes in third party reimbursement policies;

•	significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas;

•	increased expense for uninsured patients;

•	increased competition among healthcare providers;

•	increased liability insurance expense;

•	continued pressure by private and governmental payors to reduce payments to providers of services;

•	increased scrutiny of billing, referral and other practices by federal and state authorities;

•	changes in federal and state healthcare program payment models; and

•	increased emphasis on compliance with privacy and security requirements related to personal health information.
These factors may adversely affect the economic performance of some or all of our tenants and, in turn, our lease revenues and our ability to pay distributions to our stockholders.
Our healthcare-related tenants may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their rent payments to us.
As is typical in the healthcare industry, our healthcare-related tenants may often become subject to claims that their services have resulted in patient injury or other adverse effects. Many of these tenants may have experienced an increasing trend in the frequency and severity of professional liability and general liability insurance claims and litigation asserted against them. The insurance coverage maintained by these tenants may not cover all claims made against them nor continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation may not, in certain cases, be available to these tenants due to state law prohibitions or limitations of availability. As a result, these types of tenants of our medical office buildings, and future hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. We also believe that there has been, and will continue to be, an increase in governmental investigations of certain healthcare providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance is not available to cover such losses. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on a tenant’s financial condition. If a tenant is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if a tenant is required to pay uninsured punitive damages, or if a tenant is subject to an uninsurable government enforcement action, the tenant could be exposed to substantial additional liabilities, which may affect the tenant’s ability to pay rent, which in turn could have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to our stockholders.
Comprehensive healthcare reform legislation, the effects of which are not yet known, could materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders.
On March 23, 2010, the President signed into law the Patient Protection and Affordable Care Act of 2010, or the Patient Protection and Affordable Care Act, and on March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010, or the Reconciliation Act, which in part modified the Patient Protection and Affordable Care Act. Together, the two acts will serve as the primary vehicle for comprehensive healthcare reform in the U.S. The acts are intended to reduce the number of individuals in the U.S. without health insurance and effect significant other changes to the ways in which healthcare is organized, delivered and reimbursed. Included within the legislation is a limitation on physician-owned hospitals from expanding, unless the facility satisfies very narrow federal exceptions to this limitation. Therefore, if our tenants are physicians that own and refer to a hospital, the hospital would be limited in its operations and expansion potential, which may limit the hospital’s services and resulting revenues and may impact the owner’s ability to make rental payments. The legislation will become effective through a phased approach, having begun in 2010 and concluding in 2018, although several provisions of the legislation have been delayed, and additional delays are being considered. At this time, the effects of healthcare reform, its success or delay in implementation and its impact on our properties are not yet known but could materially adversely affect our business, financial condition, results of operations and ability to pay distributions to our stockholders.

Risks Related to Debt Financing
Increases in interest rates could increase the amount of our debt payments, and therefore, negatively impact our operating results.
Interest we will pay on our debt obligations will reduce cash available for distributions. Whenever we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to pay distributions to our stockholders. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.
To the extent we borrow at fixed rates or enter into fixed interest rate swaps, we will not benefit from reduced interest expense if interest rates decrease.
We are exposed to the effects of interest rate changes primarily as a result of borrowings we will use to maintain liquidity and fund expansion and refinancing of our real estate investment portfolio and operations. To limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk, we may borrow at fixed rates or variable rates depending upon prevailing market conditions. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument.
Hedging activity may expose us to risks.
We may use derivative financial instruments to hedge our exposure to changes in exchange rates and interest rates on loans secured by our assets. If we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. These derivative instruments are speculative in nature and there is no guarantee that they will be effective. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to our stockholders will be adversely affected.
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to our stockholders.
When providing financing, a lender may impose restrictions on us that affect our ability to incur additional debt and affect our distribution and operating strategies. We may enter into loan documents that contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our advisor. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.
Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.
We may finance or refinance our properties using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.
If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to refinance or sell properties on favorable terms, and to pay distributions to our stockholders.
Some of our future financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The refinancing or sale could affect the rate of return to our stockholders and the projected time of disposition of our assets. In an environment of increasing mortgage rates, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at a time a balloon payment is due. In addition, payments of principal and interest made to service our debts, including balloon payments, may leave us with insufficient cash to pay the distributions that we are required to pay to qualify as a REIT. Any of these results would have a significant, negative impact on our stockholders' investment.
Risks Related to Real Estate-Related Investments
The mortgage loans in which we may invest and the mortgage loans underlying the mortgage-backed securities in which we may invest may be impacted by unfavorable real estate market conditions, which could decrease their value.
If we acquire investments in mortgage loans or mortgage-backed securities, such investments will involve special risks relating to the particular borrower or issuer of the mortgage-backed securities and we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with real estate. If we acquire property by foreclosure following defaults under our mortgage loan investments, we will have the economic and liability risks as the owner described above. We do not know whether the values of the property securing any of our real estate-related investments will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.
Delays in liquidating defaulted mortgage loan investments could reduce our investment returns.
If there are defaults under our mortgage loan investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, we may not be able to repossess and sell the underlying properties quickly, which could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.
The commercial mortgage-backed securities in which we may invest are subject to several types of risks.
Commercial mortgage-backed securities are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities in which we may invest are subject to all the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of commercial mortgage-backed securities may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of commercial mortgage-backed securities may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, commercial mortgage-backed securities are subject to the credit risk associated with the performance of the underlying mortgage properties.
Commercial mortgage-backed securities are also subject to several risks created through the securitization process. Subordinate commercial mortgage-backed securities are paid interest-only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payments on subordinate commercial mortgage-backed securities will not be fully paid. Subordinate securities of commercial mortgage-backed securities are also subject to greater credit risk than those commercial mortgage-backed securities that are more highly rated.
The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real estate.
We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real estate or loans secured by a pledge of the ownership interests of either the entity owning the real estate or the entity that owns the interest in the entity owning the real estate. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real estate because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real estate and increasing the risk of loss of principal.
Real estate-related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in real estate or real estate-related assets.
We may invest in the common and preferred stock of both publicly traded and private unaffiliated real estate companies, which involves a higher degree of risk than debt securities due to a variety of factors, including the fact that such investments are subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with acquiring real estate-related investments discussed elsewhere in this report, including risks relating to rising interest rates.
We expect a portion of our real estate-related investments to be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.
We may acquire real estate-related investments in connection with privately negotiated transactions which are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.
Interest rate and related risks may cause the value of our real estate-related investments to be reduced.
Interest rate risk is the risk that fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. Our investment in such securities means that the net asset value and market price of the common stock may tend to decline if market interest rates rise.
During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our real estate-related investments.
If we liquidate prior to the maturity of our real estate-related investments, we may be forced to sell those investments on unfavorable terms or at a loss.
Our board of directors may choose to effect a liquidity event in which we liquidate our assets, including our real estate-related investments. If we liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at a loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we would likely sell such loans at a discount to their stated principal values.
Risks Related to Joint Ventures
The terms of joint venture agreements or other joint ownership arrangements into which we have and may enter could impair our operating flexibility or result in litigation or liability, which could materially adversely affect our results of operations.
In connection with the purchase of real estate, we may enter into joint ventures with third parties, including affiliates of our advisor. We may also purchase or develop properties in co-ownership arrangements with the sellers of the properties, developers or other persons. These structures involve participation in the investment by other parties whose interests and rights may not be the same as ours. Our joint venture partners may have rights to take some actions over which we have no control and may take actions contrary to our interests. Joint ownership of an investment in real estate may involve risks not associated with direct ownership of real estate, including the following:

•
a venture partner may at any time have economic or other business interests or goals which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in a joint venture or the timing of the termination and liquidation of the venture;

•	a venture partner might become bankrupt and such proceedings could have an adverse impact on the operation of the partnership or joint venture;

•	actions taken by a venture partner might have the result of subjecting the property to liabilities in excess of those contemplated; and

•
a venture partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to maintaining our qualification as a REIT.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could occur, which might adversely affect the joint venture or result in litigation or liability and decrease potential returns to our stockholders. If we have a right of first refusal or buy/sell right to buy out a venture partner, we may be unable to finance such a buy-out or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to purchase an interest of a venture partner subject to the buy/sell right, in which case we may be forced to sell our interest when we would otherwise prefer to retain our interest. In addition, we may not be able to sell our interest in a joint venture on a timely basis or on acceptable terms if we desire to exit the venture for any reason, particularly if our interest is subject to a right of first refusal of our venture partner.
We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flows or appreciation of an investment.
We may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to us otherwise than in direct proportion to our ownership interest in the joint venture. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flows up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flows than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flows, including appreciation, of an investment than we would receive. If we do not accurately judge the appreciation prospects of a particular investment or structure the venture appropriately, we may incur losses on joint venture investments or have limited participation in the profits of a joint venture investment, either of which could reduce our ability to pay cash distributions to our stockholders.
Federal Income Tax Risks
Failure to qualify as a REIT for federal income tax purposes would subject us to federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to pay distributions to our stockholders.
We intend to qualify and elect to be taxed as a REIT under the Code beginning with our taxable year ending December 31, 2014. To qualify as a REIT, we must meet various requirements set forth in the Code concerning, among other things, the ownership of our outstanding common stock, the nature of our assets, the sources of our income and the amount of our distributions to our stockholders. The REIT qualification requirements are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we will be successful in operating so as to qualify as a REIT. At any time, new laws, interpretations or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT. It is possible that future economic, market, legal, tax or other considerations may cause our board of directors to determine that it is not in our best interest to qualify as a REIT or maintain our qualification as a REIT, and to revoke our REIT election, which it may do without stockholder approval.
 If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to our stockholders because of the additional tax liability. In addition, distributions would no longer qualify for the distributions paid deduction, and we would no longer be required to pay distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and would substantially reduce our ability to pay distributions to our stockholders.
To qualify as a REIT and to avoid the payment of federal income and excise taxes, we may be forced to borrow funds, use proceeds from the issuance of securities (including our offering), or sell assets to pay distributions, which may result in our distributing amounts that may otherwise be used for our operations.
To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90.0% of our annual taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4.0% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85.0% of our ordinary income, (2) 95.0% of our capital gain net income and (3) 100% of our undistributed income from prior years.
These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds, use proceeds from the issuance of securities (including our offering) or sell assets in order to distribute enough of our taxable income to qualify as a REIT and to avoid the payment of federal income and excise taxes.
Our investment strategy may cause us to incur penalty taxes, lose our REIT status, or own and sell properties through taxable REIT subsidiaries, each of which would diminish the return to our stockholders.
In light of our investment strategy, it is possible that one or more sales of our properties may be “prohibited transactions” under provisions of the Code. If we are deemed to have engaged in a “prohibited transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business), all income that we derive from such sale would be subject to a 100% tax. The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax. A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than two years prior to its sale. Given our investment strategy, it is entirely possible, if not likely, that the sale of one or more of our properties will not fall within the prohibited transaction safe harbor.
If we desire to sell a property pursuant to a transaction that does not fall within the safe harbor, we may be able to avoid the 100% penalty tax if we acquired the property through a taxable REIT subsidiary, or TRS, or acquired the property and transferred it to a TRS for a non-tax business purpose prior to the sale (i.e., for a reason other than the avoidance of taxes). However, there may be circumstances that prevent us from using a TRS in a transaction that does not qualify for the safe harbor. Additionally, even if it is possible to effect a property disposition through a TRS, we may decide to forego the use of a TRS in a transaction that does not meet the safe harbor based on our own internal analysis, the opinion of counsel or the opinion of other tax advisors that the disposition will not be subject to the 100% penalty tax. In cases where a property disposition is not effected through a TRS, the Internal Revenue Service, or IRS, could successfully assert that the disposition constitutes a prohibited transaction, in which event all of the net income from the sale of such property will be payable as a tax and none of the proceeds from such sale will be distributable by us to our stockholders or available for investment by us.
Following the transfer of the property to a TRS, the TRS will operate the property and may sell such property and distribute the net proceeds from such sale to us, and we may distribute the net proceeds distributed to us by the TRS to our stockholders. Though a sale of the property by a TRS likely would eliminate the danger of the application of the 100% penalty tax, the TRS itself would be subject to a tax at the federal level, and potentially at the state and local levels, on the gain realized by it from the sale of the property as well as on the income earned while the property is operated by the TRS. This tax obligation would diminish the amount of the proceeds from the sale of such property that would be distributable to our stockholders. As a result, the amount available for distribution to our stockholders would be substantially less than if the REIT had operated and sold such property directly and such transaction was not characterized as a prohibited transaction. The maximum federal income tax rate applicable to corporations is currently 35.0%. Federal, state and local corporate income tax rates may be increased in the future, and any such increase would reduce the amount of the net proceeds available for distribution by us to our stockholders from the sale of property through a TRS after the effective date of any increase in such tax rates.
If we own too many properties through one or more of our TRSs, then we may lose our status as a REIT. As a REIT, the value of the securities we hold in all of our TRSs may not exceed 25.0% of the value of all of our assets at the end of any calendar quarter. If we determine it to be in our best interest to own a substantial number of our properties through one or more TRSs, then it is possible that the IRS may conclude that the value of our interests in our TRSs exceeds 25.0% of the value of our total assets at the end of any calendar quarter, and therefore, cause us to fail to qualify as a REIT. Additionally, as a REIT, no more than 25.0% of our gross income with respect to any year may be from sources other than real estate. Dividends paid to us from a TRS are considered to be non-real estate income. Therefore, we may fail to qualify as a REIT if dividends from all of our TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25.0% of our gross income with respect to such year. We will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our qualification as a REIT. Our failure to qualify as a REIT would adversely affect our stockholders' return on their investment.
Our stockholders may have a current tax liability on distributions they elect to reinvest in shares of our common stock.
If our stockholders participate in the DRIP, our stockholders will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless our stockholders are a tax-exempt entity, our stockholders may have to use funds from other sources to pay their tax liability on the value of the shares of common stock received.
Legislative or regulatory action with respect to taxes could adversely affect the returns to our investors.
In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal and state income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure our stockholders that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our stock or on the market value or the resale potential of our assets. Our stockholders are urged to consult with their own tax advisor with respect to the impact of recent legislation on their investment in our stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.
In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to our stockholders.
Even if we qualify as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain capital gains we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, our stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to our stockholders.
Distributions to tax-exempt stockholders may be classified as unrelated business taxable income, or UBTI.
Neither ordinary nor capital gain distributions with respect to the shares of our common stock nor gain from the sale of the shares of our common stock should generally constitute UBTI to a tax-exempt stockholder. However, there are certain exceptions to this rule. In particular:

•
part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as UBTI if the shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as UBTI;

•
part of the income and gain recognized by a tax exempt stockholder with respect to the shares of our common stock would constitute UBTI if the stockholder incurs debt in order to acquire the shares of our common stock; and

•
part or all of the income or gain recognized with respect to the shares of our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code may be treated as UBTI.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.
To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to pay distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution, or we may be required to liquidate otherwise attractive investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.
Foreign purchasers of shares of our common stock may be subject to FIRPTA tax upon the sale of their shares of our common stock.
A foreign person disposing of a U.S. real property interest, including shares of stock of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA, on the amount received from the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50.0% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure our stockholders that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, amounts received by foreign investors on a sale of shares of our common stock would be subject to FIRPTA tax, unless the shares of our common stock were traded on an established securities market and the foreign investor did not at any time during a specified period directly or indirectly own more than 5.0% of the value of our outstanding common stock.
Foreign stockholders may be subject to FIRPTA tax upon the payment of a capital gains dividend.
A foreign stockholder will likely be subject to FIRPTA upon the payment of any capital gain dividends by us if such gain is attributable to gain from sales or exchanges of U.S. real property interests.
Employee Benefit Plan, IRA, and Other Tax-Exempt Investor Risks
We, and our stockholders that are employee benefit plans, IRAs, annuities described in Sections 403(a) or (b) of the Code, Archer MSAs, health savings accounts, or Coverdell education savings accounts (referred to generally as Benefit Plans and IRAs) will be subject to risks relating specifically to our having such Benefit Plan and IRA stockholders, which risks are discussed below.
If our stockholders fail to meet the fiduciary and other standards under the Employee Retirement Income Security Act, or ERISA, or the Code as a result of an investment in shares of our common stock, our stockholders could be subject to criminal and civil penalties.
There are special considerations that apply to Benefit Plans or IRAs investing in shares of our common stock. If our stockholders are investing the assets of a Benefit Plan or IRA in us, they should consider:

•	whether their investment is consistent with the applicable provisions of ERISA and the Code, or any other applicable governing authority in the case of a government plan;

•	whether their investment is made in accordance with the documents and instruments governing their Benefit Plan or IRA, including their Benefit Plan or IRA’s investment policy;

•	whether their investment satisfies the prudence, diversification and other requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	whether their investment will impair the liquidity needs and distribution requirements of the Benefit Plan or IRA;

•	whether their investment will constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code;

•	whether their investment will produce or result in UBTI, as defined in Sections 511 through 514 of the Code, to the Benefit Plan or IRA; and

•	their need to value the assets of the Benefit Plan or IRA annually in accordance with ERISA and the Code.
In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Code, a Benefit Plan or IRA purchasing shares of our common stock should consider the effect of the plan asset regulations of the U.S. Department of Labor. To avoid our assets from being considered plan assets under those regulations, our charter prohibits “benefit plan investors” from owning 25.0% or more of the shares of our common stock prior to the time that the common stock qualifies as a class of publicly-offered securities, within the meaning of the ERISA plan asset regulations. However, we cannot assure our stockholders that those provisions in our charter will be effective in limiting benefit plan investor ownership to less than the 25.0% limit. For example, the limit could be unintentionally exceeded if a benefit plan investor misrepresents its status as a benefit plan. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA and/or the Code) with respect to a Benefit Plan or IRA purchasing shares of our common stock, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA and/or the Code) of our stockholders' Benefit Plan or IRA, our stockholders should not purchase shares of our common stock unless an administrative or statutory exemption applies to their purchase.
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.
Unregistered Sales of Equity Securities
On May 14, 2014, we issued an aggregate of 10,000 shares of restricted common stock to our independent directors upon their election to our board of directors, after having raised the minimum offering in our initial public offering and upon the initial release of such funds from escrow. These shares of restricted common stock were issued pursuant to our incentive plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. These restricted common stock awards vested 20.0% on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant.
Use of Public Offering Proceeds
Our Registration Statement on Form S-11 (File No. 333-186073), covering a public offering of up to $1,900,000,000 in shares of our common stock, was declared effective under the Securities Act of 1933 on February 26, 2014. Griffin Capital Securities, Inc. is the dealer manager of our offering. We are offering to the public a maximum of $1,750,000,000 in shares of our common stock for $10.00 per share in our primary offering and up to $150,000,000 in shares of our common stock pursuant to the DRIP for $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering in our offering between the primary offering and the DRIP.
As of June 30, 2014, we had received and accepted subscriptions in our offering for 4,552,960 shares of our common stock, or approximately $45,332,000, excluding subscriptions from residents of Pennsylvania (who were not admitted as stockholders until August 05, 2014, when we had received and accepted subscriptions aggregating at least $87,500,000) and shares of our common stock issued pursuant to the DRIP. As of June 30, 2014, a total of $11,000 in distributions were reinvested pursuant to the DRIP and 1,130 shares of our common stock were issued pursuant to the DRIP.
As of June 30, 2014, we had incurred other offering expenses of $911,000 to our advisor and its respective affiliates in connection with our offering. In addition, as of June 30, 2014, we had incurred selling commissions of $3,017,000 and dealer manager fees of $1,339,000 to Griffin Securities, an unaffiliated entity. Such commissions, fees and reimbursements are charged to stockholders’ equity as such amounts are reimbursed from the gross proceeds of our offering. The cost of raising funds in our offering as a percentage of gross proceeds received in our offering was 11.6% as of June 30, 2014 and will not exceed 12.0% in the aggregate. As of June 30, 2014, net offering proceeds in our offering were $40,076,000, including proceeds from the DRIP and after deducting offering expenses.
As of June 30, 2014, $201,000 remained payable to our advisor or its affiliates for costs related to our offering.
As of June 30, 2014, we had used $5,502,000 in proceeds from our offering to purchase properties from unaffiliated third parties, $126,000 to pay acquisition related expenses and $200,000 to pay real estate deposits for proposed future acquisitions.
Purchase of Equity Securities by the Issuer and Affiliated Purchasers
During the period covered by this Quarterly Report on Form 10-Q, we did not receive any requests pursuant to our share repurchase plan and did not repurchase any of our securities.

Item 3. Defaults Upon Senior Securities.
None.

Item 4. Mine Safety Disclosures.
Not applicable.

Item 5. Other Information.
None.

Item 6. Exhibits.
The exhibits listed on the Exhibit Index (following the signatures section of this Quarterly Report on Form 10-Q) are included, or incorporated by reference, in this Quarterly Report on Form 10-Q.

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Griffin-American Healthcare REIT III, Inc. (Registrant)

August 8, 2014	By:	/s/ JEFFREY T. HANSON
Date		Jeffrey T. Hanson
Chief Executive Officer and Chairman of the Board of Directors
(principal executive officer)

August 8, 2014	By:	/s/ SHANNON K S JOHNSON
Date		Shannon K S Johnson
Chief Financial Officer
(principal financial officer and principal accounting officer)

EXHIBIT INDEX
Pursuant to Item 601(a)(2) of Regulation S-K, this Exhibit Index immediately precedes the exhibits.
The following exhibits are included, or incorporated by reference, in this Quarterly Report on Form 10-Q for the period ended June 30, 2014 (and are numbered in accordance with Item 601 of Regulation S-K).

3.1
Articles of Amendment and Restatement of Griffin-American Healthcare REIT III, Inc. dated January 15, 2014 (included as Exhibit 3.1 to Pre-Effective Amendment No. 5 to our Registration Statement on Form S-11 (File No. 333-186073) filed January 16, 2014 and incorporated herein by reference)

3.2
Bylaws of Griffin-American Healthcare REIT III, Inc. (included as Exhibit 3.2 to our Registration Statement on Form S-11 (File No. 333-186073) filed January 17, 2013 and incorporated herein by reference)

4.1
Form of Subscription Agreement of Griffin-American Healthcare REIT III, Inc. (included as Exhibit B to the prospectus dated February 26, 2014 filed pursuant to Rule 424(b)(3) (File No. 333-186073) on February 26, 2014 and incorporated herein by reference)

4.2
Distribution Reinvestment Plan of Griffin-American Healthcare REIT III, Inc. (included as Exhibit C to the prospectus dated February 26, 2014 filed pursuant to Rule 424(b)(3) (File No. 333-186073) on February 26, 2014 and incorporated herein by reference)

4.3
Share Repurchase Plan of Griffin-American Healthcare REIT III, Inc. (included as Exhibit D to the prospectus dated February 26, 2014 filed pursuant to Rule 424(b)(3) (File No. 333-186073) on February 26, 2014 and incorporated herein by reference)

4.4
Escrow Agreement by and between Griffin-American Healthcare REIT III, Inc., Griffin Capital Securities, Inc. and UMB Bank, N.A., dated February 26, 2014 (included as Exhibit 4.4 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed on May 7, 2014 and incorporated herein by reference)

10.1
Real Estate Purchase Agreement and Escrow Instructions by and between 5461 Hillandale, LLC and McWhirter Realty Partners, LLC, Griffin-American Healthcare REIT III Advisor, LLC, and Chicago Title Insurance Company, dated April 28, 2014 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on May 14, 2014 and incorporated herein by reference)

10.2
Real Estate Purchase Agreement and Escrow Instructions by and between Stockbridge 225, LLC and Robert Preston and Mark Errol Copilevitz, Griffin-American Healthcare REIT III Advisor, LLC, and First American Title Insurance Company, dated May 9, 2014 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on May 14, 2014 and incorporated herein by reference)

10.3
Real Estate Purchase Agreement and Escrow Instructions by and between James Ronald Eaton and Janice Eaton Bates, as Trustees of the Ronald J. Eaton Testamentary Trust, BBE&F LLC and Larry Braden, Griffin-American Healthcare REIT III Advisor, LLC, and First American Title Insurance Company, dated May 13, 2014 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on May 14, 2014 and incorporated herein by reference)

10.4
Assignment and Assumption of Real Estate Purchase Agreement and Escrow Instructions by and between Griffin-American Healthcare REIT III Advisor, LLC and GAHC3 Lithonia GA MOB, LLC, dated May 14, 2014 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on May 14, 2014 and incorporated herein by reference)

10.5
Assignment and Assumption of Real Estate Purchase Agreement and Escrow Instructions by and between Griffin-American Healthcare REIT III Advisor, LLC and GAHC3 Stockbridge GA MOB, LLC, dated May 14, 2014 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on May 14, 2014 and incorporated herein by reference)

10.6
Assignment and Assumption of Real Estate Purchase Agreement and Escrow Instructions by and between Griffin-American Healthcare REIT III Advisor, LLC and GAHC3 Acworth GA MOB, LLC, dated May 14, 2014 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on May 14, 2014 and incorporated herein by reference)

31.1*	Certification of Chief Executive Officer, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2*	Certification of Chief Financial Officer, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1**	Certification of Chief Executive Officer, pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002

32.2**	Certification of Chief Financial Officer, pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002

101.INS***	XBRL Instance Document

101.SCH***	XBRL Taxonomy Extension Schema Document

101.CAL***	XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB***	XBRL Taxonomy Extension Label Linkbase Document

101.PRE***	XBRL Taxonomy Extension Presentation Linkbase Document

101.DEF***	XBRL Taxonomy Extension Definition Linkbase Document
_________

*	Filed herewith.
**
Furnished herewith. In accordance with Item 601(b)(32) of Regulation S-K, this Exhibit is not deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Such certifications will not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the registrant specifically incorporates it by reference.

***
Furnished herewith. XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.